As filed with the U.S. Securities and Exchange Commission on November 18, 2022     Investment Company Act File No. 811-07428

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 225	☒
(Check appropriate box or boxes)

VOYA MUTUAL FUNDS

(Exact Name of Registrant as Specified in Charter)

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258-2034

(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (800) 992-0180

Huey P. Falgout, Jr., Esq.

Voya Investments, LLC

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258-2034

(Name and Address of Agent for Service)

With copies to:

Elizabeth J. Reza, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

It is intended that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This filing relates solely to Voya VACS Series EME Fund (the "Fund"), a series of Voya Mutual Funds (the "Registrant"). No information contained herein is intended to amend or supersede any prior filing relating to any other series of the Registrant. The Fund's shares described in this Registration Statement are not registered under the Securities Act of 1933 (the "1933 Act") because the shares are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may only be made by "accredited investors," as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of the Prospectus, Statement of Additional Information and Part C, none of which is to be used or distributed as a standalone document.

2

VOYA MUTUAL FUNDS

VOYA VACS SERIES EME FUND

Ticker: VVIFX

PROSPECTUS

Date: November 18, 2022

Item 1. Front and Back Cover Pages

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 2. Risk/Return Summary: Investment Objectives/Goals

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 3. Risk/Return Summary: Fee Table

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 4. Risk/Return Summary: Investments, Risks, and Performance

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 5. Management

Information about the current persons jointly and primarily responsible for the day-to-day management of the Fund's portfolio is shown below:

Investment Adviser: Voya Investments, LLC (the "Adviser").

Name	Title with Adviser	Date Began Managing the Fund
Paul Zemsky, CFA	Portfolio Manager	11/2022
Investment Sub-Advisers
Delaware Investments Fund Advisers ("DIFA")
Name	Title with Sub-Adviser	Date Began Managing the Fund
Liu-Er Chen, CFA	Portfolio Manager	11/2022
Van Eck Associates Corporation ("VanEck")
Name	Title with Sub-Adviser	Date Began Managing the Fund
David A. Semple	Portfolio Manager	11/2022
Angus Shillington	Assistant Portfolio Manager	11/2022
Voya Investment Management Co. LLC. ("Voya IM")
Name	Title with Sub-Adviser	Date Began Managing the Fund
Steve Wetter	Portfolio Manager	11/2022
Kai Yee Wong	Portfolio Manager	11/2022

Item 6. Purchase and Sale of Fund Shares

Shares of the Fund are not offered directly to the public and may only be purchased by "accredited investors," as defined in Regulation D under the Securities Act of 1933 (the "1933 Act"). Currently, shares of the Fund are offered only to: (1) other investment companies registered under the Investment Company Act of 1940 (the "1940 Act") in the Voya family of funds; (2) collective investment trusts or common investment trusts sponsored or managed by Voya affiliated entities; (3) investors through separate accounts managed by Voya affiliated entities; and (4) other investment companies registered under the 1940 Act outside the Voya family of funds managed or sub-advised by a Voya affiliated entity. Shares may be purchased or sold on any business day when the New York Stock Exchange opens for regular trading by contacting the Fund's transfer agent ("Transfer Agent").

1

Item 7. Tax Information

The Fund's distributions are generally taxable to you as ordinary income, capital gains, or a combination of the two, unless you are investing through a tax advantaged arrangement, such as a 401(k) plan or an IRA. If you are investing through a tax advantaged arrangement, you may be taxed upon withdrawals from that arrangement.

Item 8. Financial Intermediary Compensation

Not applicable, as the Fund does not pay financial intermediaries for the sale of Fund shares or related services.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Fund Holdings

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation. The Fund's investment objective is non-fundamental and may be changed by a vote of the Fund's Board, without shareholder approval. The Fund will provide 60 days' prior written notice of any change in a non-fundamental investment objective. There is no guarantee the Fund will achieve its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes) in equity securities of issuers in emerging markets. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy.

The Fund currently considers developing or emerging market countries to include most countries in the world except Australia, Canada, Japan, New Zealand, Hong Kong, Singapore, the United Kingdom, the United States, and most of the countries of Western Europe. An emerging market company is one (i) that is organized under the laws of, or has a principal place of business in, an emerging market; (ii) for which the principal securities market is in an emerging market; (iii) that derives at least 50% of its total revenues or profits from goods that are produced or sold, investments made, or services performed in an emerging market; or (iv) at least 50% of the assets of which are located in an emerging market. The Fund may invest in companies of any market capitalization.

 Equity securities may include common stock, preferred stock, convertible securities, depositary receipts, participatory notes, trust or partnership interests, warrants and rights to buy common stock, and privately placed securities. The Fund may also invest in real estate-related securities including real estate investment trusts and non-investment-grade bonds (high-yield or "junk bonds").

The Fund may invest in derivatives, including but not limited to, futures, options, swaps, and forward foreign currency exchange contracts as a substitute for securities in which the Fund can invest; to hedge various investments; to seek to reduce currency deviations, where practicable, for the purpose of risk management; to seek to increase the Fund's gains; and for the efficient management of cash flows.

The Fund may invest in securities denominated in U.S. dollars, other major reserve currencies, such as the euro, yen and pound sterling, and currencies of other countries in which it can invest. The Fund typically maintains full currency exposure to those markets in which it invests. However, the Fund may, from time to time, hedge a portion of its foreign currency exposure into the U.S. dollar.

The Fund may invest in other investment companies, including exchange-traded funds, to the extent permitted under the 1940 Act.

The Adviser allocates the Fund's assets to different sub-advisers. When selecting sub-advisers, the Investment Adviser takes into account a wide variety of factors and considerations, including among other things the investment strategy of a potential sub-adviser, its personnel, and its fit with other sub-advisers to the Fund. Among those, the Investment Adviser will typically consider the extent to which a potential sub-adviser takes into account environmental, social, and governance ("ESG") factors as part of its investment process. ESG factors will be only one of many considerations in the Investment Adviser's evaluation of any potential sub-adviser; the extent to which ESG factors will affect the Investment Adviser's decision to retain a sub-adviser, if at all, will depend on the analysis and judgment of the Investment Adviser.

2

Delaware Investments Fund Advisers ("DIFA"), Van Eck Associates Corporation ("VanEck"), and Voya Investment Management Co. LLC ("Voya IM") (each a "Sub-Adviser" and collectively the "Sub-Advisers") provide the day-to-day management of the Fund. The Sub-Advisers act independently of each other and use their own methodology for selecting investments. The Investment Adviser will determine the amount of Fund assets allocated to each Sub-Adviser.

Each Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.

The Fund may lend portfolio securities on a short-term or long-term basis, up to 33 1⁄3% of its total assets.

Delaware Investments Fund Advisers

DIFA believes that although market price and intrinsic business value are positively correlated in the long run, short-term divergences can emerge. DIFA seeks to take advantage of these divergences through a disciplined, fundamental, bottom-up approach. DIFA seeks to invest in companies with sustainable franchises when they are trading at a significant discount to DIFA's conservative intrinsic value estimate. DIFA also prefers companies that have large market opportunities in which to deploy capital, ensuring that they grow faster than the overall economy.

Fundamental bottom-up research is the core of the investment process. DIFA's fundamental research process can be broken down into two main components: analyzing a company's sustainability and assessing its intrinsic value. Sustainability analysis involves identification of a company's source of competitive advantage and the ability of its management to maximize its return potential. Intrinsic value assessment is typically quantitatively driven by a number of valuation methods including discounted cash flow, replacement cost, private market transaction, and multiples analysis. This bottom-up approach considers current and historical macro drivers that impact a firm's ability to generate returns over the long-term.

Van Eck Associates Corporation

VanEck selects emerging market countries that the Fund will invest in based on its evaluation of economic fundamentals, legal structure, political developments and other specific factors VanEck believes to be relevant. Utilizing qualitative and quantitative measures, VanEck seeks to invest in what it believes are reasonably-priced companies that have strong structural growth potential. VanEck seeks attractive investment opportunities in all areas of emerging markets, and utilizes a flexible investment approach across all market capitalizations. VanEck seeks to: (i) integrate financially-material ESG factors into the Fund's investment process; and (ii) reduce material exposure to issuers that VanEck deems controversial in the ESG universe.

Voya Investment Management Co. LLC

Voya IM employs a "passive management" approach designed to track the performance of the FTSE Emerging Plus Korea Select Factor Index ("Index"). The Index is designed to capture risk premium through exposure to five factors that contribute to emerging market equity performance. These five factors include Momentum, Quality, Size, Value and Low Volatility. As a result of the five factor selection process, the Index may be focused in one or more industries, which may change from time to time. As of December 31, 2021, a portion of the Index was focused in the information technology sector.

Voya IM seeks to replicate the performance of the Index, meaning it generally will invest in all of the securities in the Index in weightings consistent with that of the Index. The Fund's portfolio may not always hold all of the same securities as the Index. Voya IM may also invest in exchange-traded funds, stock index futures and other derivatives as a substitute for the sale or purchase of securities in the Index and to provide equity exposure to the Fund's cash position. Although Voya IM attempts to track, as closely as possible, the performance of the Index, the Fund's portfolio does not always perform exactly like the Index. Unlike the Index, the Fund has operating expenses and transaction costs and therefore has a performance disadvantage versus the Index.

PRINCIPAL RISKS

All mutual funds involve risk - some more than others - and there is always the chance that you could lose money or not earn as much as you hope. The Fund's risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. Below is a discussion of the principal risks associated with certain of the types of securities in which the Fundo may invest and certain of the investment practices that

3

the Fund may use. For more information about these and other types of securities and investment techniques that may be used by the Fund, see Item 16.

Many of the investment techniques and strategies discussed herein are discretionary, which means that the Adviser or sub-adviser can decide whether to use them. The Fund may invest in these securities or use these techniques as part of the Fund's principal investment strategies. However, the Adviser or sub-adviser may also use these investment techniques or make investments in securities that are not a part of the Fund's principal investment strategies.

Any of the following risks, among others, could affect Fund performance or cause the Fund to lose money or to underperform market averages of other funds. The principal risks are presented in alphabetical order to facilitate readability, and their order does not imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk.

Company: The price of a company's stock could decline or underperform for many reasons including, among others, poor management, financial problems, reduced demand for the company's goods or services, regulatory fines and judgments, or business challenges. If a company is unable to meet its financial obligations, declares bankruptcy or becomes insolvent, its stock could become worthless.

Convertible Securities: Convertible securities are securities that are convertible into or exercisable for common stocks at a stated price or rate. Convertible securities are subject to the usual risks associated with debt instruments, such as interest rate risk and credit risk. In addition, because convertible securities react to changes in the value of the underlying stock, they are subject to market risk. The value of a convertible security will normally fluctuate in some proportion to changes in the value of the underlying stock because of the conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying stock. Convertible securities may be rated below investment grade and therefore may be subject to greater levels of credit risk and liquidity risk. In the event the issuer of a convertible security is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, the Fund could lose money; such events may also have the effect of reducing the Fund's distributable income. There is a risk that the Fund may convert a convertible security at an inopportune time, which may decrease the Fund's returns.

Credit: The Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivative contract, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations. Asset-backed (including mortgage-backed) securities that are not issued by U.S. government agencies may have a greater risk of default because neither the U.S. government nor an agency or instrumentality of the U.S. government has guaranteed them. The credit quality of typical asset-backed securities depends primarily on the credit quality of the underlying assets and the structural support (if any) provided to the securities.

Currency: To the extent that the Fund invests directly or indirectly in foreign (non-U.S.) currencies or in securities denominated in, or that trade in, foreign (non-U.S.) currencies, it is subject to the risk that those foreign (non-U.S.) currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged by the Fund through foreign currency exchange transactions. Currency rates may fluctuate significantly over short periods of time. Currency rates may be affected by changes in market interest rates, intervention (or the failure to intervene) by the U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, by the imposition of currency controls, or other political or economic developments in the United States or abroad.

Derivative Instruments: Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Fund. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Fund and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Fund may not realize the intended benefits. When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment. Generally, derivatives are sophisticated financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, reference rate, or

4

index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Fund may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty's ability or willingness to perform its obligations; any deterioration in the counterparty's creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Fund to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market's movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other countries outside of the European Union, including the United Kingdom) has implemented similar requirements, which may affect the Fund when it enters into a derivatives transaction with a counterparty organized in that country or otherwise subject to that country's derivatives regulations. Because these requirements are relatively new and evolving (and some of the rules are not yet final), their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the Fund to new kinds of costs and risks.

Environmental, Social and Governance (Equity): The Sub-Adviser's consideration of ESG factors in selecting investments for the Fund is based on information that is not standardized, some of which can be qualitative and subjective by nature. The Sub-Adviser's assessment of ESG factors in respect of a company may rely on third party data that might be incorrect or based on incomplete or inaccurate information. There is no minimum percentage of the Fund's assets that will be invested in companies that the Sub-Adviser views favorably in light of ESG factors, and the Sub-Adviser may choose not to invest in companies that compare favorably to other companies on the basis of ESG factors. It is possible that the Fund will have less exposure to certain companies due to the Sub-Adviser's assessment of ESG factors than other comparable mutual funds. There can be no assurance that an investment selected by the Sub-Adviser, which includes its consideration of ESG factors, will provide more favorable investment performance than another potential investment, and such an investment may, in fact, underperform other potential investments.

Environmental, Social and Governance (Multi-Manager): The Investment Adviser's consideration of ESG factors in selecting sub-advisers for the Fund is based on information that is not standardized, some of which can be qualitative and subjective by nature. There is no minimum percentage of the Fund's assets that will be allocated to sub-advisers that consider ESG factors as part of their investment processes, and the Investment Adviser may choose to select sub-advisers that do not consider ESG factors as part of their investment processes. It is possible that the Fund will have less exposure to ESG-focused strategies than other comparable mutual funds. There can be no assurance that a sub-adviser selected by the Investment Adviser, which includes its consideration of ESG factors, will provide more favorable investment performance than another potential sub- adviser, and such a sub-adviser may, in fact, underperform other potential sub-advisers.

Focused Investing (Index): To the extent that the Fund's index is substantially composed of securities in a particular industry, sector, market segment, or geographic area, the Fund may allocate its investments to approximately the same extent as the index. As a result, the Fund may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry, sector, market segment, or geographic area in which the Fund focuses its investments, and if securities of such industry, sector, market segment, or geographic area fall out of favor, the Fund could underperform, or be more volatile than, a fund that has greater diversification.

•Technology Sector: Investments in companies involved in the technology sector are subject to significant competitive pressures, such as aggressive pricing of products or services, new market entrants, competition for market share, short product cycles due to an accelerated rate of technological developments, evolving industry standards, changing customer demands, and the potential for limited earnings and/or falling profit margins. The failure of a company to adapt to such changes could have a material adverse effect on the company's business, results of operations, and financial condition. These companies also face the risks that new services, equipment, or technologies will not be accepted by consumers and businesses or will become rapidly obsolete. These factors can affect the profitability of these companies and, as a result, the values of their securities. Many companies involved in the technology sector have limited operating histories, and prices of these companies' securities

5

historically have been more volatile than those of many other companies' securities, especially over the short term.

Foreign (Non-U.S.) Investments/Developing and Emerging Markets: To the extent the Fund invests in securities of issuers in markets outside the United States, its share price may be more volatile than if it invested in securities of issuers in the U.S. market due to, among other things, the following factors: comparatively unstable political, social and economic conditions and limited or ineffectual judicial systems; wars; comparatively small market sizes, making securities less liquid and securities prices more sensitive to the movements of large investors and more vulnerable to manipulation; governmental policies or actions, such as high taxes, restrictions on currency movements, replacement of currency, potential for default on sovereign debt, trade or diplomatic disputes, which may include the imposition of economic sanctions or other measures by the United States or other governments and supranational organizations, creation of monopolies, and seizure of private property through confiscatory taxation and expropriation or nationalization of company assets; incomplete, outdated, or unreliable information about securities issuers due to less stringent market regulation and accounting, auditing and financial reporting standards and practices; comparatively undeveloped markets and weak banking and financial systems; market inefficiencies, such as higher transaction costs, and administrative difficulties, such as delays in processing transactions; and fluctuations in foreign currency exchange rates, which could reduce gains or widen losses. Economic or other sanctions imposed on a foreign (non-U.S.) country or issuer by the United States, or on the United States by a foreign (non-U.S.) country, could impair the Fund's ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. In addition, foreign withholding or other taxes could reduce the income available to distribute to shareholders, and special U.S. tax considerations could apply to foreign (non-U.S.) investments. Depositary receipts are subject to risks of foreign (non-U.S.) investments and might not always track the price of the underlying foreign (non-U.S.) security. Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country, or region may adversely impact investments or issuers in another market, country, or region. Foreign (non-U.S.) investment risks may be greater in developing and emerging markets than in developed markets, for such reasons as social or political unrest, heavy economic dependence on international aid, agriculture or exports (particularly commodities), undeveloped or overburdened infrastructures and legal systems, vulnerability to natural disasters, significant and unpredictable government intervention in markets or the economy, volatile currency exchange rates, currency devaluations, runaway inflation, environmental problems, business practices that depart from norms for developed countries, and generally less developed or liquid markets. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign (non-U.S.) countries. Investors in foreign (non-U.S.) countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign (non-U.S.) issuers or persons is limited. In March 2017, the United Kingdom ("UK") formally notified the European Council of its intention to leave the EU and on January 31, 2020 withdrew from the EU (commonly known as "Brexit"). On December 30, 2020, the UK voted in favor of the UK-EU Trade and Cooperation Agreement. The agreement governs the new relationship between the UK and the EU with respect to trading goods and services but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is considerable uncertainty about the potential consequences of Brexit and how the financial markets will react. As this process unfolds, markets may be further disrupted. Given the size and importance of the UK's economy, uncertainty about its legal, political, and economic relationship with the remaining member states of the EU may continue to be a source of instability.

Growth Investing: Prices of growth-oriented stocks are more sensitive to investor perceptions of the issuer's growth potential and may fall quickly and significantly if investors suspect that actual growth may be less than expected. There is a risk that funds that invest in growth-oriented stocks may underperform other funds that invest more broadly. Growth-oriented stocks tend to be more volatile than value-oriented stocks, and may underperform the market as a whole over any given time period. Growth-oriented stocks typically sell at relatively high valuations as compared to other types of securities. Securities of growth companies may be more volatile than other stocks because they usually invest a high portion of earnings in their business, and they may lack the dividends of value-oriented stocks that can cushion stock prices in a falling market. The market may not favor growth-oriented stocks or may not favor equities at all. In addition, earnings disappointments may lead to sharply falling prices because investors buy growth-oriented stocks in anticipation of superior earnings growth. Historically, growth-oriented stocks have been more volatile than value-oriented stocks.

6

High-Yield Securities: Lower-quality securities (including securities that have fallen below investment grade and are classified as "junk bonds" or "high-yield securities") have greater credit risk and liquidity risk than higher- quality (investment grade) securities, and their issuers' long-term ability to make payments is considered speculative. Prices of lower-quality bonds or other debt instruments are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity risk and price volatility.

Index Strategy: The index selected may underperform the overall market. To the extent the Fund seeks to track an index's performance, the Fund will not use defensive strategies or attempt to reduce its exposure to poor performing securities in the index. To the extent the Fund's investments track its target index, such Fund may underperform other funds that invest more broadly. Errors in index data, index computations or the construction of the index in accordance with its methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the Fund. The correlation between the Fund's performance and index performance may be affected by the Fund's expenses and the timing of purchases and redemptions of the Fund's shares. In addition, the Fund's actual holdings might not match the index and the Fund's effective exposure to index securities at any given time may not precisely correlate.

Interest Rate: A rise in market interest rates generally results in a fall in the value of bonds and other fixed rate debt instruments; conversely, values generally rise as market interest rates fall. The higher the credit quality of the instrument, and the longer its maturity or duration, the more sensitive it is likely to be to changes in market interest rates. Duration is a measure of sensitivity of the price of a debt instrument to a change in interest rate. As of the date of this Prospectus, the United States is experiencing a rising market interest rate environment, which may increase the Fund's exposure to risks associated with rising market interest rates. Rising market interest rates have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility. To the extent that the Fund invests in fixed-income securities, an increase in market interest rates may lead to increased redemptions and increased portfolio turnover, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in fixed-income markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the fixed-income markets. Further, recent and potential future changes in government policy may affect interest rates. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose fixed-income and related markets to heightened volatility. Changes to monetary policy by the Federal Reserve Board or other regulatory actions could expose fixed-income and related markets to heightened volatility, interest rate sensitivity, and reduced liquidity, which may impact the Fund's operations and return potential.

Investing through Stock Connect: Shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange ("China A-Shares") may be purchased directly or indirectly through the Shanghai-Hong Kong Stock Connect ("Stock Connect"), a mutual market access program designed to, among other things, enable foreign investment in the People's Republic of China ("PRC") via brokers in Hong Kong. There are significant risks inherent in investing in China A-Shares through Stock Connect. The underdeveloped state of PRC's investment and banking systems subjects the settlement, clearing, and registration of China A-Shares transactions to heightened risks. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if either or both markets are closed on a U.S. trading day, the Fund may not be able to dispose of its China A-Shares in a timely manner, which could adversely affect the Fund's performance.

The Chinese economy is generally considered an emerging and volatile market. Significant portions of the Chinese securities markets may become rapidly illiquid because Chinese issuers have the ability to suspend the trading of their equity securities under certain circumstances, and have shown a willingness to exercise that option in response to market volatility, epidemics, pandemics, adverse economic, market or political events, and other events. In addition, there may be restrictions on investments in Chinese companies. For example, on November 12, 2020, the President of the United States of America signed an Executive Order prohibiting U.S. persons from purchasing or investing in publicly-traded securities of companies identified by the U.S. government as "Communist Chinese military companies." The list of such companies can change from time to time, and as

7

a result of forced selling or inability to participate in an investment the investment adviser otherwise believes is attractive, the Fund may incur losses.

Investment Model: A manager's proprietary model may not adequately take into account existing or unforeseen market factors or the interplay between such factors. Proprietary models used by a manager to evaluate securities or securities markets are based on the manager's understanding of the interplay of market factors and do not assure successful investment. The markets, or the price of individual securities, may be affected by factors not foreseen in the construction of the models. Volatility management techniques may not always be successful in reducing volatility, may not protect against market declines, and may limit the Fund's participation in market gains, negatively impacting performance even during periods when the market is rising. During sudden or significant market rallies, such underperformance may be significant. Moreover, volatility management strategies may increase portfolio transaction costs, which may increase losses or reduce gains. The Fund's volatility may not be lower than that of the Index during all market cycles due to market factors. Funds that are actively managed, in whole or in part, according to a quantitative investment model can perform differently from the market, based on the investment model and the factors used in the analysis, the weight placed on each factor, and changes from the factors' historical trends. Mistakes in the construction and implementation of the investment models (including, for example, data problems and/or software issues) may create errors or limitations that might go undetected or are discovered only after the errors or limitations have negatively impacted performance. There is no guarantee that the use of these investment models will result in effective investment decisions for the Fund.

Liquidity: If a security is illiquid, the Fund might be unable to sell the security at a time when the Fund's manager might wish to sell, or at all, which could cause the Fund to lose money. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, exposing the Fund to the risk that the prices at which it sells illiquid securities will be less than the prices at which they were valued when held by the Fund. The prices of illiquid securities may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress.

Market: Stock prices may be volatile or have reduced liquidity in response to real or perceived impacts of factors including, but not limited to, economic conditions, changes in market interest rates, and political events. Stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. Any given stock market segment may remain out of favor with investors for a short or long period of time, and stocks as an asset class may underperform bonds or other asset classes during some periods. Additionally, legislative, regulatory, or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs and impair the ability of the Fund to achieve its investment objectives.

Market Capitalization: Stocks fall into three broad market capitalization categories: large, mid, and small. Investing primarily in one category carries the risk that, due to current market conditions, that category may be out of favor with investors. If valuations of large-capitalization companies appear to be greatly out of proportion to the valuations of mid- or small-capitalization companies, investors may migrate to the stocks of mid- and small-capitalization companies causing a fund that invests in these companies to increase in value more rapidly than a fund that invests in large-capitalization companies. Investing in mid- and small-capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, more limited publicly available information, and a more limited trading market for their stocks as compared with large-capitalization companies. As a result, stocks of mid- and small-capitalization companies may be more volatile and may decline significantly in market downturns.

Market Disruption and Geopolitical: The Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the U.S. Wars, terrorism, global health crises and pandemics, and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short or long-term effects on U.S., and global economies and markets, generally. For example, the COVID-19 pandemic has resulted, and may continue to result, in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and markets. In addition, military action by Russia in Ukraine has, and may continue to, adversely affect global energy and

8

financial markets and therefore could affect the value of the Fund's investments, including beyond the Fund's direct exposure to Russian issuers or nearby geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict and could be substantial. Those events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. Any of these occurrences could disrupt the operations of the Fund and of the Fund's service providers.

Other Investment Companies: The main risk of investing in other investment companies, including exchange-traded funds ("ETFs"), is the risk that the value of an investment company's underlying investments might decrease. Shares of investment companies that are listed on an exchange may trade at a discount or premium from their net asset value. You will pay a proportionate share of the expenses of those other investment companies (including management fees, administration fees, and custodial fees) in addition to the expenses of the Fund. The investment policies of the other investment companies may not be the same as those of the Fund; as a result, an investment in the other investment companies may be subject to additional or different risks than those to which the Fund is typically subject.

ETFs are exchange-traded investment companies that are, in many cases, designed to provide investment results corresponding to an index. Additional risks of investments in ETFs include that: (i) an active trading market for an ETF's shares may not develop or be maintained; or (ii) trading may be halted if the listing exchanges' officials deem such action appropriate, the shares are delisted from an exchange, or the activation of market- wide "circuit breakers" (which are tied to large decreases in stock prices) halts trading of an ETF's shares. Other investment companies include Holding Company Depositary Receipts ("HOLDRs"). Because HOLDRs concentrate in the stocks of a particular industry, trends in that industry may have a dramatic impact on their value.

Prepayment and Extension: Many types of debt instruments are subject to prepayment and extension risk. Prepayment risk is the risk that the issuer of a debt instrument will pay back the principal earlier than expected. This risk is heightened in a falling market interest rate environment. Prepayment may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a debt instrument subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Extension risk is the risk that the issuer of a debt instrument will pay back the principal later than expected. This risk is heightened in a rising market interest rate environment. This may negatively affect performance, as the value of the debt instrument decreases when principal payments are made later than expected. Additionally, the Fund may be prevented from investing proceeds it would have received at a given time at the higher prevailing interest rates.

Real Estate Company and Real Estate Investment Trusts: Investing in real estate companies and REITs may subject the Fund to risks similar to those associated with the direct ownership of real estate, including losses from casualty or condemnation, changes in local and general economic conditions, supply and demand, market interest rates, zoning laws, regulatory limitations on rents, property taxes, environmental problems, overbuilding, high foreclosure rates, and operating expenses in addition to terrorist attacks, wars, or other acts that destroy real property. Some REITs may invest in a limited number of properties, in a narrow geographic area or in a single property type, which increases the risk that the Fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, market interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for favorable tax treatment or regulatory exemptions. Investments in REITs are affected by the management skill and creditworthiness of the REIT. The Fund will indirectly bear its proportionate share of expenses, including management fees, paid by each REIT in which it invests.

Securities Lending: Securities lending involves two primary risks: "investment risk" and "borrower default risk." When lending securities, the Fund will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Fund will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Fund will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Fund to be more volatile. The use of leverage may increase expenses and increase the impact of the Fund's other risks.

9

The Fund seeks to minimize investment risk by limiting the investment of cash collateral to high-quality instruments of short maturity. In the event of a borrower default, the Fund will be protected to the extent the Fund is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities. The Fund is protected by its securities lending agent, which has agreed to indemnify the Fund from losses resulting from borrower default.

Value Investing: Securities that appear to be undervalued may never appreciate to the extent expected. Further, because the prices of value-oriented securities tend to correlate more closely with economic cycles than growth-oriented securities, they generally are more sensitive to changing economic conditions, such as changes in market interest rates, corporate earnings and industrial production. The manager may be wrong in its assessment of a company's value and the securities the Fund holds may not reach their full values. Risks associated with value investing include that a security that is perceived by the manager to be undervalued may actually be appropriately priced and, thus, may not appreciate and provide anticipated capital growth. The market may not favor value-oriented securities and may not favor equities at all. During those periods, the Fund's relative performance may suffer. There is a risk that funds that invest in value-oriented securities may underperform other funds that invest more broadly.

Further Information About Principal Risks

The following provides additional information about certain aspects of the principal risks described above.

Counterparty: The entity with which the Fund conducts portfolio-related business (such as trading or securities lending), or that under writes, distributes or guarantees investments or agreements that the Fund owns or is otherwise exposed to, may refuse or may become unable to honor its obligations under the terms of a transaction or agreement. As a result, that Fund may sustain losses and be less likely to achieve its investment objective. These risks may be greater when engaging in over-the-counter transactions or when the Fund conducts business with a limited number of counterparties.

Duration: One measure of risk for debt instruments is duration. Duration measures the sensitivity of a bond's price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a bond on a present value basis by incorporating into one measure a bond's yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable 7% coupon bond with a remaining maturity of 5 years is approximately 4.5 years and the duration of a non-callable 7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. For example, the price of a bond with an average duration of 4.5 years would be expected to fall approximately 4.5% if market interest rates rose by one percentage point. Conversely, the price of a bond with an average duration of 4.5 years would be expected to rise approximately 4.5% if market interest rates dropped by one percentage point.

Investment by Other Funds: Certain funds-of-funds, including some Voya funds, may invest in the Fund. If investments by these other funds result in large inflows or outflows of cash from the Fund, the Fund could be required to sell securities or invest cash at times, or in ways, that could, among other things, negatively impact its performance, speed the realization of capital gains, increase its portfolio turnover, affect the liquidity of its portfolio, or increase transaction costs. The manager will monitor transactions by such funds-of-funds and will attempt to minimize any adverse effects these transactions may have on the Fund. If shares of the Fund are purchased by another fund in reliance on Section 12(d)(1)(G) of the 1940 Act or Rule 12d1-4 thereunder and the Fund purchases shares of other investment companies in reliance on Rule 12d1-4, the Fund will not be able to make new investments in other funds, including private funds, if, as a result of such investment, more than 10% of the Fund's assets would be invested in other funds or private funds, subject to certain exceptions.

Leverage: Certain transactions and investment strategies may give rise to leverage. Such transactions and investment strategies include, but are not limited to: borrowing, dollar rolls, reverse repurchase agreements, loans of portfolio securities, short sales, and the use of when-issued, delayed deliver y or forward commitment transactions. The use of certain derivatives may also increase leveraging risk and, in some cases, adverse changes in the value or level of a derivative's underlying asset, rate, or index may result in potentially unlimited losses. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Fund to be more volatile than if the Fund had not been leveraged. The use of leverage may increase expenses and increase the impact of the Fund's other risks. The use of leverage may cause the Fund to liquidate portfolio

10

positions when it may not be advantageous to do so to satisfy its obligations or to meet regulator y requirements resulting in increased volatility of returns.

Manager: The Fund is subject to manager risk because it is an actively managed investment portfolio. The investment adviser, the sub-adviser or each individual portfolio manager will make judgments and apply investment techniques and risk analyses in making investment decisions, but there can be no guarantee that these decisions will produce the desired results. The Fund's portfolio may underperform other comparable funds because of portfolio management decisions related to, among other things, the selection of investments, portfolio construction, risk assessments, and/or the outlook on market trends and opportunities. Many managers of equity funds employ styles that are characterized as "value" or "growth." However, these terms can have different applications by different managers. One manager's value approach may be different from that of another, and one manager's growth approach may be different from that of another. For example, some value managers employ a style in which they seek to identify companies that they believe are valued at a more substantial or "deeper discount" to a company's net worth than other value managers. Therefore, some funds that are characterized as growth or value can have greater volatility than other funds managed by other managers in a growth or value style.

Operational: The Fund, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect the Fund and its shareholders, despite the efforts of the Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. Cyber-attacks, disruptions, or failures that affect the Fund's service providers, counterparties, market participants, or issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses or impairing the Fund's operations. Information relating to the Fund's investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, that such communications may not be secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

See Item 16 for a description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities.

Item 10. Management, Organization and Capital Structure

Voya Investments, LLC, an Arizona limited liability company, serves as the investment adviser to the Fund. The Adviser has overall responsibility for the management of the Fund. The Adviser oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services. The Adviser is registered with the SEC as an investment adviser.

The Adviser is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.

The Adviser's principal office is located at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. As of August 31, 2022, the Adviser managed approximately $77.7 billion in assets.

The following individual is responsible for day-to-day management of the Fund at the Adviser.

•Paul Zemsky Portfolio Manager, and Chief Investment Officer of Voya IM's Multi-Asset Strategies. Mr. Zemsky joined Voya IM in 2005 as head of derivative strategies.

Under an investment management agreement between the Adviser and the Fund, the Adviser is entitled to receive a fee for its services to the Fund.

The following table shows the annual management fee rate to be paid by the Fund to the Adviser:

11

Fund	Management Fee
Voya VACS Series EME Fund	0.00%

The Adviser is responsible for all of its own costs, including costs of the personnel required to carry out its duties. Because the Fund did not commence operations as of the fiscal year ended October 31, 2022, no advisory fees were paid by the Fund to the Adviser.

The Adviser has engaged one or more sub-advisers to provide the day-to-day management of the Fund's portfolio. One of these sub-advisers is an affiliate of the Adviser.

The Sub-Advisers are responsible for the Fund's day-to-day investment management subject to the Adviser's oversight. The Adviser has a sub-advisory agreement (the "Sub-Advisory Agreement") with each Sub- Adviser, pursuant to which the Adviser may obtain from the Sub-Adviser investment advice including factual information, research reports, investment recommendations and trading services.

A discussion regarding the basis for the Board's approval of the investment advisory and investment sub- advisory arrangements will be included in the Fund's unaudited semi-annual shareholder report to be dated April 30, 2023.

The Adviser acts as a "manager-of-managers" for the Fund. The Adviser has ultimate responsibility, subject to the oversight of the Fund's Board, to oversee any sub-advisers and to recommend the hiring, termination, or replacement of sub-advisers. The Fund and the Adviser have received exemptive relief from the SEC which permits the Adviser, with the approval of the Board but without obtaining shareholder approval, to enter into or materially amend a sub-advisory agreement with sub-advisers that are not affiliated with the Adviser ("non- affiliated sub-advisers") as well as sub-advisers that are indirect or direct, wholly-owned subsidiaries of the Adviser or of another company that indirectly or directly wholly owns the Adviser ("wholly-owned sub-advisers").

Consistent with the "manager-of-managers" structure, the Adviser delegates to the Sub-Advisers of the Fund the responsibility for day-to-day investment management subject to the Adviser's oversight. The Adviser is responsible for, among other things, monitoring the investment program and performance of the Sub-Advisers. Pursuant to the exemptive relief, the Adviser, with the approval of the Board, has the discretion to terminate any sub-adviser (including terminating a non-affiliated sub-adviser and replacing it with a wholly-owned sub-adviser), and to allocate and reallocate the Fund's assets among other sub-advisers.

The Adviser's selection of sub-advisers presents conflicts of interest. The Adviser will have an economic incentive to select sub-advisers that charge the lowest sub-advisory fees, to select sub-advisers affiliated with it, or to manage a portion of the Fund itself. The Adviser may retain an affiliated sub-adviser (or delay terminating an affiliated sub-adviser) in order to help that sub-adviser achieve or maintain scale in an investment strategy or increase its assets under management. The Adviser may select or retain a sub-adviser affiliated with it even in cases where another potential sub-adviser or an existing sub-adviser might charge a lower fee or have more favorable historical investment performance.

In the event that the Adviser exercises its discretion to replace a sub-adviser or appoint a new sub-adviser, the Fund will provide shareholders with information about the new sub-adviser and the new sub-advisory agreement within 90 days. The replacement of an existing sub-adviser or appointment of a new sub-adviser may be accompanied by a change to the name of the Fund and a change to the investment strategies of the Fund.

Asub-advisory agreement can be terminated by the Adviser, the Fund's Board, or the Sub-Adviser, provided that the conditions of such termination, as set forth in the agreement, are met. In addition, a sub-advisory agreement may be terminated by the Fund's shareholders. In the event a sub-advisory agreement is terminated, the Sub-Adviser(s) may be replaced, subject to any regulatory requirements, or the Adviser may assume day-to- day investment management of the Fund.

The "manager-of-managers" structure and reliance on the exemptive relief has been approved by the Fund's shareholders.

The Adviser allocates the Fund's assets to different sub-advisers. The Adviser may, from time to time, directly manage a portion of the Fund's assets to seek to manage the Fund's overall risk exposure to achieve the Fund's desired risk/return profile and to effect the Fund's investment strategies.

12

DIFA, VanEck, and Voya IM are the sub-advisers of Voya VACS Series EME Fund. Each sub-adviser makes investment decisions for the assets it has been allocated to manage. The Adviser may change the allocation of the Fund's assets between the Sub-Advisers as it determines necessary to pursue the Fund's investment objective.

The Adviser will determine what it believes to be the optimal allocation of the assets under management among the Fund's Sub-Advisers. Subsequent inflows and outflows will be allocated between the Fund's Sub- Advisers to maintain the Adviser's determined allocation.

DIFA

DIFA is a series of Macquarie Investment Management Business Trust ("MIMBT"), which is a subsidiary of Macquarie Management Holdings, Inc. ("MMHI"). Macquarie Group Limited, an Australian publicly held company (ASX: MQG), indirectly holds, through its subsidiaries, all of the voting equity of MMHI. MIMBT is registered with the SEC as an investment adviser and its predecessors have advised publicly offered mutual funds since 1938. The principal address of DIFA is 610 Market Street, Philadelphia, Pennsylvania 19106. As of September 30, 2022 MMHI and its subsidiaries managed $192.4 billion in assets under management. DIFA has entered into an agreement whereby DIFA may delegate certain of its investment advisory services to Macquarie Investment Management Global Limited ("MIMGL") and Macquarie Funds Management Hong Kong Limited ("MFMHK"), which are affiliated investment advisers. The principal address for MIMGL is 50 Martin Place, Sydney, Australia 2000 and for MFMHK is One International Finance Centre, 1 Harbour View Street, Central Hong Kong, SAR.

The following individual is responsible for the day-to-day management of the DIFA sleeve of the Fund.

•Liu-Er Chen, CFA, Senior Vice President and Chief Investment Officer-Emerging Markets and Healthcare, heads DIFA's global emerging markets team. Prior to joining DIFA in September 2006, he spent nearly 11 years at Evergreen Investment Management Company.

VanEck

VanEck has been an investment adviser since 1955 and also acts as adviser or sub-adviser to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts. Jan F. van Eck and members of his family own 100% of the voting stock of VanEck. The principal address of VanEck is 666 Third Avenue, 9th Floor, New York, New York 10017-4033. As of September 30, 2022, VanEck had approximately $60.8 billion in assets under management.

The following individuals are jointly and primarily responsible for the day-to-day management of the VanEck sleeve of the Fund.

•David A Semple, Portfolio Manager, is primarily responsible for the day-to-day management of the Fund's assets allocated to VanEck. He has been with VanEck since 1998 and is currently the portfolio manager of various funds advised by VanEck. Mr. Semple is responsible for asset allocation and stock selection in global emerging markets.

•Angus Shillington, Assistant Portfolio Manager, joined VanEck in 2009 and currently serves on the investment team for various funds advised by VanEck. Prior to joining VanEck, he was the Head of International Equity at ABN Amro from 2006 to 2008 and Managing Director at BNP Paribas from 2001 to 2006.

Voya IM

Voya IM is a Delaware limited liability company, was founded in 1972 and is registered with the SEC as an investment adviser. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Adviser. Voya IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972. Voya IM's principal office is located at 230 Park Avenue, New York, New York 10169. As of August 31, 2022, Voya IM managed approximately $151.0 billion in assets under management.

The following individuals are jointly and primarily responsible for the day-to-day management of the Voya IM sleeve of the Fund.

13

•Steve Wetter, Portfolio Manager, is responsible for portfolio management of the index, active quantitative, and smart beta strategies. He joined Voya IM in April 2012 and prior to that he was a portfolio manager and trader at Mellon Asset Management (2007 – 2009) and Northern Trust (2003 – 2007).

•Kai Yee Wong, Portfolio Manager, is responsible for the portfolio management of the index, active quantitative, and smart beta strategies. Prior to joining Voya IM in 2012, she worked as a senior equity portfolio manager at Northern Trust, responsible for managing various global indices including developed, emerging, real estate, Topix, and socially responsible benchmarks (2003 – 2009).

Item 20 provides additional information about the portfolio managers' compensation structure, other accounts managed and ownership of securities in the Fund.

Item 11. Shareholder Information

Pricing of Fund Shares

The Fund is open for business every day the New York Stock Exchange ("NYSE") opens for regular trading (each such day, a "Business Day"). The net asset value ("NAV") per share for the Fund is determined each Business Day as of the close of the regular trading session ("Market Close"), as determined by the Consolidated Tape Association ("CTA"), the central distributor of transaction prices for exchange-traded securities (normally 4:00 p.m. Eastern time unless otherwise designated by the CTA). The NAV per share of the Fund is calculated by taking the value of the Fund's assets attributable, subtracting the Fund's liabilities, and dividing by the number of shares that are outstanding. On days when the Fund is closed for business, Fund shares will not be priced, and the Fund will not process purchase or redemption orders. To the extent the Fund's assets are traded in other markets on days when the Fund does not price its shares, the value of the Fund's assets will likely change and you will not be able to purchase or redeem shares of the Fund.

Portfolio holdings for which market quotations are readily available are valued at market value. Investments in open-end registered investment companies that do not trade on an exchange are valued at the end of day NAV per share. The prospectuses of the open-end registered investment companies in which the Fund may invest explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing. Foreign (non-U.S.) securities' prices are converted into U.S. dollar amounts using the applicable exchange rates as of Market Close.

When a market quotation for a portfolio holding is not readily available or is deemed unreliable (for example, when trading has been halted or there are unexpected market closures or other material events that would suggest that the market quotation is unreliable) and for purposes of determining the value of other portfolio holdings, the portfolio holding is priced at its fair value. The Board has designated the Adviser, as the valuation designee, to make fair value determinations in good faith. In determining the fair value of the Fund's portfolio holdings, the Adviser, pursuant to its fair valuation policy, may consider inputs from pricing service providers, broker-dealers, or the Fund's Sub-Adviser(s). Issuer specific events, transaction price, position size, nature and duration of restrictions on disposition of the security, market trends, bid/ask quotes of brokers, and other market data may be reviewed in the course of making a good faith determination of the fair value of a portfolio holding. Because trading hours for certain foreign securities end before Market Close, closing market quotations may become unreliable. The prices of foreign securities will generally be adjusted based on inputs from an independent pricing service that are intended to reflect valuation changes through Market Close. Because of the inherent uncertainties of fair valuation, the values used to determine the Fund's NAV may materially differ from the value received upon actual sale of those investments. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders' investments in the Fund.

Purchase and Redemption of Fund Shares

The Fund's shares may be purchased without a sales charge. The Fund's shares may only be purchased by certain "accredited investors," as defined in Regulation D under the 1933 Act. Currently, shares of the Fund are offered only to: (1) other investment companies registered under the 1940 Act in the Voya family of funds;

(2)collective investment trusts or common investment trusts sponsored or managed by Voya affiliated entities;

(3)investors through separate accounts managed by Voya affiliated entities; and (4) other investment companies registered under the 1940 Act outside the Voya family of funds managed or sub-advised by a Voya affiliated entity.

14

The Fund reserves the right to suspend the offering of shares or to reject any specific purchase order. The Fund may suspend redemptions or postpone payments when the NYSE is closed or when trading is restricted for any reason or under emergency circumstances as determined by the Securities and Exchange Commission ("SEC").

Purchase orders are executed at the next NAV determined after the order is received in proper form by the Transfer Agent.

Sale requests are executed at the next NAV determined after the order is received in proper form by the Transfer Agent.

Normally, payment for shares redeemed will typically be made within one business day after receipt by the Transfer Agent of a request in good order. The Fund can delay payment of the redemption proceeds for up to seven days and may suspend redemptions and/or further postpone payment proceeds when the NYSE is closed (other than weekends or holidays) or when trading thereon is restricted or during emergency or other circumstances, including as determined by the SEC.

The Fund will typically pay redemption proceeds in cash using cash held by the Fund, with cash generated by the Fund through the sale of cash equivalents and other Fund assets or by borrowing cash pursuant to the Fund's line of credit. The Fund may, however, determine in its absolute discretion to distribute non-cash assets in kind in complete or partial satisfaction of its obligation to pay redemption proceeds to a shareholder. The Fund may distribute non-cash assets in any case where it has determined, in its sole discretion, that it is advisable and in the best interests of the Fund.

Dividends and Distributions

The Fund generally distributes most or all of its net earnings in the form of dividends, consisting of ordinary income and capital gains distributions. The Fund distributes capital gains, if any, annually. The Fund also declares dividends and pays dividends consisting of ordinary income, if any, annually.

From time to time a portion of the Fund's distributions may constitute a return of capital. To comply with federal tax regulations, the Fund may also pay an additional capital gains distribution.

Unless you instruct the Fund to pay you dividends in cash, dividends and distributions paid by the Fund will be reinvested in additional shares of the Fund. You may, upon written request, elect to have all dividends and other distributions paid on shares of the Fund invested in another Voya mutual fund that offers the same class of shares.

Frequent Purchases and Redemptions of Fund Shares

The Fund is intended for long-term investment and not as a short-term trading vehicle. Accordingly, organizations or individuals that use market timing investment strategies should not purchase shares of the Fund. The Fund reserves the right, in its sole discretion and without prior notice, to reject, restrict, or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a shareholder's or retirement plan participant's intermediary, that the Fund determines not to be in the best interest of the Fund. Such action may include, but not be limited to: rejecting additional purchase orders, whether directly or by exchange; extending settlement of a redemption up to 7 days; rejecting all purchase orders from broker-dealers or their registered representatives suspected of violating the Fund's frequent trading policy; or termination of the selling group agreement or other agreement with broker-dealers or other financial intermediaries associated with frequent trading. The Fund will not be liable for any loss resulting from rejected orders or other actions as described above.

The Fund believes that market timing or frequent, short-term trading in any account, including a retirement plan account, is not in the best interest of the Fund or its shareholders. Due to the disruptive nature of this activity, it can adversely affect the ability of the Adviser or Sub-Adviser (if applicable) to invest assets in an orderly, efficient manner. Frequent trading can raise Fund expenses through: increased trading and transaction costs; increased administrative costs; and lost opportunity costs. This in turn can have an adverse effect on Fund performance.

Funds that invest in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading. If an event occurring after the close of a foreign market, but before the

15

time the Fund computes its current NAV, causes a change in the price of the foreign security and such price is not reflected in its current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Fund based on such pricing discrepancies. This is often referred to as "price arbitrage." Such price arbitrage opportunities may also occur in funds which do not invest in foreign securities. For example, if trading in a security held by the Fund is halted and does not resume prior to the time it calculates its NAV such "stale pricing" presents an opportunity for investors to take advantage of the pricing discrepancy. Similarly, funds that hold thinly-traded securities, such as certain small-capitalization securities, may be exposed to varying levels of pricing arbitrage. The Fund has adopted fair valuation policies and procedures intended to reduce its exposure to price arbitrage, stale pricing and other potential pricing discrepancies. However, to the extent that the Fund does not immediately reflect these changes in market conditions, short-term trading may dilute the value of the Fund's shares which negatively affects long-term shareholders.

The Board has adopted policies and procedures designed to deter frequent, short-term trading in shares of the Fund. In general, shareholders may make exchanges among their accounts with Voya mutual funds once every 30 days. However, the Fund prohibits frequent trading. The Fund has defined frequent trading as follows:

•Any shareholder or financial adviser initiated exchanges among all their accounts with the Fund within 30 calendar days of a previous exchange. All exchanges occurring on the same day for all accounts (individual, IRA, 401(k), etc.) beneficially owned by the same shareholder will be treated as a single transaction for purposes of this policy;

•Trading deemed harmful or excessive by the Fund (including but not limited to patterns of purchases and redemptions), in its sole discretion; and

•Trades initiated by financial advisers, among multiple shareholder accounts, that in the aggregate are deemed harmful or excessive.

The following transactions are excluded when determining whether trading activity is excessive:

•Purchases and sales of Fund shares in the amount of $5,000 or less;

•Transfers associated with systematic purchases or redemptions;

•Purchases and sales of funds that affirmatively permit short-term trading;

•Rebalancing to facilitate fund-of-fund arrangements or the Fund's systematic exchange privileges;

•Purchases or sales initiated by Voya mutual funds; and

•Transactions subject to the trading policy of an intermediary that the Fund deems materially similar to the Fund's policy.

Please note that while money market funds permit short-term trading, an exchange between a money market fund and another fund that does not permit short-term trading will count as an exchange for purposes of this policy.

If a violation of the policy is identified, the following action will be taken:

•Upon the first violation of this policy in a calendar year, purchase and exchange privileges shall be suspended for 90 days. For example, if an exchange is initiated on February 1st, and a second exchange is initiated on February 15th, trading privileges shall be suspended for 90 days from February 1st.

•Upon a second violation in a calendar year, purchase and exchange privileges shall be suspended for 180 days.

•No purchases or exchanges will be permitted in the account and all related accounts bearing the same Tax ID or equivalent identifier.

On the next Business Day following the end of the 90 or 180 day suspension, any trading restrictions placed on the account(s) shall be removed.

The Fund reserves the right to modify this policy at any time without prior notice.

16

Although the restrictions described above are designed to discourage frequent, short-term trading, none of them alone, nor all of them taken together, can eliminate the possibility that frequent, short-term trading activity in the Fund will occur. Moreover, in enforcing such restrictions, the Fund is often required to make decisions that are inherently subjective. The Fund strives to make these decisions to the best of its abilities in a manner that it believes is in the best interest of shareholders.

Shareholders may invest in the Fund through omnibus account arrangements with financial intermediaries. Omnibus accounts permit intermediaries to aggregate their clients' transactions and in these circumstances, the identity of the shareholder is often unknown. Such intermediaries include broker-dealers, banks, investment advisers, record keepers, retirement plans, and fee-based accounts such as wrap fee programs. Omnibus accounts generally do not identify customers' trading activity on an individual basis. The Adviser or its affiliated entities have agreements in place with intermediaries which require such intermediaries to provide detailed account information, including trading history, upon request of the Fund. There is no assurance that the Adviser or its affiliated entities will request such information with sufficient frequency to detect or deter excessive trading or that review of such information will be sufficient to detect or deter excessive trading in omnibus accounts effectively.

In some cases, the Fund will rely on the intermediaries' excessive trading policies and such policies shall define the trading activity in which the shareholder may engage. This shall be the case where the Fund is used in certain retirement plans offered by affiliates. With trading information received as a result of the agreements, the Fund may make a determination that certain trading activity is harmful to the Fund and its shareholders even if such activity is not strictly prohibited by the intermediaries' excessive trading policy. As a result, a shareholder investing directly or indirectly in the Fund may have their trading privileges suspended without violating the stated excessive trading policy of the intermediary.

Tax Consequences

The tax discussion in this Prospectus is only a summary of certain U.S. federal income tax issues generally affecting the Fund and its shareholders. The following assumes that the Fund's shares will be capital assets in the hands of a shareholder. Circumstances among investors may vary, so you are encouraged to discuss an investment in the Fund with your tax advisor.

The Fund will distribute all, or substantially all, of its net investment income and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) to its shareholders each year. Although the Fund will not be taxed on amounts it distributes, most shareholders will be taxed on amounts they receive.

Distributions, whether received as cash or reinvested in additional shares, may be subject to federal income taxes and may also be subject to state or local taxes. For mutual funds generally, dividends from net investment income (other than qualified dividend income and capital gain dividends) and distributions of net short-term capital gains are taxable to you as ordinary income under federal income tax laws whether paid in cash or in additional shares. Distributions properly reported as capital gain dividends are taxable as long term capital gains regardless of the length of time you have held the shares and whether you were paid in cash or additional shares.

Distributions made to a non-corporate shareholder out of "qualified dividend income," if any, received by the Fund will be subject to tax at the lower rates applicable to net capital gains, provided that the shareholder meets certain holding period and other requirements with respect to its shares.

Selling or exchanging your Fund shares is a taxable event and may result in capital gain or loss. A capital gain or capital loss may be realized from an ordinary redemption of shares or an exchange of shares between two mutual funds. Any capital loss incurred on the sale or exchange of Fund shares held for six months or less will be treated as a long-term capital loss to the extent of long-term capital gain dividends received with respect to such shares. Additionally, any loss realized on a sale, redemption or exchange of Fund shares may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of that same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the tax basis of the shares acquired. You are responsible for any tax liabilities generated by your transactions.

17

You will be notified annually of the amount of income, dividends and net capital gains distributed. If you purchase shares of the Fund through a financial intermediary, that entity will provide this information to you.

The Fund intends to qualify and be eligible for treatment each year as a regulated investment company. A regulated investment company generally is not subject to tax at the fund level on income and gains from investments that are distributed to shareholders. However, the Fund's failure to qualify as a regulated investment company would result in fund level taxation and therefore, a reduction in income available for distribution.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund is required to withhold a portion of all taxable dividends, distributions, and redemption proceeds payable to any noncorporate shareholder that does not provide the Fund with the shareholder's correct taxpayer identification number or certification that the shareholder is not subject to backup withholding. This is not an additional tax but can be credited against your U.S. federal income tax liability.

Shareholders that invest in the Fund through a tax advantaged account, such as a qualified retirement plan, generally will not have to pay tax on dividends until they are distributed from the account. These accounts are subject to complex tax rules, and you should consult your tax advisor about investing through such an account.

Foreign shareholders invested in the Fund should consult with their tax advisors as to if and how the U.S. federal income tax law and its withholding requirements apply to them. Generally, the Fund will withhold 30% (or lower applicable treaty rate) on distributions to foreign shareholders.

Foreign Income Taxes. Investment income and proceeds received by the Fund from sources within foreign countries may be subject to foreign withholding or other taxes. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of such taxes or exemption from taxes on such income or proceeds. It is impossible to determine the effective rate of foreign tax for the Fund in advance since the amount of the assets to be invested within various countries is not known.

If more than 50% in value of the Fund's total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of the Fund's total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund may elect (the "Foreign Election") to "pass through" to its shareholders the amount of foreign income and similar foreign taxes paid or deemed paid by it. If the Fund so elects, each of its shareholders would be required to include in gross income, even though not actually received, its pro rata share of such foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both). It is anticipated that the Fund will qualify to make the Foreign Election; however, the Fund cannot be certain that it will be eligible to make such an election or that you will be eligible for the foreign tax credit.

Cost Basis Reporting. The Internal Revenue Service requires mutual fund companies and brokers to report on Form 1099-B the cost basis on the sale or exchange of Fund shares acquired on or after January 1, 2012 ("covered shares"). If you acquire and hold shares directly through the Fund and not through a financial intermediary, the Fund will use an average cost single category methodology for tracking and reporting your cost basis on covered shares, unless you request, in writing, another cost basis reporting methodology.

Please see the SAI for further information regarding tax matters.

Account Access

Unless your Fund shares are held through a third-party fiduciary or in an omnibus registration at your bank or brokerage firm, you will be able to access your account information via a touch tone telephone by calling 1-800-992-0180. Should you wish to speak with a Shareholder Services Representative, you may call the toll- free number listed above.

18

Privacy Policy

The Fund has adopted a policy concerning investor privacy. To review the privacy policy, contact a Shareholder Services Representative at 1-800-992-0180, obtain a policy over the Internet at www.voyainvestments.com, or see the privacy promise that accompanies any Prospectus obtained by mail.

Householding

To reduce expenses, we may mail only one copy of the Fund's Prospectus and each annual and semi- annual shareholder report to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call a Shareholder Services Representative at 1-800-992-0180 or speak to your investment professional. We will begin sending you individual copies 30 days after receiving your request.

Contractual Arrangements

The Fund has contractual arrangements with various service providers, which may include, among others, investment advisers, distributors, custodians and fund accounting agents, shareholder service providers, and transfer agents, who provide services to the Fund. Shareholders are not parties to, or intended ("third-party") beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Fund. This paragraph is not intended to limit any rights granted to shareholders under federal or state securities laws.

Item 12. Distribution Arrangements

Voya Investments Distributor, LLC (the "Placement Agent") is the principal underwriter of the Fund. It is a Delaware limited liability company with its principal offices at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. The Placement Agent is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Adviser.

The Placement Agent is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). To obtain information about FINRA member firms and their associated persons, you may contact FINRA at www.finra.org or the Public Disclosure Hotline at 800-289-9999.

The Fund offers its shares continuously in transactions not requiring registration under the 1933 Act to Voya affiliated products that qualify as "accredited investors," as defined in Regulation D under the 1933 Act and such shares are sold by the Placement Agent. The Placement Agent is a broker-dealer that is licensed to sell securities. The Fund also has an Adviser which is responsible for managing the money invested in the portfolio. No dealer compensation is paid from the sale of shares of the Fund. Shares do not have sales commissions, pay 12b-1 fees, or make payments to financial intermediaries for assisting the Placement Agent in promoting the sales of the Fund's shares.

Item 13. Financial Highlights Information

Omitted pursuant to General Instruction B.2 of Form N-1A.

19

VOYA MUTUAL FUNDS

VOYA VACS SERIES EME FUND

TICKER: VVIFX

STATEMENT OF ADDITIONAL INFORMATION

Date: November 18, 2022

Item 14. Cover Page

Voya VACS Series EME Fund (the "Fund") is a series of Voya Mutual Funds. This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus dated November 18, 2022, as supplemented or revised from time to time. The prospectus for the Fund may be obtained by calling (800)-992-0180.

Item 15. Fund History

Voya Mutual Funds, an open-end management investment company that is registered under the 1940 Act, was organized as a Delaware statutory trust in 1992. On May 1, 2014, the name of the Trust changed from "ING Mutual Funds" to "Voya Mutual Funds."

Item 16. Description of the Fund and its Investment Risks

The Fund is classified as a diversified open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act generally requires that a diversified fund may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer and may not purchase more than 10% of the outstanding voting securities of any one issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or investments in securities of other investment companies).

Investments, Investment Strategies, and Risks

The following pages identify various securities and investment techniques used by the Adviser or Sub- Advisers in managing the Fund and provides a more detailed description of those securities and techniques along with the risks associated with them. The Fund may use any or all of these techniques at any one time, and the fact that the Fund may use a technique does not mean that the technique will be used. The Fund's transactions in a particular type of security or use of a particular technique is subject to limitations imposed by the Fund's investment objective, policies, and restrictions described in the Fund's Prospectus and/or in this SAI, as well as federal securities laws. There can be no assurance that the Fund will achieve its investment objective. The Fund's investment objective, policies, investment strategies, and practices are non-fundamental unless otherwise indicated. The descriptions of the securities and investment techniques in this section supplement the discussion of principal investment strategies contained in the Fund's Prospectus. Where a particular type of security or investment technique is not discussed in the Fund's Prospectus, that security or investment technique is not a principal investment strategy and the Fund will not invest more than 5% of its assets in such security or investment technique.

Please refer to the fundamental and non-fundamental investment restrictions following the description of securities and investment techniques for more information on any applicable limitations.

EQUITY SECURITIES

Common Stocks: Common stock represents an equity or ownership interest in an issuer. A common stock may decline in value due to an actual or perceived deterioration in the prospects of the issuer, an actual or anticipated reduction in the rate at which dividends are paid, or other factors affecting the value of an investment, or due to a decline in the values of stocks generally or of stocks of issuers in a particular industry or market sector. The values of common stocks may be highly volatile. If an issuer of common stock is liquidated or declares bankruptcy, the claims of owners of debt instruments and preferred stock take precedence over the claims of those who own common stock, and as a result the common stock could become worthless.

0

Convertible Securities: Convertible securities are hybrid securities that combine the investment characteristics of debt instruments and common stocks. Convertible securities typically consist of debt instruments or preferred stock that may be converted (on a voluntary or mandatory basis) within a specified period of time (normally for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. Convertible securities also include debt instruments with warrants or common stock attached and derivatives combining the features of debt instruments and equity securities. Other convertible securities with additional or different features and risks may become available in the future. Convertible securities involve risks similar to those of both debt instruments and equity securities. In a corporation's capital structure, convertible securities are senior to common stock but are usually subordinated to senior debt instruments of the issuer.

The market value of a convertible security is a function of its "investment value" and its "conversion value." A security's "investment value" represents the value of the security without its conversion feature (i.e., a nonconvertible fixed-income security). The investment value may be determined by reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer, and the seniority of the security in the issuer's capital structure. A security's "conversion value" is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like a nonconvertible debt instruments or preferred stock and its market value will not be influenced greatly by fluctuations in the market price of the underlying security. In that circumstance, the convertible security takes on the characteristics of a debt instrument, and the price moves in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is near or above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying security. In that case, the convertible security's price may be as volatile as that of common stock. Because both interest rates and market movements can influence its value, a convertible security generally is not as sensitive to interest rates as a similar debt security, nor is it as sensitive to changes in share price as its underlying equity security. Convertible securities are often rated below investment grade or are not rated, and they are generally subject to greater levels of credit risk and liquidity risk.

Contingent Convertible Securities ("CoCos"): CoCos are a form of hybrid fixed-income debt instrument. They are subordinated instruments that are designed to behave like bonds or preferred equity in times of economic health for the issuer, yet absorb losses when a pre-determined trigger event affecting the issuer occurs. CoCos are either convertible into equity at a predetermined share price or written down if a pre-specified trigger event occurs. Trigger events vary by individual security and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer's capital below a specified threshold level, an increase in the issuer's risk-weighted assets, the share price of the issuer falling to a particular level for a certain period of time, and certain regulatory events. CoCos are subject to credit, interest rate, high- yield securities, foreign investments and market risks associated with both debt instruments and equity securities. In addition, CoCos have no stated maturity and have fully discretionary coupons. If the CoCos are converted into the issuer's underlying equity securities following a conversion event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument, hence worsening the holder's standing in a bankruptcy proceeding.

Initial Public Offerings: The value of an issuer's securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in an IPO may be held for a very short period of time. As a result, investments in IPOs may increase portfolio turnover, which increases brokerage and administrative costs. Investors in IPOs can be adversely affected by substantial dilution of the value of their shares due to sales of additional shares, and by concentration of control in existing management and principal shareholders.

Investments in IPOs may have a substantial beneficial effect on investment performance. Investment returns earned during a period of substantial investment in IPOs may not be sustained during other periods of more limited, or no, investments in IPOs. In addition, as an investment portfolio increases in size, the impact of IPOs on performance will generally decrease. Investment in securities offered in an IPO may lose money. There can be no assurance that investments in IPOs will be available or improve performance. Investments in secondary public offerings may be subject to certain of the foreign risks. The Fund will not necessarily participate in an IPO in which other mutual funds or accounts managed by the Adviser or Sub-Adviser participate.

Other Investment Companies and Pooled Investment Vehicles: Securities of other investment companies and pooled investment vehicles, including shares of closed-end investment companies, unit investment trusts, ETFs, open-end investment companies, and private investment funds represent interests in managed portfolios that may invest in various types of instruments. Investing in another investment company or pooled investment vehicle exposes the Fund to all the risks of that other investment company or pooled investment vehicle as well as additional expenses at the other investment company or pooled investment vehicle-level, such as a proportionate share of portfolio management fees and operating expenses. Such expenses are in addition to the expenses the Fund pays in connection with its own operations. Investing in a pooled investment vehicle involves the risk that the vehicle will not perform as anticipated. The amount of assets that may be invested in another investment company or pooled investment vehicle or in other investment companies or pooled investment vehicles generally may be limited by applicable law.

The securities of other investment companies, particularly closed-end funds, may be leveraged and, therefore, will be subject to the risks of leverage. The securities of closed-end investment companies and ETFs carry the risk that the price paid or received may be higher or lower than their NAV. Closed-end investment companies and ETFs are also subject to certain additional risks, including the risks of illiquidity and of possible trading halts due to market conditions or other factors.

In making decisions on the allocation of the assets in other investment companies, the Adviser and Sub- Adviser are subject to several conflicts of interest when they serve as the Adviser and Sub-Adviser to one or more of the other investment companies. These conflicts could arise because the Adviser or Sub-Adviser or their affiliates earn higher net advisory fees (the advisory fee received less any sub-advisory fee paid and fee waivers or expense subsidies) on some of the other investment companies than others. For example, where the other investment companies have a sub-adviser that is affiliated with the Adviser, the entire advisory fee is retained by a Voya company. Even where the net advisory fee is not higher for other investment companies sub-advised by an affiliate of the Adviser or Sub-Adviser, the Adviser and Sub-Adviser may have an incentive to prefer affiliated sub-advisers for other reasons, such as increasing assets under management or supporting new investment strategies, which in turn would lead to increased income to Voya. Further, the Adviser and Sub-Adviser may believe that redemption from another investment company will be harmful to that investment company, the Adviser and Sub-Adviser or an affiliate. Therefore, the Adviser and Sub-Adviser may have incentives to allocate and reallocate in a fashion that would advance its own economic interests, the economic interests of an affiliate, or the interests of another investment company.

The Adviser has informed the Board that its investment process may be influenced by an affiliated insurance company that issues financial products in which the Fund may be offered as an investment option. In certain of those products an affiliated insurance company may offer guaranteed lifetime income or death benefits. The Adviser's and Sub-Adviser's investment decisions, including their allocation decisions with respect to the other investment companies, may benefit the affiliated insurance company issuing such benefits. For example, selecting and allocating assets to other investment companies which invest primarily in debt instruments or in a more conservative or less volatile investment style, may reduce the regulatory capital requirements which the affiliated insurance company must satisfy to support its guarantees under its products, may help reduce the affiliated insurance company's risk from the lifetime income or death benefits, or may make it easier for the insurance company to manage its risk through the use of various hedging techniques.

The Adviser and Sub-Adviser have adopted various policies and procedures that are intended to identify, monitor, and address actual or potential conflicts of interest. Nonetheless, investors bear the risk that the Adviser's and Sub-Adviser's allocation decisions may be affected by their conflicts of interest.

New SEC Rule 12d1-4 under the 1940 Act, which became effective on January 19, 2022, is designed to streamline and enhance the regulatory framework for funds of funds arrangements. Rule 12d1-4 permits acquiring funds to invest in the securities of other registered investment companies beyond certain statutory limits, subject to certain conditions. In connection with this rule, the SEC rescinded Rule 12d1-2 under the 1940 Act and most fund of funds exemptive orders, effective January 19, 2022.

Exchange-Traded Funds: ETFs are investment companies whose shares trade like a stock throughout the day. Certain ETFs use a "passive" investment strategy and will not attempt to take defensive positions in volatile or declining markets. Other ETFs are actively managed (i.e., they do not seek to replicate the performance of a particular index). The value of an ETF's shares will change based on changes in the values of the investments it holds. The value of an ETF's shares will also likely be affected by factors affecting trading in the market for those shares, such as illiquidity, exchange or market rules, and overall market volatility. The market price for ETF shares may be higher or lower than the ETF's NAV. The timing and magnitude of cash flows in and out of an ETF could create cash balances that act as a drag on the ETF's performance. An active secondary market in an ETF's shares may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions or other reasons. Substantial market or other disruptions affecting ETFs could adversely affect the liquidity and value of the shares of the Fund to the extent it invests in ETFs. There can be no assurance an ETF's shares will continue to be listed on an active exchange.

Holding Company Depositary Receipts: Holding Company Depositary Receipts ("HOLDRs") are securities that represent beneficial ownership in a group of common stocks of specified issuers in a particular industry. HOLDRs are typically organized as grantor trusts, and are generally not required to register as investment companies under the 1940 Act. Each HOLDR initially owns a set number of stocks, and the composition of a HOLDR does not change after issue, except in special cases like corporate mergers, acquisitions or other specified events. As a result, stocks selected for those HOLDRs with a sector focus may not remain the largest and most liquid in their industry, and may even leave the industry altogether. If this happens, HOLDRs invested may not provide the same targeted exposure to the industry that was initially expected. Because HOLDRs are not subject to concentration limits, the relative weight of an individual stock may increase substantially, causing the HOLDRs to be less diversified and creating more risk.

Private Funds: Private funds are private investment funds, pools, vehicles, or other structures, including hedge funds and private equity funds. They may be organized as corporations, partnerships, trusts, limited partnerships, limited liability companies, or any other form of business organization (collectively, "Private Funds"). Investments in Private Funds may be highly speculative and highly volatile and may produce gains or losses at rates that exceed those of the Fund's other holdings and of publicly offered investment pools. Private Funds may engage actively in short selling. Private Funds may utilize leverage without limit and, to the extent the Fund invests in Private Funds that utilize leverage, the Fund will indirectly be exposed to the risks associated with that leverage and the values of its shares may be more volatile as a result.

Many Private Funds invest significantly in issuers in the early stages of development, including issuers with little or no operating history, issuers operating at a loss or with substantial variation in operation results from period to period, issuers with the need for substantial additional capital to support expansion or to maintain a competitive position, or issuers with significant financial leverage. Such issuers may also face intense competition from others including those with greater financial resources or more extensive development, manufacturing, distribution or other attributes, over which the Fund will have no control.

Interests in the Private Fund will be subject to substantial restrictions on transfer and, in some instances, may be non-transferable for a period of years. Private Funds may participate in only a limited number of investments and, as a consequence, the return of a particular Private Fund may be substantially adversely affected by the unfavorable performance of even a single investment. Certain Private Funds may pay their investment managers a fee based on the performance of the Private Fund, which may create an incentive for the manager to make investments that are riskier or more speculative than would be the case if the manager was paid a fixed fee. Private Funds are not registered under the 1940 Act and, consequently, are not subject to the restrictions on affiliated transactions and other protections applicable to registered investment companies. The valuations of securities held by Private Funds, which are generally unlisted and illiquid, may be very difficult and will often depend on the subjective valuation of the managers of the Private Funds, which may prove to be inaccurate. Inaccurate valuations of a Private Fund's portfolio holdings will affect the ability of the Fund to calculate its net asset value accurately.

Preferred Stocks: Preferred stock represents an equity interest in an issuer that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the issuer.

Preferred stocks may pay fixed or adjustable rates of return. Preferred stock dividends may be cumulative or noncumulative, fixed, participating, auction rate or other. If interest rates rise, a fixed dividend on preferred stocks may be less attractive, causing the value of preferred stocks to decline either absolutely or relative to alternative investments. Preferred stock may have mandatory sinking fund provisions, as well as provisions that allow the issuer to redeem or call the stock.

Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, because a substantial portion of the return on a preferred stock may be the dividend, its value may react similarly to that of a debt instrument to changes in interest rates. An issuer's preferred stock generally pays dividends only after the issuer makes required payments to holders of its debt instruments and other debt. For this reason, the value of preferred stock will usually react more strongly than debt instruments to actual or perceived changes in the issuer's financial condition or prospects. Preferred stocks of smaller issuers may be more vulnerable to adverse developments than preferred stock of larger issuers.

Real Estate Securities and Real Estate Investment Trusts: Investments in equity securities of issuers that are principally engaged in the real estate industry are subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. To the extent that assets underlying the Fund's investments are concentrated geographically, by property type or in certain other respects, the Fund may be subject to certain of the foregoing risks to a greater extent. Investments by the Fund in securities of issuers providing mortgage servicing will be subject to the risks associated with refinancing and their impact on servicing rights.

In addition, if the Fund receives rental income or income from the disposition of real property acquired as result of a default on securities the Fund owns, the receipt of such income may adversely affect the Fund's ability to qualify as a RIC because of certain income source requirements applicable to RICs under the Code.

REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate- related loans or interests. The affairs of REITs are managed by the REIT's sponsor and, as such, the performance of the REIT is dependent on the management skills of the REIT's sponsor. REITs are not diversified, and are subject to the risks of financing projects. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor's capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types, i.e., hotels, shopping malls, residential complexes and office buildings. REITs are subject to management fees and other expenses, and so the Fund that invests in REITs will bear its proportionate share of the costs of the REITs' operations. There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans; the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, failing to maintain their eligibility for favorable tax-treatment under the Code and for exemptions from registration under the 1940 Act, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the issuers of the REITs.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of investments in REITs to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, since REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their shareholders, investments in REITs may be adversely affected by defaults on such mortgage loans or leases.

Investing in certain REITs, which often have small market capitalizations, may also involve the same risks as investing in other small-capitalization issuers. REITs may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger issuer securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks such as those included in the S&P 500® Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may involve significant amounts of leverage.

Small- and Mid-Capitalization Issuers: Issuers with smaller market capitalizations, including small- and mid-capitalization issuers, may have limited product lines, markets, or financial resources, may lack the competitive strength of larger issuers, may have inexperienced managers or depend on a few key employees. In addition, their securities often are less widely held and trade less frequently and in lesser quantities, and their market prices are often more volatile, than the securities of issuers with larger market capitalizations. Issuers with smaller market capitalizations may include issuers with a limited operating history (unseasoned issuers). Investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the issuer's management and less emphasis on fundamental valuation factors than would be the case for more mature issuers. In addition, investments in unseasoned issuers are more speculative and entail greater risk than do investments in issuers with an established operating record. The liquidation of significant positions in small- and mid-capitalization issuers with limited trading volume, particularly in a distressed market, could be prolonged and result in investment losses.

Special Purpose Acquisition Companies: The Fund may invest in stock, rights, and warrants of special purpose acquisition companies ("SPACs"). Also known as a "blank check company," a SPAC is a company with no commercial operations that is formed solely to raise capital from investors for the purpose of acquiring one or more existing private companies. The typical SPAC IPO involves the sale of units consisting of one share of common stock combined with one or more warrants or fractions of warrants to purchase common stock at a fixed price upon or after consummation of the acquisition. SPACs often have pre-determined time frames to make an acquisition after going public (typically two years) or the SPAC will liquidate, at which point invested funds are returned to the entity's shareholders (less certain permitted expenses) and any rights or warrants issued by the SPAC expire worthless. Unless and until an acquisition is completed, a SPAC generally holds its assets in U.S. government securities, money market securities and cash. To the extent the SPAC holds cash or similar securities, this may impact the Fund's ability to meet its investment objective.

Because SPACs have no operating history or ongoing business other than seeking acquisitions, the value of a SPAC's securities is particularly dependent on the ability of the entity's management to identify and complete a favorable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. At the time the Fund invests in a SPAC, there may be little or no basis for the Fund to evaluate the possible merits or risks of the particular industry in which the SPAC may ultimately operate or the target business which the SPAC may ultimately acquire. There is no guarantee that a SPAC in which the Fund invests will complete an acquisition or that any acquisitions that are completed will be profitable.

It is possible that a significant portion of the funds raised by a SPAC for the purpose of identifying and effecting an acquisition or merger may be expended during the search for a target transaction. Attractive acquisition or merger targets may become scarce if the number of SPACs seeking to acquire operating businesses increases. Only a thinly traded market for shares of or interests in a SPAC may develop, leaving the Fund unable to sell its interest in a SPAC or able to sell its interest only at a price below what the Fund believes is the SPAC security's value.

DEBT INSTRUMENTS

Asset-Backed Securities: Asset-backed securities are securities backed by home equity loans, installment sale contracts, credit card receivables or other assets. Asset-backed securities are "pass-through" securities, meaning that principal and interest payments – net of expenses – made by the borrower on the underlying assets (such as credit card receivables) are passed through to the investor. The value of asset-backed securities based on fixed-income debt instruments, like that of traditional fixed-income debt instruments, typically increases when interest rates fall and decreases when interest rates rise. However, these asset-backed securities differ from traditional fixed-income debt instruments because of their potential for prepayment. The price paid for asset-backed securities, the yield expected from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed security. Moreover, when the proceeds of a prepayment are reinvested in these circumstances, a rate of interest will likely be received that is lower than the rate on the security that was prepaid. To the extent that asset-backed securities are purchased at a premium, prepayments may result in a loss to the extent of the premium paid. If such securities are bought at a discount, both scheduled payments and unscheduled prepayments generally will also result in the recognition of income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer term security. Since the value of longer-term asset-backed securities generally fluctuates more widely in response to changes in interest rates than does the value of shorter term asset-backed securities maturity extension risk could increase volatility. When interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income debt instruments, and as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving loans, sales contracts, receivables and other obligations underlying asset-backed securities. The effects of COVID-19, and governmental responses to the effects of the pandemic may result in increased delinquencies and losses and may have other, potentially unanticipated, adverse effects on such investments and the markets for those investments.

The credit quality of asset-backed securities depends primarily on the quality of the underlying assets, the rights of recourse available against the underlying assets and/or the issuer, the level of credit enhancement, if any, provided for the securities, and the credit quality of the credit-support provider, if any. The values of asset- backed securities may be affected by other factors, such as the availability of information concerning the pool of assets and its structure, the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the pool of assets, the originator of the underlying assets, or the entities providing the credit enhancement. The market values of asset-backed securities also can depend on the ability of their servicers to service the underlying assets and are, therefore, subject to risks associated with servicers' performance. In some circumstances, a servicer's or originator's mishandling of documentation related to the underlying assets (e.g., failure to document a security interest in the underlying assets properly) may affect the rights of the security holders in and to the underlying assets. In addition, the insolvency of an entity that generated the assets underlying an asset-backed security is likely to result in a decline in the market price of that security as well as costs and delays. Asset-backed securities that do not have the benefit of a security interest in the underlying assets present certain additional risks that are not present with asset-backed securities that do have a security interest in the underlying assets. For example, many securities backed by credit card receivables are unsecured.

Collateralized Debt Obligations: Collateralized Debt Obligations ("CDOs") are a type of asset-backed security and include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), and other similarly structured securities. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of bonds. A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include senior secured and unsecured loans and subordinate corporate loans, including loans that may be rated below investment-grade, or equivalent unrated loans. CDOs may incur management fees and administrative expenses.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the debt instruments or loans in the trust, and therefore protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches of a CBO trust or CLO trust typically have higher ratings and lower yields than junior tranches. Despite the protection from the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults (including collateral default), the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which there are investments. Typically, CBOs, CLOs, and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this SAI and the Prospectus, including interest rate risk, prepayment and extension risk, credit risk, liquidity risk and market risk. Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments; (ii) the possibility that the quality of the collateral may decline in value or default, due to factors such as the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying collateral, remoteness of those collateral assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral, and the capability of the servicer of the securitized assets; and (iii) market and liquidity risks affecting the price of a structured finance investment, if required to be sold, at the time of sale. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

Bank Instruments: Bank instruments include certificates of deposit ("CDs"), fixed-time deposits, and other debt and deposit-type obligations (including promissory notes that earn a specified rate of return) issued by: (i) a U.S. branch of a U.S. bank; (ii) a non-U.S. branch of a U.S. bank; (iii) a U.S. branch of a non-U.S. bank; or

(iv)a non-U.S. branch of a non-U.S. bank. Bank instruments may be structured as fixed-, variable- or floating-rate obligations.

CDs typically are interest-bearing debt instruments issued by banks and have maturities ranging from a few weeks to several years. Yankee dollar certificates of deposit are negotiable CDs issued in the United States by branches and agencies of non-U.S. banks. Eurodollar certificates of deposit are CDs issued by non-U.S. banks with interest and principal paid in U.S. dollars. Eurodollar and Yankee Dollar CDs typically have maturities of less than two years and have interest rates that typically are pegged to the London Interbank Offered Rate or LIBOR. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Bankers' acceptances are a customary means of effecting payment for merchandise sold in import-export transactions and are a general source of financing. A fixed-time deposit is a bank obligation payable at a stated maturity date and bearing interest at a fixed rate. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed-time deposit to a third party, although there is generally no market for such deposits. Typically, there are penalties for early withdrawals of time deposits. Promissory notes are written commitments of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.

Certain bank instruments, such as some CDs, are insured by the FDIC up to certain specified limits. Many other bank instruments, however, are neither guaranteed nor insured by the FDIC or the U.S. government. These bank instruments are "backed" only by the creditworthiness of the issuing bank or parent financial institution. U.S. and non-U.S. banks are subject to different governmental regulation. They are subject to the risks of investing in the particular issuing bank and of investing in the banking and financial services sector generally. Certain obligations of non-U.S. banks, including Eurodollar and Yankee dollar obligations, involve different and/or heightened investment risks than those affecting obligations of U.S. banks, including, among others, the possibilities that: (i) their liquidity could be impaired because of political or economic developments;

(ii)the obligations may be less marketable than comparable obligations of U.S. banks; (iii) a non-U.S. jurisdiction might impose withholding and other taxes at high levels on interest income; (iv) non-U.S. deposits may be seized or nationalized; (v) non-U.S. governmental restrictions such as exchange controls may be imposed, which could adversely affect the payment of principal and/or interest on those obligations; (vi) there may be less publicly available information concerning non-U.S. banks issuing the obligations; and (vii) the reserve requirements and accounting, auditing and financial reporting standards, practices and requirements applicable to non-U.S. banks may differ (including those that are less stringent) from those applicable to U.S. banks. Non-U.S. banks generally are not subject to examination by any U.S. government agency or instrumentality.

Commercial Paper: Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Commercial paper may consist of U.S. dollar- or foreign currency-denominated obligations of U.S. or non-U.S. issuers, and may be rated or unrated. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Section 4(a)(2) commercial paper is commercial paper issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(a)(2) of the 1933 Act, as amended ("Section 4(a)(2) paper"). Section 4(a)(2) paper is restricted as to disposition under the federal securities laws, and generally is sold to investors who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(a)(2) paper is normally resold to other investors through or with the assistance of the issuer or dealers who make a market in Section 4(a)(2) paper, thus providing liquidity.

Corporate Debt Instruments: Corporate debt instruments are long and short term debt instruments typically issued by businesses to finance their operations. Corporate debt instruments are issued by public or private issuers, as distinct from debt instruments issued by a government or its agencies. The issuer of a corporate debt instrument typically has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. The broad category of corporate debt instruments includes debt issued by U.S. or non-U.S. issuers of all kinds, including those with small-, mid- and large-capitalizations. The category also includes bank loans, as well as assignments, participations and other interests in bank loans. Corporate debt instruments may be rated investment-grade or below investment-grade and may be structured as fixed-, variable or floating-rate obligations or as zero-coupon, pay-in-kind and step- coupon securities and may be privately placed or publicly offered. They may also be senior or subordinated obligations. Because of the wide range of types and maturities of corporate debt instruments, as well as the range of creditworthiness of issuers, corporate debt instruments can have widely varying risk/return profiles.

Corporate debt instruments carry both credit risk and interest rate risk. Credit risk is the risk that an investor could lose money if the issuer of a corporate debt instrument is unable to pay interest or repay principal when it is due. Some corporate debt instruments that are rated below investment-grade (commonly referred to as "junk bonds") are generally considered speculative because they present a greater risk of loss, including default, than higher rated debt instruments. The credit risk of a particular issuer's debt instrument may vary based on its priority for repayment. For example, higher-ranking (senior) debt instruments have a higher priority than lower ranking (subordinated) debt instruments. This means that the issuer might not make payments on subordinated debt instruments while continuing to make payments on senior debt instruments. In addition, in the event of bankruptcy, holders of higher-ranking senior debt instruments may receive amounts otherwise payable to the holders of more junior securities. The market value of corporate debt instruments may be expected to rise and fall inversely with interest rates generally. In general, corporate debt instruments with longer terms tend to fall more in value when interest rates rise than corporate debt instruments with shorter terms. The value of a corporate debt instrument may also be affected by supply and demand for similar or comparable securities in the marketplace. Fluctuations in the value of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in net asset value. Corporate debt instruments generally trade in the over-the-counter market and can be less liquid that other types of investments, particularly during adverse market and economic conditions.

Credit-Linked Notes: Credit-linked notes are privately negotiated obligations whose returns are linked to the returns of one or more designated securities or other instruments that are referred to as "reference securities," such as an emerging market bond. A credit-linked note typically is issued by a special purpose trust or similar entity and is a direct obligation of the issuing entity. The entity, in turn, invests in debt instruments or derivative contracts in order to provide the exposure set forth in the credit-linked note. The periodic interest payments and principal obligations payable under the terms of the note typically are conditioned upon the entity's receipt of payments on its underlying investment. Purchasing a credit-linked note assumes the risk of the default or, in some cases, other declines in credit quality of the reference securities. There is also exposure to the issuer of the credit-linked note in the full amount of the purchase price of the note and the note is often not secured by the reference securities or other collateral.

The market for credit-linked notes may be or become illiquid. The number of investors with sufficient understanding to support transacting in the notes may be quite limited, and may include only the parties to the original purchase/sale transaction. Changes in liquidity may result in significant, rapid and unpredictable changes in the value for credit-linked notes. In certain cases, a market price for a credit-linked note may not be available and it may be difficult to determine a fair value of the note.

Floating or Variable Rate Instruments: Variable and floating rate instruments are a type of debt instrument that provides for periodic adjustments in the interest rate paid on the instrument. Variable rate instruments provide for the automatic establishment of a new interest rate on set dates, while floating rate instruments provide for an automatic adjustment in the interest rate whenever a specified interest rate changes. Variable rate instruments will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

There is a risk that the current interest rate on variable and floating rate instruments may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Some variable or floating rate instruments are structured with liquidity features such as: (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries; or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt instruments (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer's declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker-dealer to make a secondary market for such instruments. As a result, variable or floating rate instruments that include market-dependent liquidity features may lose value and the holders of such instruments may be required to retain them for an extended period of time or indefinitely.

Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate instruments than on the market value of comparable fixed-income instruments. Thus, investing in variable and floating rate instruments generally allows less potential for capital appreciation and depreciation than investing in comparable fixed-income instruments.

Guaranteed Investment Contracts: Guaranteed Investment Contracts ("GICs") are issued by insurance companies. An insurance company issuing a GIC typically agrees, in return for the purchase price of the contract, to pay interest at an agreed upon rate (which may be a fixed or variable rate) and to repay principal. GICs typically guarantee that the interest rate will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the insurance company's general assets. Generally, a GIC is not assignable or transferable without the permission of the issuing insurance company, and an active secondary market in GICs does not currently exist. In addition, the issuer may not be able to pay the principal amount to the Fund on seven days' notice or less, at which time the investment may be considered illiquid securities. GICs are not backed by the U.S. government nor are they insured by the FDIC. GICs are generally guaranteed only by the insurance companies that issue them.

High-Yield Securities: High-yield securities (commonly referred to as "junk bonds") are debt instruments that are rated below investment-grade. Investing in high-yield securities involves special risks in addition to the risks associated with investments in higher rated debt instruments. While investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, investments in high-yield securities typically entail greater price volatility as well as principal and income risk. High-yield securities are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high- yield securities may be more complex than for issuers of higher quality debt instruments.

High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high-yield securities are likely to be sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of a highly leveraged issuer to make principal and interest payments on its debt instruments. If an issuer of high-yield securities defaults, in addition to risking payment of all or a portion of interest and principal, additional expenses to seek recovery may be incurred.

The secondary market on which high-yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which a high-yield security could be sold, and could adversely affect daily NAV. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for higher grade securities, it may be more difficult to value lower rated securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Each credit rating agency applies its own methodology in measuring creditworthiness and uses a specific rating scale to publish its ratings. For more information on credit agency ratings, please see Appendix A. Furthermore, high-yield debt securities may not be registered under the 1933 Act, and, unless so registered, the Fund will not be able to sell such high-yield debt securities except pursuant to an exemption from registration under the 1933 Act. This may further limit the Fund's ability to sell high-yield debt securities or to obtain the desired price for such securities.

Special tax considerations are associated with investing in high-yield securities structured as zero- coupon or pay-in-kind instruments. Income accrues on these instruments prior to the receipt of cash payments, which income must be distributed to shareholders when it accrues, potentially requiring the liquidation of other investments, including at times when such liquidation may not be advantageous, in order to comply with the distribution requirements applicable to RICs under the Code.

Inflation-Indexed Bonds: Inflation-indexed bonds are debt instruments whose principal and/or interest value are adjusted periodically according to a rate of inflation (usually a consumer price index). Two structures are most common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the inflation accruals as part of a semi-annual coupon.

U.S. Treasury Inflation Protected Securities ("TIPS") currently are issued with maturities of five, ten, or thirty years, although it is possible that bonds with other maturities will be issued in the future. The principal amount of TIPS adjusts for inflation, although the inflation-adjusted principal is not paid until maturity. Semi- annual coupon payments are determined as a fixed percentage of the inflation-adjusted principal at the time the payment is made.

If the rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these bonds (calculated with respect to a smaller principal amount) will be reduced. At maturity, TIPS are redeemed at the greater of their inflation-adjusted principal or at the par amount at original issue. If an inflation-indexed bond does not provide a guarantee of principal at maturity, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. For example, if inflation were to rise at a faster rate than nominal interest rates, real interest rates would likely decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates would likely rise, leading to a decrease in value of inflation- indexed bonds.

While these bonds, if held to maturity, are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If nominal interest rates rise due to reasons other than inflation (for example, due to an expansion of non-inflationary economic activity), investors in these bonds may not be protected to the extent that the increase in rates is not reflected in the bond's inflation measure.

The inflation adjustment of TIPS is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of price changes in the cost of living, made up of components such as housing, food, transportation, and energy.

Other issuers of inflation-protected bonds include other U.S. government agencies or instrumentalities, corporations, and foreign governments. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these bonds may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

Any increase in principal for an inflation-protected bond resulting from inflation adjustments is considered to be taxable income in the year it occurs. For direct holders of inflation-protected bonds, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. Similarly, with respect to inflation-protected instruments held by the Fund, both interest income and the income attributable to principal adjustments must currently be distributed to shareholders in the form of cash or reinvested shares.

LIBOR: The obligations of the parties under many financial arrangements, such as debt instruments (including senior loans) and derivatives, may be determined based in whole or in part on LIBOR. In 2017, the United Kingdom ("UK") Financial Conduct Authority announced its intention to cease compelling banks to provide the quotations needed to sustain LIBOR after 2021. ICE Benchmark Administration, the administrator of LIBOR, ceased publication of most LIBOR settings on a representative basis at the end of 2021 and is expected to cease publication of a majority of U.S. dollar LIBOR settings on a representative basis after June 30, 2023. In addition, global regulators have announced that, with limited exceptions, no new LIBOR-based contracts should be entered into after 2021. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies, including for example, SOFR for U.S. Dollar LIBOR and the Sterling Overnight Interbank Average Rate for Sterling LIBOR. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (repo) market. SOFR is published in various forms including as a daily, compounded and forward-looking term rate. Discontinuance of LIBOR and adoption/implementation of alternative rates pose a number of risks, including, among others, whether any substitute rate will experience the market participation and liquidity necessary to provide a workable substitute for LIBOR; the effect on parties' existing contractual arrangements, hedging transactions, and investment strategies generally from a conversion from LIBOR to alternative rates; the effect on the Fund's existing investments, including the possibility that some of those investments may terminate or their terms may be adjusted to the disadvantage of the Fund; and the risk of general market disruption during the period of the conversion. Markets relying on new, non-LIBOR rates are developing slowly, and may offer limited liquidity. In addition, the transition process away from LIBOR may involve increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a reduction in the value of certain LIBOR-based investments held by the Fund or reduce the effectiveness of related transactions such as hedges. The effect of any changes to or discontinuation of LIBOR on the Fund's existing investments and obligations will vary depending on, among other things, (1) existing fallback provisions in individual contracts and (2) whether, how, and when industry participants develop and widely adopt new reference rates and fallbacks for both legacy and new products or instruments. The general unavailability of LIBOR and the transition away from LIBOR to other rates could have a substantial adverse impact on the performance of the Fund.

Mortgage-Related Securities: Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. There may also be investments in debt instruments which are secured with collateral consisting of mortgage-related securities (see "Collateralized Mortgage Obligations").

Financial downturns (particularly an increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment) may adversely affect the market for mortgage-related securities. Many so-called sub-prime mortgage pools have become distressed during periods of economic distress and may trade at significant discounts to their face value during such periods. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors may cause certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. government will take further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk of losses on mortgage-related securities.

Mortgage Pass-Through Securities: Interests in pools of mortgage-related securities differ from other forms of debt instruments, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage- related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has in the past experienced difficulties that may adversely affect the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased in the past and may continue to increase, and a decline in or flattening of housing values (as has in the past been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Due largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Adjustable Rate Mortgage-Backed Securities: Adjustable rate mortgage-backed securities ("ARM MBSs") have interest rates that reset at periodic intervals. Acquiring ARM MBSs permits participation in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARM MBSs are based. Such ARM MBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed-income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, there can be reinvestment in the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARM MBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, there is no benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARM MBSs behave more like fixed-income debt instruments and less like adjustable rate debt instruments and are subject to the risks associated with fixed-income debt instruments. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Agency Mortgage-Related Securities: The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the "FHA"), or guaranteed by the Department of Veterans Affairs (the "VA"). Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved sellers/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates ("PCs"), which are pass- through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government.

On September 6, 2008, the Federal Housing Finance Agency ("FHFA") placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA's and FHLMC's ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA's plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the "Reform Act"), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA's appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA's or FHLMC's affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA's or FHLMC's assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

To the extent third party entities involved with mortgage-backed securities issued by private issuers are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-backed securities, including the Fund. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Fund, to cover legal or related costs. Any such action could result in losses to the Fund.

Collateralized Mortgage Obligations: Collateralized Mortgage Obligations ("CMOs") are debt obligations of a legal entity that are collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as "tranches," with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as "sequential pay" CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, there may be investments in parallel-pay and planned amortization class ("PAC") CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds— which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. A manager may invest in various tranches of CMO bonds, including support bonds.

CMO Residuals: CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-

payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage- Related Securities-Stripped Mortgage- Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage- backed securities, in certain circumstances, the initial investment in a CMO residual may never be fully recouped.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability.

Commercial Mortgage-Backed Securities: Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Reverse Mortgage-Related Securities and Other Mortgage-Related Securities: Reverse mortgage-related securities and other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, or stripped mortgage-backed securities ("SMBS"). Other mortgage-related securities may be equity or debt instruments issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner's equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U.S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage- related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events.

Stripped Mortgage-Backed Securities: SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest

(the "IO class"), while the other class will receive all of the principal (the principal-only or "PO class"). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, there may be failure to recoup some or all of the initial investment in these securities even if the security is in one of the highest rating categories.

Privately Issued Mortgage-Related Securities: Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets certain investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Mortgage-related securities without insurance or guarantees may be bought if, through an examination of the loan experience and practices of the originators/servicers and poolers, the Adviser or Sub-Adviser determines that the securities meet certain quality standards. Securities issued by certain private organizations may not be readily marketable.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage- related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage- related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Privately issued mortgage-related securities may be purchased that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms.

Mortgage-related securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities, are not subject to the investment restrictions related to industry concentration by virtue of the exclusion from that test available to all U.S. government securities. The assets underlying such securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. government securities nor U.S. government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Tiered Index Bonds: Tiered index bonds are relatively new forms of mortgage-related securities. The interest rate on a tiered index bond is tied to a specified index or market rate. So long as this index or market rate is below a predetermined "strike" rate, the interest rate on the tiered index bond remains fixed. If, however, the specified index or market rate rises above the "strike" rate, the interest rate of the tiered index bond will decrease. Thus, under these circumstances, the interest rate on a tiered index bond, like an inverse floater, will move in the opposite direction of prevailing interest rates, with the result that the price of the tiered index bond may be considerably more volatile than that of a fixed-rate bond.

Municipal Securities: Municipal securities are debt instruments issued by state and local governments, municipalities, territories and possessions of the United States, regional government authorities, and their agencies and instrumentalities of states, and multi-state agencies or authorities, the interest of which, in the opinion of bond counsel to the issuer at the time of issuance, is exempt from federal income tax. Municipal securities include both notes (which have maturities of less than one (1) year) and bonds (which have maturities of one (1) year or more) that bear fixed or variable rates of interest.

In general, municipal securities are issued to obtain funds for a variety of public purposes such as the construction, repair, or improvement of public facilities including airports, bridges, housing, hospitals, mass transportation, schools, streets, water and sewer works. Municipal securities may be issued to refinance outstanding obligations as well as to raise funds for general operating expenses and lending to other public institutions and facilities.

The two principal classifications of municipal securities are "general obligation" securities and "revenue" securities. General obligation securities are obligations secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to a particular issuer, and the taxes that can be levied for the payment of debt instruments may be limited or unlimited as to rates or amounts of special assessments. Revenue securities are payable only from the revenues derived from a particular facility, a class of facilities or, in some cases, from the proceeds of a special excise tax. Revenue bonds are issued to finance a wide variety of capital projects including, among others: electric, gas, water, and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Conditions in those sectors may affect the overall municipal securities markets.

Some longer-term municipal bonds give the investor the right to "put" or sell the security at par (face value) to the issuer within a specified number of days following the investor's request. This demand feature enhances a security's liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the longer-term securities still held could experience substantially more volatility.

Insured municipal debt involves scheduled payments of interest and principal guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the shares.

Municipal securities are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues. The secondary market for municipal bonds typically has been less liquid than that for taxable debt/fixed-income securities, and this may affect the Fund's ability to sell particular municipal bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

Prices and yields on municipal bonds are dependent on a variety of factors, including general money- market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of municipal bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

Securities, including municipal securities, are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code (including special provisions related to municipalities and other public entities), and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power, ability or willingness of issuers to meet their obligations for the payment of interest and principal on their municipal securities may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal securities or certain segments thereof, or of materially affecting the credit risk with respect to particular securities. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund's municipal securities in the same manner.

From time to time, proposals have been introduced before Congress that, if enacted, would have the effect of restricting or eliminating the federal income tax exemption for interest on debt instruments issued by states and their political subdivisions. Federal tax laws limit the types and amounts of tax-exempt bonds issuable for certain purposes, especially industrial development bonds and private activity bonds. Such limits may affect the future supply and yields of these types of municipal securities. Further proposals limiting the issuance of municipal securities may well be introduced in the future.

Industrial Development and Pollution Control Bonds: Industrial development bonds and pollution control bonds, which in most cases are revenue bonds and generally are not payable from the unrestricted revenues of an issuer, are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Consequently, the credit quality of these securities is dependent upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.

Moral Obligation Securities: Moral obligation securities are usually issued by special purpose public authorities. A moral obligation security is a type of state issued municipal bond which is backed by a moral, not a legal, obligation. If the issuer of a moral obligation security cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the restoration of which is a moral commitment, but not a legal obligation, of the state or municipality that created the issuer.

Municipal Lease Obligations and Certificates of Participation: Municipal lease obligations and participations in municipal leases are undivided interests in an obligation in the form of a lease or installment purchase or conditional sales contract which is issued by a state, local government, or a municipal financing corporation to acquire land, equipment, and/or facilities (collectively hereinafter referred to as "Lease Obligations"). Generally Lease Obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged. Instead, a Lease Obligation is ordinarily backed by the municipality's covenant to budget for, appropriate, and make the payments due under the Lease Obligation. As a result of this structure, Lease Obligations are generally not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities.

Lease Obligations may contain "non-appropriation" clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis. If the municipality does not appropriate in its budget enough to cover the payments on the Lease Obligation, the lessor may have the right to repossess and relet the property to another party. Depending on the property subject to the lease, the value of the property may not be sufficient to cover the debt.

In addition to the risk of "non-appropriation," municipal lease securities may not have as highly liquid a market as conventional municipal bonds.

Short-Term Municipal Obligations: Short-term municipal securities include tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and short-term discount notes. Tax anticipation notes are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due. Revenue anticipation notes are generally issued in expectation of receipt of other kinds of revenue, such as the revenues expected to be generated from a particular project. Bond anticipation notes normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide the money for the repayment of the notes. Construction loan notes are sold to provide construction financing for specific projects. After successful completion and acceptance, many such projects may receive permanent financing through another source. Short-term Discount notes (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow. Revenue anticipation notes, construction loan notes, and short-term discount notes may, but will not necessarily, be general obligations of the issuer.

U.S. Government Securities and Obligations: Some U.S. government securities, such as Treasury bills, notes, and bonds and mortgage-backed securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. government-sponsored enterprises may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, their obligations are not supported by the full faith and credit of the U.S. government, and so investments in their securities or obligations issued by them involve greater risk than investments in other types of U.S. government securities. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued or guaranteed by these entities.

The events surrounding the U.S. federal government debt ceiling and any resulting agreement could adversely affect the Fund. On August 5, 2011, S&P lowered its long-term sovereign credit rating on the United States. The downgrade by S&P and other future downgrades could increase volatility in both stock and bond markets, result in higher interest rates and lower Treasury prices and increase the costs of all kinds of debt. These events and similar events in other areas of the world could have significant adverse effects on the economy generally and could result in significant adverse impacts on the Fund or issuers of securities held by the Fund. The Adviser and Sub-Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund's portfolio. The Adviser and Sub-Adviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments.

Government Trust Certificates: Government trust certificates represent an interest in a government trust, the property of which consists of: (i) a promissory note of a foreign government, no less than 90% of which is backed by the full faith and credit guarantee issued by the federal government of the United States pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998; and (ii) a security interest in obligations of the U.S. Treasury backed by the full faith and credit of the United States sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody's or have received a comparable rating by another NRSRO.

Zero-Coupon, Deferred Interest and Pay-in-Kind Bonds: Zero-coupon and deferred interest bonds are debt instruments that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest and therefore are issued and traded at a discount from their face amounts or par values. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt instruments of comparable maturities that make regular distributions of interest. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds.

Zero-coupon bonds either may be issued at a discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons from a bond or note and then sells the bond or note and the coupon separately. This technique is used frequently with U.S. Treasury bonds. Zero-coupon bonds also are issued by municipalities.

Interest income from these types of securities accrues prior to the receipt of cash payments and must be distributed to shareholders when it accrues, potentially requiring the liquidation of other investments, including at times when such liquidation may not be advantageous, in order to comply with the distribution requirements applicable to RICs under the Code.

FOREIGN INVESTMENTS

Investments in non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in U.S. issuers. Similar risks may apply to instruments traded on a U.S. exchange that are issued by issuers with significant exposure to non-U.S. countries. The less developed a country's securities market is, the greater the level of risk. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. instruments are normally denominated and traded in currencies other than the U.S. dollar, the value of the assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. issuer than about a U.S. issuer, and many non-U.S. issuers are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign security trading, settlement, and custodial practices (including those involving securities settlement where the assets may be released prior to receipt of payment) are often less well developed than those in U.S. markets, and may result in increased risk of substantial delays in the event of a failed trade or in insolvency of, or breach of obligation by, a foreign broker-dealer, securities depository, or foreign sub-custodian. Non-U.S. transaction costs, such as brokerage commissions and custody costs, may be higher than in the United States. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, imposition of tariffs or other economic and trade sanctions, entering or exiting trade or other intergovernmental agreements, confiscatory taxation, political of financial instability, and diplomatic developments that could adversely affect the values of the investments in certain non-U.S. countries. In certain foreign markets an issuer's securities are blocked from trading at the custodian or sub-custodian level for a specified number of days before and, in certain instances, after a shareholder meeting where such shares are voted. This is referred to as "share blocking." The blocking period can last up to several weeks. Share blocking may prevent buying or selling securities during this period, because during the time shares are blocked, trades in such securities will not settle. It may be difficult or impossible to lift blocking restrictions, with the particular requirements varying widely by country. Economic or other sanctions imposed on a foreign country or issuer by the U.S., or on the U.S. by a foreign country, could impair the Fund's ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a foreign security. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries. Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited.

Depositary Receipts: Depositary receipts are typically trust receipts issued by a U.S. bank or trust company that evince an indirect interest in underlying securities issued by a foreign entity, and are in the form of sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs").

Generally, ADRs are publicly traded on a U.S. stock exchange or in the OTC market, and are denominated in U.S. dollars, and the depositaries are usually a U.S. financial institution, such as a bank or trust company, but the underlying securities are issued by a foreign issuer.

GDRs may be traded in any public or private securities markets in U.S dollars or other currencies and generally represent securities held by institutions located anywhere in the world. For GDRs, the depositary may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S issuer.

EDRs are generally issued by a European bank and traded on local exchanges.

Depositary receipts may be sponsored or unsponsored. Although the two types of depositary receipt facilities are similar, there are differences regarding a holder's rights and obligations and the practices of market participants. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depositary), although most sponsored depositary receipt holders may bear costs such as deposit and withdrawal fees. Depositaries of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and financial information to the depositary receipt holders at the underlying issuer's request. Holders of unsponsored depositary receipts generally bear all the costs of the facility. The depositary usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights with respect to the underlying securities to depositary receipt holders.

ADRs, GDRs and EDRs are subject to many of the same risks associated with investing directly in foreign issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities it will be subject to the currency risk of both the investment in the depositary receipt and the underlying securities. The value of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.

Emerging Markets Investments: Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment activity as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to a base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a "failed settlement." Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.

Investing through Bond Connect: Chinese debt instruments trade on the China Interbank Bond Market ("CIBM") and may be purchased through a market access program that is designed to, among other things, enable foreign investment in the People's Republic of China ("Bond Connect"). There are significant risks inherent in investing in Chinese debt instruments, similar to the risks of other fixed-income securities markets in emerging markets. The prices of debt instruments traded on the CIBM may fluctuate significantly due to low trading volume and potential lack of liquidity. The rules to access debt instruments that trade on the CIBM through Bond Connect are relatively new and subject to change, which may adversely affect the Fund's ability to invest in these instruments and to enforce its rights as a beneficial owner of these instruments. Trading through Bond Connect is subject to a number of restrictions that may affect the Fund's investments and returns.

Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in China, which could pose risks to the Fund. CIBM does not support all trading strategies (such as short selling) and investments in Chinese debt instruments that trade on the CIBM are subject to the risks of suspension of trading without cause or notice, trade failure or trade rejection and default of securities depositories and counterparties. Furthermore, Chinese debt instruments purchased via Bond Connect will be held via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit ("CMU") maintained with a China-based depository (either the China Central Depository & Clearing Co. ("CDCC") or the Shanghai Clearing House ("SCH")). The Fund's ownership interest in these Chinese debt instruments will not be reflected directly in book entry with CSDCC or SCH and will instead only be reflected on the books of the Fund's Hong Kong sub-custodian. Therefore, the Fund's ability to enforce its rights as a bondholder may depend on CMU's ability or willingness as record-holder of the bonds to enforce the Fund's rights as a bondholder. Additionally, the omnibus manner in which Chinese debt instruments are held could expose the Fund to the credit risk of the relevant securities depositories and the Fund's Hong Kong sub- custodian. While the Fund holds a beneficial interest in the instruments it acquires through Bond Connect, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership. Moreover, Chinese debt instruments acquired through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.

The Fund's investments in Chinese debt instruments acquired through Bond Connect are generally subject to a number of regulations and restrictions, including Chinese securities regulations and listing rules, loss recovery limitations and disclosure of interest reporting obligations. The Fund will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect can only operate when both China and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. The rules applicable to taxation of Chinese debt instruments acquired through Bond Connect remain subject to further clarification. Uncertainties in the Chinese tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for the Fund, which may negatively affect investment returns for shareholders.

Investing through Stock Connect: The Fund may, directly or indirectly (through, for example, participation notes or other types of equity-linked notes), purchase shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange ("China A-Shares") through the Shanghai-Hong Kong Stock Connect ("Stock Connect"), a mutual market access program designed to, among other things, enable foreign investment in the People's Republic of China ("PRC") via brokers in Hong Kong. There are significant risks inherent in investing in China A-Shares through Stock Connect. The underdeveloped state of PRC's investment and banking systems subjects the settlement, clearing, and registration of China A-Shares transactions to heightened risks. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if either or both markets are closed on a U.S. trading day, the Fund may not be able to dispose of its China A-Shares in a timely manner, which could adversely affect the Fund's performance. PRC regulations require that the Fund that wishes to sell its China A-Shares pre-deliver the China A-Shares to a broker. If the China A-Shares are not in the broker's possession before the market opens on the day of sale, the sell order will be rejected. This requirement could also limit the Fund's ability to dispose of its China A-Shares purchased through Stock Connect in a timely manner. Additionally, Stock Connect is subject to daily quota limitations on purchases of China A Shares. Once the daily quota is reached, orders to purchase additional China A-Shares through Stock Connect will be rejected. The Fund's investment in China A-Shares may only be traded through Stock Connect and is not otherwise transferable. Stock Connect utilizes an omnibus clearing structure, and the Fund's shares will be registered in its custodian's name on the Central Clearing and Settlement System. This may limit the ability of the Adviser or Sub-Adviser to effectively manage the Fund, and may expose the Fund to the credit risk of its custodian or to greater risk of expropriation. Investment in China A- Shares through Stock Connect may be available only through a single broker that is an affiliate of the Fund's custodian, which may affect the quality of execution provided by such broker. Stock Connect restrictions could also limit the ability of the Fund to sell its China A-Shares in a timely manner, or to sell them at all. Further, different fees, costs and taxes are imposed on foreign investors acquiring China A-Shares acquired through Stock Connect, and these fees, costs and taxes may be higher than comparable fees, costs and taxes imposed on owners of other securities providing similar investment exposure. Stock Connect trades are settled in Renminbi ("RMB"), the official currency of PRC, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.

Europe: European financial markets are vulnerable to volatility and losses arising from concerns about the potential exit of member countries from the European Union and/or the European Monetary Union and, in the latter case, the reversion of those countries to their national currencies. Defaults by Economic Monetary Union member countries on sovereign debt, as well as any future discussions about exits from the European Monetary Union, may negatively affect the Fund's investments in the defaulting or exiting country, in issuers, both private and governmental, with direct exposure to that country, and in European issuers generally. In March 2017, the UK formally notified the European Council of its intention to leave the EU and on January 31, 2020 withdrew from the EU (commonly known as "Brexit"), when the UK entered into an 11-month transition period during which the UK remained part of the EU single market and customs union, the laws of which govern the economic, trade and security relations between the UK and EU. The transition period concluded on December 31, 2020 and the UK left the EU single market and customs union under the terms of a new trade agreement. The agreement governs the new relationship between the UK and the EU with respect to trading goods and services, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is considerable uncertainty about the potential consequences of Brexit and how the financial markets will react. As this process unfolds, markets may be further disrupted. Given the size and importance of the UK's economy, uncertainty about its legal, political and economic relationship with the remaining member states of the EU may continue to be a source of instability.

Eurodollar and Yankee Dollar Instruments: Eurodollar instruments are bonds that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Eurodollar instruments are usually issued on behalf of multinational companies and foreign governments by large underwriting groups composed of banks and issuing houses from many countries. The Eurodollar market is relatively free of regulations resulting in deposits that may pay somewhat higher interest than onshore markets. Their offshore locations make them subject to political and economic risk in the country of their domicile. Yankee dollar instruments are U.S. dollar-denominated bonds issued in the United States by foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers and may carry the same risks as investing in foreign securities.

Foreign Currencies: Investments in issuers in different countries are often denominated in foreign currencies. Changes in the values of those currencies relative to the U.S. dollar may have a positive or negative effect on the values of investments denominated in those currencies. Investments may be made in currency exchange contracts or other currency-related transactions (including derivatives transactions) to manage exposure to different currencies. Also, these contracts may reduce or eliminate some or all of the benefits of favorable currency fluctuations. The values of foreign currencies may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the "EMU") has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of portfolio investments. Some foreign countries have managed currencies, which do not float freely against the U.S. dollar.

Sovereign Debt: Investments in debt instruments issued by governments or by government agencies and instrumentalities (so called sovereign debt) involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. A governmental entity's willingness or ability to pay interest and repay principal in a timely manner may be affected by a variety of factors, including its cash flow, the size of its reserves, its access to foreign exchange, the relative size of its debt service burden to its economy as a whole, and political constraints. A governmental entity may default on its obligations or may require renegotiation or rescheduling of debt payment. Any restructuring of a sovereign debt obligation will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, legal action against the sovereign issuer, or realization on collateral securing the debt, may not be possible. The sovereign debt of many non-U.S. governments, including their sub-divisions and instrumentalities, is rated below investment grade. Sovereign debt risk may be greater for debt instruments issued or guaranteed by emerging and/or frontier countries.

Sovereign debt includes brady bonds, U.S. dollar-denominated bonds issued by an emerging market and collateralized by U.S. Treasury zero-coupon bonds. Brady bonds arose from an effort in the 1980s to reduce the debt held by less-developed countries that frequently defaulted on loans. The bonds are named for Treasury Secretary Nicholas Brady, who helped international monetary organizations institute the program of debt- restructuring. Defaulted loans were converted into bonds with U.S. Treasury zero-coupon bonds as collateral. Because the brady bonds were backed by zero-coupon bonds, repayment of principal was insured. The brady bonds themselves are coupon-bearing bonds with a variety of rate options (fixed, variable, step, etc.) with maturities of between 10 and 30 years. Issued at par or at a discount, brady bonds often include warrants for raw material available in the country of origin or other options.

Supranational Entities: Obligations of supranational entities include securities designated or supported by governmental entities to promote economic reconstruction or development of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. There is no assurance that participating governments will be able or willing to honor any commitments they may have made to make capital contributions to a supranational entity, or that a supranational entity will otherwise have resources sufficient to meet its commitments.

DERIVATIVE INSTRUMENTS

Derivatives are financial contracts whose values change based on changes in the values of one or more underlying assets or the difference between underlying assets. Underlying assets may include a security or other financial instrument, asset, currency, interest rate, credit rating, commodity, volatility measure, or index. Examples of derivative instruments include swap agreements, forward commitments, futures contracts, and options. Derivatives may be traded on contract markets or exchanges, or may take the form of contractual arrangements between private counterparties. Investing in derivatives involves counterparty risk, particularly with respect to contractual arrangements between private counterparties. Derivatives can be highly volatile and involve risks in addition to, and potentially greater than, the risks of the underlying asset(s). Gains or losses from derivatives can be substantially greater than the derivatives' original cost and can sometimes be unlimited. Derivatives typically involve leverage. Derivatives can be complex instruments and can involve analysis and processing that differs from that required for other investment types. If the value of a derivative does not correlate well with the particular market or other asset class the derivative is intended to provide exposure to, the derivative may not have the effect intended. Derivatives can also reduce the opportunity for gains or result in losses by offsetting positive returns in other investments. Derivatives can be less liquid than other types of investments. Legislation and regulation of derivatives in the United States and other countries, including margin, clearing, trading, reporting, and position limits, may make derivatives more costly and/or less liquid, limit the availability of certain types of derivatives, cause changes in the use of derivatives, or otherwise adversely affect the use of derivatives.

Certain derivative transactions require margin or collateral to be posted to and/or exchanged with a broker, prime broker, futures commission merchant, exchange, clearing house, or other third party whether directly or through a segregated custodial account. If an entity holding the margin or collateral becomes bankrupt or insolvent or otherwise fails to perform its obligations due to financial difficulties, there could be delays and/or losses in liquidating open positions purchased or sold through such entity and/or recovering amounts owed, including a loss of all or part of its collateral or margin deposits with such entity.

Some derivatives may be used for "hedging," meaning that they may be used when the manager seeks to protect investments from a decline in value, which could result from changes in interest rates, market prices, currency fluctuations, and other market factors. Derivatives may also be used when the manager seeks to increase liquidity; implement a cash management strategy; invest in a particular stock, bond, or segment of the market in a more efficient or less expensive way; modify the characteristics of portfolio investments; and/or to enhance return. However, when derivatives are used, their successful use is not assured and will depend upon the manager's ability to predict and understand relevant market movements.

Derivatives Regulation. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The EU, the UK, and some other countries have implemented similar requirements, which will affect derivatives transactions with a counterparty organized in, or otherwise subject to, the EU's or other country's derivatives regulations. Clearing rules and other new rules and regulations could, among other things, restrict a registered investment company's ability to engage in, or increase the cost of, derivatives transactions, for example, by eliminating the availability of some types of derivatives, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. While the new rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency, or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, central clearing and related requirements may expose investors to new kinds of costs and risks. For example, in the event of a counterparty's (or its affiliate's) insolvency, the Fund's ability to exercise remedies (such as the termination of transactions, netting of obligations and realization on collateral) could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU, the UK and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the liabilities of counterparties who are subject to such proceedings in the EU and the UK could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a "bail in").

Additionally, U.S. regulators, the EU, the UK, and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. It is expected that these regulations will have a material impact on the use of uncleared derivatives. These rules impose minimum margin requirements on derivatives transactions between a registered investment company and its counterparties and may increase the amount of margin required. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.

The SEC recently adopted Rule 18f-4 under the 1940 Act ("Rule 18f-4"), related to the use of derivatives, reverse repurchase agreements, and certain other transactions by registered investment companies. In connection with the adoption of Rule 18f-4, the SEC withdrew prior guidance requiring compliance with an asset segregation framework for covering certain derivative instruments and related transactions. Rule 18f-4, like the prior guidance, provides a mechanism by which the Fund is able to engage in derivatives transactions, even if the derivatives are considered to be "senior securities" for purposes of Section 18 of the 1940 Act, and it is expected that the Fund will continue to rely on that exemption, to the extent applicable. Rule 18f-4, among other things, requires a fund to apply value-at-risk ("VaR") leverage limits to its investments in derivatives transactions and certain other transactions that create future payment and delivery obligations as well as implement a derivatives risk management program. Generally, these requirements apply unless a fund satisfies Rule 18f-4's "limited derivatives users" exception. When a fund invests in reverse repurchase agreements or similar financing transactions, including certain tender option bonds, Rule 18f-4 requires the fund to either aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund's asset coverage ratio or treat all such transactions as derivatives transactions.

Exclusions of investment adviser from commodity pool operator definition. With respect to the Fund, the Adviser has claimed relief from the requirement to register as a "commodity pool operator" ("CPO") under the Commodity Exchange Act (the "CEA") and the rules thereunder and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, with respect to the Fund, the Adviser is relying upon a related exclusion from the definition of "commodity trading advisor" under the CEA and the rules of the CFTC.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in "commodity interests." Commodity interests include commodity futures, commodity options, and swaps, which, in turn, include non-deliverable forward currency contracts, as further described below. Compliance with the terms of the CPO exclusion may limit the ability of the Adviser to manage the investment program of the Fund in the same manner as it would in the absence of CPO exclusion requirements. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options, or swaps markets. The CFTC has neither reviewed nor approved the Adviser's reliance on these exclusions, or the Fund, its investment strategies, or this SAI.

Forward Commitments: Forward commitments are contracts to purchase securities for a fixed price at a future date beyond customary settlement time. A forward commitment may be disposed of prior to settlement. Such a disposition would result in the realization of short-term profits or losses.

Payment for the securities pursuant to one of these transactions is not required until the delivery date. However, the purchaser assumes the risks of ownership (including the risks of price and yield fluctuations) and the risk that the security will not be issued or delivered as anticipated. If the Fund makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.

Forward Currency Contracts: A forward currency contract is an obligation to purchase or sell a specified currency against another currency at a future date and price as agreed upon by the parties. Forward contracts usually are entered into with banks and broker-dealers and usually are for less than one year, but may be renewed. Forward contracts may be held to maturity and make the contemplated payment and delivery, or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Fund would be able to close out a forward currency contract at a favorable price or time prior to maturity.

Forward currency transactions may be used for hedging purposes. For example, the Fund might sell a particular currency forward if it holds bonds denominated in that currency but the Adviser (or Sub-Adviser, if applicable) anticipates, and seeks to protect the Fund against, a decline in the currency against the U.S. dollar. Similarly, the Fund might purchase a currency forward to "lock in" the dollar price of securities denominated in that currency which the Adviser (or Sub-Adviser, if applicable) anticipates purchasing for the Fund.

Hedging against a decline in the value of a currency does not limit fluctuations in the prices of portfolio securities or prevent losses to the extent they arise from factors other than changes in currency exchange rates. In addition, hedging transactions may limit opportunities for gain if the value of the hedged currency should rise. Moreover, it may not be possible to hedge against a devaluation that is so generally anticipated that no contracts are available to sell the currency at a price above the devaluation level it anticipates. The cost of engaging in currency exchange transactions varies with such factors as the currency involved, the length of the contract period, and prevailing market conditions. Because currency exchange transactions are usually conducted on a principal basis, no fees or commissions are involved.

Futures Contracts: A financial futures contract is an agreement between two parties to buy or sell in the future a specific quantity of an underlying asset at a specific price and time agreed upon when the contract is made. Futures contracts are traded in the United States only on commodity exchanges or boards of trade - known as "contract markets" - approved for such trading by the CFTC, and must be executed through a futures commission merchant also referred to herein as a "broker" which is a member of the relevant contract market. Futures are subject to the creditworthiness of the futures commission merchant(s) and clearing organizations involved in the transaction.

Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying asset called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.

Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. See, for example, "Index Futures Contracts" below.

The value of a futures contract typically fluctuates in correlation with the increase or decrease in the value of the underlying indicator. The buyer of a futures contract enters into an agreement to purchase the underlying indicator on the settlement date and is said to be "long" the contract. The seller of a futures contract enters into an agreement to sell the underlying indicator on the settlement date and is said to be "short" the contract.

The purchaser or seller of a futures contract is not required to deliver or pay for the underlying indicator unless the contract is held until the settlement date. The purchaser or seller of a futures contract is required to deposit "initial margin" with a futures commission merchant when the futures contract is entered into. Initial margin is typically calculated as a percentage of the contract's notional amount. A futures contract is valued daily at the official settlement price of the exchange on which it is traded. Each day cash is paid or received, called "variation margin," equal to the daily change in value of the futures contract. The minimum margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract.

The risk of loss in trading futures contracts can be substantial, because of the low margin required, the extremely high degree of leverage involved in futures pricing, and the potential high volatility of the futures markets. As a result, a relatively small price movement in a futures position may result in immediate and substantial loss (or gain) to the investor. Thus, a purchase or sale of a futures contract may result in unlimited losses. In the event of adverse price movements, an investor would continue to be required to make daily cash payments to maintain its required margin. In addition, on the settlement date, an investor may be required to make delivery of the indicators underlying the futures positions it holds.

Futures can be held until their delivery dates, or can be closed out by offsetting purchases or sales of futures contracts before then if a liquid market is available. It may not be possible to liquidate or close out a futures contract at any particular time or at an acceptable price and an investor would remain obligated to meet margin requirements until the position is closed. Moreover, most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and potentially resulting in substantial losses. The inability to close futures positions could require maintaining a futures positions under circumstances where the manager would not otherwise have done so, resulting in losses.

If the Fund buys or sells a futures contract as a hedge to protect against a decline in the value of a portfolio investment, changes in the value of the futures position may not correlate as expected with changes in the value of the portfolio investment. As a result, it is possible that the futures position will not provide the desired hedging protection, or that money will be lost on both the futures position and the portfolio investment.

Margin Payments: If the Fund purchases or sells a futures contract, it is required to deposit with a futures commission merchant an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a small percentage of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Fund upon termination of the contract, assuming the Fund satisfies its contractual obligations.

Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when the Fund sells a futures contract and the price of the underlying asset rises above the delivery price, the Fund's position declines in value. The Fund then pays the broker a variation margin payment generally equal to the difference between the delivery price of the futures contract and the market price of the underlying asset. Conversely, if the price of the underlying asset falls below the delivery price of the contract, the Fund's futures position increases in value. The broker then must make a variation margin payment generally equal to the difference between the delivery price of the futures contract and the market price of the underlying asset. If an exchange raises margin rates, the Fund would have to provide additional capital to cover the higher margin rates which could require closing out other positions earlier than anticipated.

If the Fund terminates a position in a futures contract, a final determination of variation margin would be made, additional cash would be paid by or to the Fund, and the Fund would realize a loss or a gain. Such closing transactions involve additional commission costs.

Index Futures Contracts: An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities or other assets making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Interest Rate Futures Contracts: An interest rate futures contract is an agreement to take or make delivery of either: (i) an amount of cash equal to the difference between the value of a particular index of debt instruments at the beginning and at the end of the contract period; or (ii) a specified amount of a particular debt instrument at a future date at a price set at the time of the contract. Interest rate futures contracts may be bought or sold in an attempt to protect against the effects of interest rate changes on current or intended investments in fixed income instruments or generally to adjust the duration and interest rate sensitivity of an investment portfolio. For example, if the Fund owned long-term bonds and interest rates were expected to increase, the Fund might enter into interest rate futures contracts for the sale of debt instruments. Such a sale would have much the same effect as selling some of the long-term bonds in the Fund's portfolio. If interest rates did increase, the value of the debt instruments in the portfolio would decline, but the value of the interest rate futures contracts would be expected to increase, subject to the correlation risks described below, thereby keeping the NAV of the Fund from declining as much as it otherwise would have.

Similarly, if interest rates were expected to decline, interest rate futures contracts may be purchased to hedge in anticipation of subsequent purchases of long-term bonds at higher prices. Since the fluctuations in the value of the interest rate futures contracts should be similar to that of long-term bonds, an interest rate futures contract may protect against the effects of the anticipated rise in the value of long-term bonds until the necessary cash becomes available or the market stabilizes. At that time, the interest rate futures contracts could be liquidated and cash could then be used to buy long-term bonds on the cash market. Similar results could be achieved by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, the futures market may be more liquid than the cash market in certain cases or at certain times.

Gold Futures Contracts: A gold futures contract is a standardized contract which is traded on a regulated commodity futures exchange, and which provides for the future delivery of a specified amount of gold at a specified date, time, and price. If the Fund purchases a gold futures contract, it becomes obligated to take delivery and pay for the gold from the seller in accordance with the terms of the contract. If the Fund sells a gold futures contract, it becomes obligated to make delivery of the gold to the purchaser in accordance with the terms of the contract.

Foreign Currency Futures: Currency futures contracts are similar to deliverable currency forward contracts (described above), except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures call for payment of delivery in U.S. dollars. A foreign currency futures contract is a standardized exchange-traded contract for the future delivery of a specified amount of a foreign currency at a price set at the time of the contract. Foreign currency futures contracts traded in the United States are designed by and traded on exchanges regulated by the CFTC, such as the New York Mercantile Exchange, and have margin requirements.

At the maturity of a futures contract, the Fund either may accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to futures contracts may be effected only on a commodities exchange or board of trade which provides a secondary market in such contracts. There is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin.

Options on Futures Contracts: Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying assets. A futures option gives the holder, in return for the premium paid, the right, but not the obligation, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling or purchasing an option of the same series, at which time the person entering into the closing purchase transaction will realize a gain or loss. There is no guarantee that such closing purchase transactions can be effected.

The Fund would be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above in connection with the discussion on futures contracts. See "Margin Payments" above.

Risks of transactions in futures contracts and related options: Successful use of futures contracts is subject to the ability of the Adviser (or Sub-Adviser, if applicable) to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss when the purchase or sale of a futures contract would not, such as when there is no movement in the prices of the underlying futures contracts. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

The use of futures and related options involves the risk of imperfect correlation among movements in the prices of the securities underlying the futures and options, of the options and futures contracts themselves, and, in the case of hedging transactions, of the underlying assets which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Adviser (or Sub-Adviser, if applicable) to forecast interest rates and market movements correctly. It is possible that, where the Fund has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, the Fund would lose money on the puts and also experience a decline in value in its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying asset due to certain market distortions. For example, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions, which could distort the normal relationship between the underlying asset and futures markets. The margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions.

There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. The Fund's futures commission merchant may limit the Fund's ability to invest in certain futures contracts. Such restrictions may adversely affect the Fund's performance and its ability to achieve its investment objective.

The CFTC and U.S. futures exchanges have established (and continue to evaluate and monitor) speculative position limits, referred to as "position limits," on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts. In addition, starting January 1, 2023, federal position limits will apply to swaps that are economically equivalent to futures contracts that are subject to CFTC set speculative limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with these speculative limits. Thus, even if the Fund's holding does not exceed applicable position limits, it is possible that some or all of the client accounts managed by the Adviser (or Sub-Adviser, if applicable) and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the Adviser (or Sub-Adviser, if applicable) may be affected by the sizes of such aggregate positions. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund's investment strategy.

Hybrid Instruments: hybrid instrument may be a debt instrument, preferred stock, depositary share, trust certificate, warrant, convertible security, certificate of deposit or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption or retirement, is determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, commodities, indexes, economic factors or other measures, including interest rates, currency exchange rates, or commodities or securities indices, or other indicators. Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stocks with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity.

Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, the Fund may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a U.S. dollar- denominated hybrid instrument whose redemption price is linked to the average three-year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level and payoffs of less than par if rates were above the specified level. Furthermore, the Fund could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the Fund the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transactions costs. Of course, there is no guarantee that the strategy would be successful, and the Fund could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instrument.

Risks of Investing in Hybrid Instruments: The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, swaps, options, futures and currencies. An investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument. The risks of a particular hybrid instrument will depend upon the terms of the instrument, but may include the possibility of significant changes in the benchmark(s) or the prices of the underlying assets to which the instrument is linked. Such risks generally depend upon factors unrelated to the operations or credit quality of the issuer of the hybrid instrument, which may not be foreseen by the purchaser, such as economic and political events, the supply and demand profiles of the underlying assets and interest rate movements. Hybrid instruments may be highly volatile.

The return on a hybrid instrument will be reduced by the costs of the swaps, options, or other instruments embedded in the instrument.

Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in an underlying asset may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the underlying asset may not move in the same direction or at the same time.

Hybrid instruments may bear interest or pay preferred dividends at below market (or even nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). Leverage risk occurs when the hybrid instrument is structured so that a given change in an underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.

If a hybrid instrument is used as a hedge against, or as a substitute for, a portfolio investment, the hybrid instrument may not correlate as expected with the portfolio investment, resulting in losses. While hedging strategies involving hybrid instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other investments.

Hybrid instruments may also carry liquidity risk since the instruments are often "customized" to meet the portfolio needs of a particular investor. The Fund may be prohibited from transferring a hybrid instrument, or the number of possible purchasers may be limited by applicable law or because few investors have an interest in purchasing such a customized product. Because hybrid instruments are typically privately negotiated contracts between two parties, the value of a hybrid instrument will depend on the willingness and ability of the issuer of the instrument to meet its obligations. Hybrid instruments also may not be subject to regulation by the CFTC, which generally regulates the trading of commodity futures, options, and swaps.

Synthetic Convertible Securities: Synthetic convertible securities are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, the Fund may purchase a non-convertible debt security and a warrant or option, which enables the Fund to have a convertible-like position with respect to a company, group of companies, or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Fund generally receives an amount in cash equal to the difference between the conversion price and the then-current value of the underlying security. Unlike a true convertible security, a synthetic convertible security comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible security is the sum of the values of its fixed-income component and its convertible component. For this reason, the value of a synthetic convertible security and a true convertible security may respond differently to market fluctuations.

Options: An option gives the holder the right, but not the obligation, to purchase (in the case of a call option) or sell (in the case of a put option) a specific amount or value of a particular underlying asset at a specific price (called the "exercise" or "strike" price) at one or more specific times before the option expires. The underlying asset of an option contract can be a security, currency, index, future, swap, commodity, or other type of financial instrument. The seller of an option is called an option writer. The purchase price of an option is called the premium. The potential loss to an option purchaser is limited to the amount of the premium plus transaction costs. This will be the case, for example, if the option is held and not exercised prior to its expiration date.

Options can be traded either through established exchanges ("exchange-traded options") or privately negotiated transactions OTC options. Exchange traded options are standardized with respect to, among other things, the underlying asset, expiration date, contract size and strike price. The terms of OTC options are generally negotiated by the parties to the option contract which allows the parties greater flexibility in customizing the agreement, but OTC options are generally less liquid than exchange-traded options.

All option contracts involve credit risk if the counterparty to the option contract (e.g., the clearing house or OTC counterparty) or the third party effecting the transaction in the case of cleared options (e.g., futures commission merchant or broker/dealer) fails to perform. The value of an OTC option that is not cleared is dependent on the credit worthiness of the individual counterparty to the contract and may be greater than the credit risk associated with cleared options.

The purchaser of a put option obtains the right (but not the obligation) to sell a specific amount or value of a particular asset to the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical put option can expect to realize a gain if the price of the underlying asset falls. However, if the underlying asset's price does not fall enough to offset the cost of purchasing the option, the purchaser of a put option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).

The purchaser of a call option obtains the right (but not the obligation) to purchase a specified amount or value of an underlying asset from the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical call option can expect to realize a gain if the price of the underlying asset rises. However, if the underlying asset's price does not rise enough to offset the cost of purchasing the option, the buyer of a call option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).

The purchaser of a call or put option may terminate its position by allowing the option to expire, exercising the option or closing out its position by entering into an offsetting option transaction if a liquid market is available. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser would complete the purchase or sale, as applicable, of the underlying asset to the option writer at the strike price.

The writer of a put or call option takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the writer assumes the obligation to buy or sell (depending on whether the option is a put or a call) a specified amount or value of a particular asset at the strike price if the purchaser of the option chooses to exercise it. A call option written on a security or other instrument held by the Fund (commonly known as "writing a covered call option") limits the opportunity to profit from an increase in the market price of the underlying asset above the exercise price of the option. A call option written on securities that are not currently held by the Fund is commonly known as "writing a naked call option". During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase income with minimal capital risk. However, when securities prices increase, the Fund would be exposed to an increased risk of loss, because if the price of the underlying asset or instrument exceeds the option's exercise price, the Fund would suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying asset held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying asset to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is theoretically unlimited. There is also a risk, especially with less liquid preferred and debt instruments, that the asset may not be available for purchase.

Generally, an option writer sells options with the goal of obtaining the premium paid by the option purchaser. If an option sold by an option writer expires without being exercised, the writer retains the full amount of the premium. The option writer's potential loss is equal to the amount the option is "in-the-money" when the option is exercised offset by the premium received when the option was written. A call option is in-the-money if the value of the underlying asset exceeds the strike price of the option, and so the call option writer's loss is theoretically unlimited. A put option is in-the-money if the strike price of the option exceeds the value of the underlying asset, and so the put option writer's loss is limited to the strike price. Generally, any profit realized by an option purchaser represents a loss for the option writer. The writer of an option may seek to terminate a position in the option before exercise by closing out its position by entering into an offsetting option transaction if a liquid market is available. If the market is not liquid for an offsetting option, however, the writer must continue to be prepared to sell or purchase the underlying asset at the strike price while the option is outstanding, regardless of price changes.

If the Fund is the writer of a cleared option, the Fund is required to deposit initial margin. Additional variation margin may also be required. If the Fund is the writer of an uncleared option, the Fund may be required to deposit initial margin and additional variation margin.

A physical delivery option gives its owner the right to receive physical delivery (if it is a call), or to make physical delivery (if it is a put) of the underlying asset when the option is exercised. A cash-settled option gives its owner the right to receive a cash payment based on the difference between a determined value of the underlying asset at the time the option is exercised and the fixed exercise price of the option. In the case of physically settled options, it may not be possible to terminate the position at any particular time or at an acceptable price. A cash-settled call conveys the right to receive a cash payment if the determined value of the underlying asset at exercise exceeds the exercise price of the option, and a cash-settled put conveys the right to receive a cash payment if the determined value of the underlying asset at exercise is less than the exercise price of the option.

Combination option positions are positions in more than one option at the same time. A spread involves being both the buyer and writer of the same type of option on the same underlying asset but different exercise prices and/or expiration dates. A straddle consists of purchasing or writing both a put and a call on the same underlying asset with the same exercise price and expiration date.

The principal factors affecting the market value of a put or call option include supply and demand, interest rates, the current market price of the underlying asset in relation to the exercise price of the option, the volatility of the underlying asset and the remaining period to the expiration date.

If a trading market in particular options were illiquid, investors in those options would be unable to close out their positions until trading resumes, and option writers may be faced with substantial losses if the value of the underlying asset moves adversely during that time. There can be no assurance that a liquid market will exist for any particular options product at any specific time. Lack of investor interest, changes in volatility, or other factors or conditions might adversely affect the liquidity, efficiency, continuity, or even the orderliness of the market for particular options. Exchanges or other facilities on which options are traded may establish limitations on options trading, may order the liquidation of positions in excess of these limitations, or may impose other sanctions that could adversely affect parties to an options transaction.

Many options, in particular OTC options, are complex and often valued based on subjective factors. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund.

Foreign Currency Options: Put and call options on foreign currencies may be bought or sold either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Fund to reduce foreign currency risk using such options.

Index Options: An index option is a put or call option on a securities index or other (typically securities- related) index. In contrast to an option on a security, the holder of an index option has the right to receive a cash settlement amount upon exercise of the option. This settlement amount is equal to: (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied; by (ii) a fixed "index multiplier." The index underlying an index option may be a "broad-based" index, such as the S&P 500® Index or the NYSE Composite Index, the changes in value of which ordinarily will reflect movements in the stock market in general. In contrast, certain options may be based on narrower market indices, such as the S&P 100 Index, or on indices of securities of particular industry groups, such as those of oil and gas or technology issuers. A stock index assigns relative values to the stocks included in the index, and the index fluctuates with changes in the market values of the stocks so included. The composition of the index is changed periodically. The risks of purchasing and selling index options are generally similar to the risks of purchasing and selling options on securities.

Participatory Notes: Participatory notes are a type of derivative instrument used by foreign investors to access local markets and to gain exposure to, primarily, equity securities of issuers listed on a local exchange. Rather than purchasing securities directly, the Fund may purchase a participatory note from a broker-dealer, which holds the securities on behalf of the noteholders.

Participatory notes are similar to depositary receipts except that: (1) brokers, not U.S. banks, are depositories for the securities; and (2) noteholders may remain anonymous to market regulators.

The value of the participatory notes will be directly related to the value of the underlying securities. Any dividends or capital gains collected from the underlying securities are remitted to the noteholder.

The risks of investing in participatory notes include derivatives risk and foreign investments risk. The foreign investments risk associated with participatory notes is similar to those of investing in depositary receipts. However, unlike depositary receipts, participatory notes are subject to counterparty risk based on the uncertainty of the counterparty's (i.e., the broker's) ability to meet its obligations.

Rights and Warrants: Warrants and rights are types of securities that give a holder a right to purchase shares of common stock. Warrants usually are issued in conjunction with a bond or preferred stock and entitle a holder to purchase a specified amount of common stock at a specified price typically for a period of years. Rights are instruments, frequently distributed to an issuer's shareholders as a dividend, that usually entitle the holder to purchase a specified amount of common stock at a specified price on a specific date or during a specific period of time (typically for a period of only weeks). The exercise price on a right is normally at a discount from the market value of the common stock at the time of distribution.

Warrants may be used to enhance the marketability of a bond or preferred stock. Rights are frequently used outside of the United States as a means of raising additional capital from an issuer's current shareholders.

Warrants and rights do not carry with them the right to dividends or to vote, do not represent any rights in the assets of the issuer and may or may not be transferable. Investments in warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities, and expires worthless if it is not exercised on or prior to its expiration date, if any.

Bonds issued with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities.

Equity-linked warrants are purchased from a broker, who in turn is expected to purchase shares in the local market. If the Fund exercises its warrant, the shares are expected to be sold and the warrant redeemed with the proceeds. Typically, each warrant represents one share of the underlying stock. Therefore, the price and performance of the warrant are directly linked to the underlying stock, less transaction costs. In addition to the market risk related to the underlying holdings, the Fund bears counterparty risk with respect to the issuing broker. There is currently no active trading market for equity-linked warrants, and they may be highly illiquid.

Index-linked warrants are put and call warrants where the value varies depending on the change in the value of one or more specified securities indices. Index-linked warrants are generally issued by banks or other financial institutions and give the holder the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer based on the value of the underlying index at the time of exercise. In general, if the value of the underlying index rises above the exercise price of the index-linked warrant, the holder of a call warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if the value of the underlying index falls, the holder of a put warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. The holder of a warrant would not be entitled to any payments from the issuer at any time when, in the case of a call warrant, the exercise price is greater than the value of the underlying index, or, in the case of a put warrant, the exercise price is less than the value of the underlying index. If the Fund were not to exercise an index-linked warrant prior to its expiration, then the Fund would lose the amount of the purchase price paid by it for the warrant.

Index-linked warrants are normally used in a manner similar to its use of options on securities indices. The risks of index-linked warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index-linked warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution that issues the warrant. Also, index-linked warrants may have longer terms than index options. Index-linked warrants are not likely to be as liquid as certain index options backed by a recognized clearing agency. In addition, the terms of index-linked warrants may limit the Fund's ability to exercise the warrants at such time, or in such quantities, as the Fund would otherwise wish to do.

Indirect investment in foreign equity securities may be made through international warrants, local access products, participation notes, or low exercise price warrants. International warrants are financial instruments issued by banks or other financial institutions, which may or may not be traded on a foreign exchange. International warrants are a form of derivative security that may give holders the right to buy or sell an underlying security or a basket of securities from or to the issuer for a particular price or may entitle holders to receive a cash payment relating to the value of the underlying security or basket of securities. International warrants are similar to options in that they are exercisable by the holder for an underlying security or the value of that security, but are generally exercisable over a longer term than typical options. These types of instruments may be American style exercise, which means that they can be exercised at any time on or before the expiration date of the international warrant, or European style exercise, which means that they may be exercised only on the expiration date. International warrants have an exercise price, which is typically fixed when the warrants are issued.

Low exercise price warrants are warrants with an exercise price that is very low relative to the market price of the underlying instrument at the time of issue (e.g., one cent or less). The buyer of a low exercise price warrant effectively pays the full value of the underlying common stock at the outset. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the price of the common stock relating to exercise or the settlement date is determined, during which time the price of the underlying security could change significantly. These warrants entail substantial credit risk, since the issuer of the warrant holds the purchase price of the warrant (approximately equal to the value of the underlying investment at the time of the warrant's issue) for the life of the warrant.

The exercise or settlement date of the warrants and other instruments described above may be affected by certain market disruption events, such as difficulties relating to the exchange of a local currency into U.S. dollars, the imposition of capital controls by a local jurisdiction or changes in the laws relating to foreign investments. These events could lead to a change in the exercise date or settlement currency of the instruments, or postponement of the settlement date. In some cases, if the market disruption events continue for a certain period of time, the warrants may become worthless, resulting in a total loss of the purchase price of the warrants.

Investments in these instruments involve the risk that the issuer of the instrument may default on its obligation to deliver the underlying security or cash in lieu thereof. These instruments may also be subject to liquidity risk because there may be a limited secondary market for trading the warrants. They are also subject, like other investments in foreign securities, to foreign risk and currency risk.

Swap Transactions and Options on Swap Transactions: Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined underlying assets, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a "basket" of securities representing a particular index). When the Fund enters into an interest rate swap, it typically agrees to make payments to its counterparty based on a specified long- or short-term interest rate, and will receive payments from its counterparty based on another interest rate. Other forms of swap agreements include interest rate caps, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest rate floors, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may enter into an interest rate swap in order, for example, to hedge against the effect of interest rate changes on the value of specific securities in its portfolio, or to adjust the interest rate sensitivity (duration) or the credit exposure of its portfolio overall, or otherwise as a substitute for a direct investment in debt instruments.

In a total return swap, one party typically agrees to pay to the other a short-term interest rate in return for a payment at one or more times in the future based on the increase in the value of an underlying asset; if the underlying asset declines in value, the party that pays the short-term interest rate must also pay to its counterparty a payment based on the amount of the decline. A swap may create a long or short position in the underlying asset. A total return swap may be used to hedge against an exposure in an investment portfolio (including to adjust the duration or credit quality of a bond portfolio) or generally to put cash to work efficiently in the markets in anticipation of, or as a replacement for, cash investments. A total return swap may also be used to gain exposure to securities or markets which may not be accessed directly (in so-called market access transactions).

In a credit default swap, one party provides what is in effect insurance against a default or other adverse credit event affecting an issuer of debt instruments (typically referred to as a "reference entity"). In general, the protection "buyer" in a credit default swap is obligated to pay the protection "seller" an upfront amount or a periodic stream of payments over the term of the swap. If a "credit event" occurs, the buyer has the right to deliver to the seller bonds or other obligations of the reference entity (with a value up to the full notional value of the swap), and to receive a payment equal to the par value of the bonds or other obligations. Rather than exchange the bonds for the par value, a single cash payment may be due from the seller representing the difference between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). Credit events that would trigger a request that the seller make payment are specific to each credit default swap agreement, but generally include bankruptcy, failure to pay, restructuring, obligation acceleration, obligation default, or repudiation/moratorium. If the Fund buys protection, it may or may not own securities of the reference entity. If it does own securities of the reference entity, the swap serves as a hedge against a decline in the value of the securities due to the occurrence of a credit event involving the issuer of the securities. If the Fund does not own securities of the reference entity, the credit default swap may be seen to create a short position in the reference entity. If the Fund is a buyer and no credit event occurs, the Fund will typically recover nothing under the swap, but will have had to pay the required upfront payment or stream of continuing payments under the swap. If the Fund sells protection under a credit default swap, the position may have the effect of creating leverage in the Fund's portfolio through the Fund's indirect long exposure to the issuer or securities on which the swap is written. If the Fund sells protection, it may do so either to earn additional income or to create such a "synthetic" long position. Credit default swaps involve general market risks, illiquidity risk, counterparty risk, and credit risk.

A cross-currency swap is a contract between two counterparties to exchange interest and principal payments in different currencies. A cross-currency swap normally has an exchange of principal at maturity (the final exchange); an exchange of principal at the start of the swap (the initial exchange) is optional. An initial exchange of notional principal amounts at the spot exchange rate serves the same function as a spot transaction in the foreign exchange market (for an immediate exchange of foreign exchange risk). An exchange at maturity of notional principal amounts at the spot exchange rate serves the same function as a forward transaction in the foreign exchange market (for a future transfer of foreign exchange risk). The currency swap market convention is to use the spot rate rather than the forward rate for the exchange at maturity. The economic difference is realized through the coupon exchanges over the life of the swap. In contrast to single currency interest rate swaps, cross-currency swaps involve both interest rate risk and foreign exchange risk.

The Fund may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more economical way.

An interest rate cap is a right to receive periodic cash payments over the life of the cap equal to the difference between any higher actual level of interest rates in the future and a specified strike (or "cap") level. The cap buyer purchases protection for a floating rate move above the strike. An interest rate floor is the right to receive periodic cash payments over the life of the floor equal to the difference between any lower actual level of interest rates in the future and a specified strike (or "floor") level. The floor buyer purchases protection for a floating rate move below the strike. The strikes are based on a reference rate chosen by the parties and are typically measured quarterly. Rights arising pursuant to both caps and floors are typically exercised automatically if the strike is in the money. Caps and floors can eliminate the risk that the buyer fails to exercise an in-the- money option.

The swap market has grown over the years, with a large number of banks and investment banking firms acting both as principals and agents utilizing standard swap documentation, which has contributed to greater liquidity in certain areas of the swap market under normal market conditions.

An option on swap agreement ("swaption") is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement, at some designated future time on specified terms. Depending on the terms of the particular swaption, generally a greater degree of risk is incurred when writing a swaption than when purchasing a swaption. If the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, if the Fund writes a swaption, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.

The successful use of swap agreements or swaptions depends on the manager's ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.

Swaps are highly specialized instruments that require investment techniques and risk analyses different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because they are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund's interest. The Fund bears the risk that its manager will not accurately forecast future market trends or the values of assets, reference rates, indices, or other economic factors in establishing swap positions for the Fund. If the manager attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Fund would be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Many swaps are complex and often valued subjectively.

Counterparty risk with respect to derivatives has been and may continue to be affected by new rules and regulations concerning the derivatives market. Some interest rate swaps and credit default index swaps are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds the position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses and clearing members, and it is not clear how an insolvency proceeding of a clearing house or clearing member would be conducted, what effect the insolvency proceeding would have on any recovery by the Fund, and what impact an insolvency of a clearing house or clearing member would have on the financial system more generally. In some ways, cleared derivative arrangements are less favorable to the Fund than bilateral arrangements, for example, by requiring that the Fund provide more margin for its cleared derivatives positions. Also, as a general matter, in contrast to a bilateral derivatives position, following a period of notice to the Fund, the clearing house or the clearing member through which it holds its position at any time can require termination of an existing cleared derivatives position or an increase in the margin required at the outset of a transaction. Any increase in margin requirements or termination of existing cleared derivatives positions by the clearing member or the clearing house could interfere with the ability of the Fund to pursue its investment strategy.

Also, in the event of a counterparty's (or its affiliate's) insolvency, the possibility exists that the Fund's ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU, the UK, and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the regulatory authorities could reduce, eliminate, or convert to equity the liabilities to the Fund of a counterparty who is subject to such proceedings in the EU and the UK (sometimes referred to as a "bail in").

The U.S. government, the EU, and the UK have also adopted mandatory minimum margin requirements for bilateral derivatives. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive.

The U.S. Congress, various exchanges and regulatory and self-regulatory authorities have undertaken reviews of derivatives trading in recent periods. Among the actions that have been taken or proposed to be taken are new position limits and reporting requirements, and new or more stringent daily price fluctuation limits for futures and options transactions. Additional measures are under active consideration and as a result there may be further actions that adversely affect the regulation of instruments in which the Fund may invest. It is possible that these or similar measures could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Fund may engage in derivative transactions could also prevent the Fund from using these instruments.

Foreign Currency Warrants: Foreign currency warrants such as Currency Exchange WarrantsSM ("CEWsSM") are warrants that entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciate against the particular foreign currency to which the warrant is linked or indexed).

OTHER INVESTMENT TECHNIQUES

Borrowing: Borrowing will result in leveraging of the Fund's assets. This borrowing may be secured or unsecured. Borrowing, like other forms of leverage, will tend to exaggerate the effect on NAV of any increase or decrease in the market value of the Fund's portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased, if any. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Provisions of the 1940 Act require the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Fund's total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sells holdings at that time.

From time to time, the Fund may enter into, and make borrowings for temporary purposes related to the redemption of shares under, a credit agreement with third-party lenders. Borrowings made under such credit agreements will be allocated pursuant to guidelines approved by the Board.

The Fund may engage in other transactions that may have the effect of creating leverage in the Fund's portfolio, including by way of example reverse repurchase agreements, dollar rolls, and derivatives transactions. The Fund will generally not treat such transactions as borrowings of money.

Illiquid Securities: Illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Fund may not invest more than 15% of its net assets in illiquid investments. With the exception of money market funds, Rule 22e-4 under the 1940 Act requires the Fund to adopt a liquidity risk management program to assess and manage its liquidity risk. Under its program, the Fund is required to classify its investments into specific liquidity categories and monitor compliance with limits on investments in illiquid securities. While the liquidity risk management program attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and it may not reduce the liquidity risk inherent in the Fund's investments.

Repurchase Agreements: A repurchase agreement is a contract under which the Fund acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price. Repurchase agreements may be viewed as loans which are collateralized by the securities subject to repurchase. The value of the underlying securities in such transactions will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying collateral to the seller's estate. To the extent that the Fund has invested a substantial portion of its assets in repurchase agreements, the investment return on such assets, and potentially the ability to achieve the investment objectives, will depend on the counterparties' willingness and ability to perform their obligations under the repurchase agreements.

Restricted Securities: The Fund may invest in securities that are legally restricted as to resale (such as those issued in private placements). These investments may include securities governed by Rule 144A under the 1933 Act ("Rule 144A") and securities that are offered in reliance on Section 4(a)(2) of the 1933 Act and restricted as to their resale. The Fund may incur additional expense when disposing of restricted securities, including costs to register the sale of the securities. The Board has delegated to Fund management the responsibility for monitoring and determining the liquidity of restricted securities, subject to the Board's oversight.

Reverse Repurchase Agreements and Dollar Roll Transactions: Reverse repurchase agreements involve sales of portfolio securities to another party and an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls involve selling securities (e.g. mortgage-backed securities or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. Mortgage-dollar rolls and U.S. Treasury rolls are types of dollar rolls. During the roll period, principal and interest paid on the securities is not received but proceeds from the sale can be invested.

Reverse repurchase agreement and dollar rolls involve the risk that the market value of the securities to be repurchased under the agreement may decline below the repurchase price. If the buyer of securities under a reverse repurchase agreement or dollar rolls files for bankruptcy or becomes insolvent, such a buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation to repurchase the securities and use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Additionally, reverse repurchase agreements entail many of the same risks as OTC derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected.

Securities Lending: Securities lending involves lending of portfolio securities to qualified broker/dealers, banks or other financial institutions who may need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failure to deliver securities, or completing arbitrage operations. Securities are loaned pursuant to a securities lending agreement approved by the Board and under the terms, structure and the aggregate amount of such loans consistent with the 1940 Act. Lending portfolio securities increases the lender's income by receiving a fixed fee or a percentage of the collateral, in addition to receiving the interest or dividend on the securities loaned. As collateral for the loaned securities, the borrower gives the lender collateral equal to at least 100% of the value of the loaned securities. The collateral may consist of cash (including U.S. dollars and foreign currency), securities issued by the U.S. Government or its agencies or instrumentalities, or such other collateral as may be approved by the Board. The borrower must also agree to increase the collateral if the value of the loaned securities increases but may request some of the collateral be returned if the market value of the loaned securities goes down.

During the existence of the loan, the lender will receive from the borrower amounts equivalent to any dividends, interest or other distributions on the loaned securities, as well as interest on such amounts. Loans are subject to termination by the lender or a borrower at any time. The Fund may choose to terminate a loan in order to vote in a proxy solicitation.

During the time a security is on loan and the issuer of the security makes an interest or dividend payment, the borrower pays the lender a substitute payment equal to any interest or dividends the lender would have received directly from the issuer of the security if the lender had not loaned the security. When a lender receives dividends directly from domestic or certain foreign corporations, a portion of the dividends paid by the lender itself to its shareholders and attributable to those dividends (but not the portion attributable to substitute payments) may be eligible for: (i) treatment as "qualified dividend income" in the hands of individuals; or (ii) the federal dividends received deduction in the hands of corporate shareholders. The Adviser therefore may cause the Fund to terminate a securities loan – and forego any income on the loan after the termination – in anticipation of a dividend payment. As of the date of this SAI, the Adviser is not engaging in this particular securities loan termination practice.

Securities lending involves counterparty risk, including the risk that a borrower may not provide additional collateral when required or return the loaned securities in a timely manner. Counterparty risk also includes a potential loss of rights in the collateral if the borrower or the Lending Agent defaults or fails financially. This risk is increased if loans are concentrated with a single borrower or limited number of borrowers. There are no limits on the number of borrowers that may be used and securities may be loaned to only one or a small group of borrowers. Participation in securities lending also incurs the risk of loss in connection with investments of cash collateral received from the borrowers. Cash collateral is invested in accordance with investment guidelines contained in the Securities Lending Agreement and approved by the Board. Some or all of the cash collateral received in connection with the securities lending program may be invested in one or more pooled investment vehicles, including, among other vehicles, money market funds managed by the Lending Agent (or its affiliates). The Lending Agent shares in any income resulting from the investment of such cash collateral, and an affiliate of the Lending Agent may receive asset-based fees for the management of such pooled investment vehicles, which may create a conflict of interest between the Lending Agent (or its affiliates) and the Fund with respect to the management of such cash collateral. To the extent that the value or return on investments of the cash collateral declines below the amount owed to a borrower, the Fund may incur losses that exceed the amount it earned on lending the security. The Lending Agent will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due, but such indemnification does not extend to losses associated with declines in the value of cash collateral investments. The Adviser is not responsible for any loss incurred by the Fund in connection with the securities lending program.

Short Sales: Short sales can be made "against the box" or not "against the box." A short sale that is not made "against the box" is a transaction in which a party sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the seller must borrow the security to make delivery to the buyer. To borrow the security, the seller also may be required to pay a premium, which would increase the cost of the security sold. The seller then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. It may not be possible to liquidate or close out the short sale at any particular time or at an acceptable price. The price at such a time may be more or less than the price at which the security was sold by the seller. The seller will incur a loss if the price of the security increases between the date of the short sale and the date on which the seller replaced the borrowed security. Such loss may be unlimited. The seller will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of a loss increased, by the amount of the premium, dividends or interest the seller may be required to pay in connection with a short sale. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out.) Short sales of forward commitments and derivatives do not involve borrowing a security. These types of short sales may include futures, options, contracts for differences, forward contracts on financial instruments and options such as contracts, credit-linked instruments, and swap contracts.

The seller may also make short sales "against the box." A short sale "against the box" is a transaction in which a security identical to one owned by the seller is borrowed and sold short. If the seller enters into a short sale against the box, it is required to hold securities equivalent in-kind and in amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. The seller will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box and will forgo an opportunity for capital appreciation in the security.

Selling short "against the box" typically limits the amount of effective leverage. Short sales "against the box" may be used to hedge against market risks when the manager believes that the price of a security may decline, causing a decline in the value of a security or a security convertible into or exchangeable for such security. In such case, any future losses in the long position would be reduced by a gain in the short position. The extent to which such gains or losses in the long position are reduced will depend upon the amount of securities sold short relative to the amount of the securities owned, either directly or indirectly, and, in the case of convertible securities, changes in the investment values or conversion premiums of such securities.

In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities, including short positions on such securities acquired through swaps.

To Be Announced Sale Commitments: To be announced commitments represent an agreement to purchase or sell securities on a delayed delivery or forward commitment basis through the "to-be announced" ("TBA") market. With TBA transactions, a commitment is made to either purchase or sell securities for a fixed price, without payment, and delivery at a scheduled future dated beyond the customary settlement period for securities. In addition, with TBA transactions, the particular securities to be delivered or received are not identified at the trade date; however, securities delivered to a purchaser must meet specified criteria (such as yield, duration, and credit quality) and contain similar characteristics. TBA securities may be sold to hedge positions or to dispose of securities under delayed-delivery arrangements.

Although the particular TBA securities must meet industry-accepted "good delivery" standards, there can be no assurance that a security purchased on a forward commitment basis will ultimately be issued or delivered by the counterparty. During the settlement period, the purchaser will still bear the risk of any decline in the value of the security to be delivered. Because these transactions do not require the purchase and sale of identical securities, the characteristics of the security delivered to the purchaser may be less favorable than the security delivered to the dealer. The purchaser of TBA securities generally is subject to increased market risk and interest rate risk because the delivered securities may be less favorable than anticipated by the purchaser. TBA securities have the effect of creating leverage.

Recently proposed FINRA rules include mandatory margin requirements for the TBA market with limited exceptions. TBAs historically have not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could increase the cost of TBA transactions and impose added operational complexity.

When-Issued Securities and Delayed Delivery Transactions: When-issued securities and delayed delivery transactions involve the purchase or sale of securities at a predetermined price or yield with payment and delivery taking place in the future after the customary settlement period for that type of security. Upon the purchase of the securities, liquid assets with an amount equal to or greater than the purchase price of the security will be set aside to cover the purchase of that security. The value of these securities is reflected in the net assets value as of the purchase date; however, no income accrues from the securities prior to their delivery.

There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold on a delayed delivery basis will be delivered. When the Fund engages in when-issued or delayed delivery transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

The purchase of securities in this type of transaction increases an overall investment exposure and involves a risk of loss if the value of the securities declines prior to settlement. If deemed advisable as a matter of investment strategy, the securities may be disposed of or the transaction renegotiated after it has been entered into, and the securities sold before those securities are delivered on the settlement date.

OTHER RISKS

Cyber Security Issues: The Voya family of funds, and their service providers, may be prone to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches.

Cyber-attacks affecting the Fund or its service providers may adversely impact the Fund. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Fund's ability to calculate its NAV, cause the release of private shareholder information or confidential business information, impede trading, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issuers of securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund's investment in such companies to lose value. In addition, substantial costs may be incurred in order to prevent any cyber-attacks in the future. While the Fund has established a business continuity plan in the event of, and risk management systems to prevent, such cyber- attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund, and such third party service providers may have limited indemnification obligations to the Adviser or the Fund, each of whom could be negatively impacted as a result. The Fund and its shareholders could be negatively impacted as a result. Similar types of operational and technology risks are also present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund's investments to lose value. In addition, cyber-attacks involving the Fund's counterparty could affect such counterparty's ability to meet its obligations to the Fund, which may result in losses to the Fund and its shareholders. Furthermore, as a result of cyber-attacks, disruptions or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or unable to accurately price its investments.

Qualified Financial Contracts: The Fund's investments may involve qualified financial contracts ("QFCs"). QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. Under regulations adopted by federal banking regulators pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain QFCs with counterparties that are part of U.S. or foreign global systemically important banking organizations will be amended to include contractual restrictions on close-out and cross-default rights. If a covered counterparty of the Fund or certain of the covered counterparty's affiliates were to become subject to certain insolvency proceedings, the Fund may be temporarily, or in some cases permanently, unable to exercise certain default rights, and the QFC may be transferred to another entity. These requirements may impact the Fund's credit and counterparty risks.

Fund Policies

Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of the Fund's assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such percentage limitation or standard will be determined immediately after and as a result of the Fund's acquisition of such security or other asset, except in the case of borrowing (or other activities that may be deemed to result in the issuance of a "senior security" under the 1940 Act). Accordingly, any subsequent change in value, net assets or other circumstances will not be considered when determining whether the investment complies with the Fund's investment policies and limitations.

Unless otherwise stated, if the Fund's holdings of illiquid securities exceeds 15% of its net assets because of changes in the value of the Fund's investments, the Fund will take action to reduce its holdings of illiquid securities within a time frame deemed to be in the best interest of the Fund.

Illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Such securities include, but are not limited to, fixed time deposits and repurchase agreements with maturities longer than seven days. Securities that may be resold under Rule 144A, securities offered pursuant to Section 4(a)(2) of the 1933 Act, or securities otherwise subject to restrictions on resale under the 1933 Act ("Restricted Securities") shall not be deemed illiquid solely by reason of being unregistered.

Fundamental Investment Restrictions

The Fund has adopted the following investment restrictions as fundamental policies, which means they cannot be changed without the approval of the holders of a "majority" of the Fund's outstanding voting securities, as that term is defined in the 1940 Act. The term "majority" is defined in the 1940 Act as the lesser of: (i) 67% or more of the Fund's voting securities present at a meeting of shareholders at which the holders of more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy; or (ii) more than 50% of the Fund's outstanding voting securities.

As a matter of fundamental policy, the Fund may not:

1.purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, or tax-exempt securities issued by any state or territory of the United States, or tax-exempt securities issued by any of their agencies, instrumentalities or political subdivisions; and (ii) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Fund;

2.purchase securities of any issuer if, as a result, with respect to 75% of the Fund's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Fund's ownership would be more than 10% of the outstanding voting securities of any issuer, provided that this restriction does not limit the Fund's investments in securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, or investments in securities of other investment companies;

3.borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations, interpretations thereunder and any exemptive relief obtained by the Fund;

4.make loans, except to the extent permitted under the 1940 Act, including the rules, regulations, interpretations and any exemptive relief obtained by the Fund;

5.underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either: (i) in connection with the disposition of a portfolio security; or (ii) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Fund's ability to invest in securities issued by other registered management investment companies;

6.purchase or sell real estate, except that the Fund may: (i) acquire or lease office space for its own use; (ii) invest in securities of issuers that invest in real estate or interests therein; (iii) invest in mortgage- related securities and other securities that are secured by real estate or interests therein; or (iv) hold and sell real estate acquired by the Fund as a result of the ownership of securities;

7.issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Fund; or

8.purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Fund from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities). This limitation does not apply to foreign currency transactions, including, without limitation, forward currency contracts.

Non-Fundamental Investment Restrictions

The Board has adopted the following non-fundamental investment restrictions, which may be changed by a vote of the Fund's Board and without shareholder vote.

•The Fund's investments in fixed-time deposits subject to withdrawal penalties and maturing in more than 7 days may not exceed15% of the net assets of the Fund.

•No more than 15% of the Fund's net assets may be comprised, in the aggregate, of assets that are: (i) subject to material legal restrictions on repatriation; or (ii) invested in illiquid securities.

•The Fund will only enter into futures contracts and options on futures which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

•The Fund may invest in futures contracts and options on futures contracts for hedging purposes. Generally, no more than 25% of the Fund's assets may be hedged. The Fund may not buy or sell futures contracts or options on futures if the margin deposits and premiums exceed 5% of the market value of the Fund's assets.

•The Fund may only invest in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or "A" or higher by S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

•In order to generate additional income, the Fund may lend portfolio securities in an amount up to 331⁄3% of total Fund assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities deemed to be creditworthy by the Adviser or Sub-Adviser. No lending may be made with any companies affiliated with the Adviser or a Sub-Adviser.

•The Fund will not engage in when-issued, forward commitment, or delayed delivery securities transactions for speculation purposes, but only in furtherance of its investment objectives. The Fund will not purchase these securities if more than 15% of the Fund's total assets would be segregated to cover such securities.

Temporary Defensive Position

When the Adviser or Sub-Advisers to the Fund anticipates unusual market, economic, political, or other conditions, the Fund may temporarily depart from its principal investment strategies as a defensive measure. In such circumstances, the Fund may invest in securities believed to present less risk, such as cash, cash equivalents, money market fund shares and other money market instruments, debt securities that are high quality or higher quality than normal, more liquid securities, or others. While the Fund invests defensively, it may not achieve its investment objective. The Fund's defensive investment position may not be effective in protecting its value. It is impossible to predict accurately how long such alternative strategies may be utilized.

Portfolio Turnover

A change in securities held in the Fund's portfolio is known as portfolio turnover and may involve the payment by the Fund of dealer mark-ups or brokerage or underwriting commissions and other transaction costs associated with the purchase or sale of securities.

The Fund may sell a portfolio investment soon after its acquisition if the Adviser or Sub-Advisers believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. Portfolio turnover rate for a fiscal year is the percentage determined by dividing (i) the lesser of the cost of purchases or sales of portfolio securities by (ii) the monthly average of the value of portfolio securities owned by the Fund during the fiscal year. Securities with maturities at acquisition of one year or less are excluded from this calculation. The Fund cannot accurately predict its turnover rate; however, the rate will be higher when the Fund finds it necessary or desirable to significantly change its portfolio to adopt a temporary defensive position or respond to economic or market events.

A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and transaction costs which are ultimately borne by the Fund's shareholders. High portfolio turnover may result in the realization of substantial capital gains.

Disclosure of Portfolio Holdings

The Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with the Fund's annual and semi-annual shareholder reports on Form N-CSR for the second and fourth fiscal quarters and on Form NPORT-P for the first and third fiscal quarters. The Fund's NPORT-P is available on the SEC's website at www.sec.gov and may be obtained, free of charge, by contacting the Fund at the phone number on the cover of this SAI.

In addition, the Fund may also file information on portfolio holdings with the SEC or other regulatory authority as required by applicable law.

Other than in regulatory filings, the Fund may provide its complete portfolio holdings to certain unaffiliated third parties and affiliates when the Fund has a legitimate business purpose for doing so. Unless otherwise noted below, the Fund's disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. Specifically, the Fund's disclosure of its portfolio holdings may include disclosure:

•to the Fund's independent registered public accounting firm, named herein, for use in providing audit opinions, as well as to the independent registered public accounting firm of an entity affiliated with the Adviser if the Fund is consolidated into the financial results of the affiliated entity;

•to financial printers for the purpose of preparing Fund regulatory filings;

•for the purpose of due diligence regarding a merger or acquisition involving the Fund;

•to a new adviser or sub-adviser or a transition manager prior to the commencement of its management of the Fund;

•to rating and ranking agencies such as Bloomberg L.P., Morningstar, Inc., Lipper Leaders Rating System, and S&P

•to consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in the Fund;

•to service providers, on a daily basis, in connection with their providing services benefiting the Fund including, but not limited to, the provision of custodial and transfer agency services, the provision of analytics for securities lending oversight and reporting, compliance oversight, and proxy voting or class action service providers;

•to a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Fund shareholders;

•to certain wrap fee programs, on a weekly basis, on the first Business Day following the previous calendar week;

•to a third party who acts as a "consultant" and supplies the consultant's analysis of holdings (but not actual holdings) to the consultant's clients (including sponsors of retirement plans or their consultants) or who provides regular analysis of Fund portfolios. The types, frequency and timing of disclosure to such parties vary depending upon information requested; or

•to legal counsel to the Fund and the Trustees.

In all instances of such disclosure, the receiving party is subject to a duty or obligation of confidentiality, including a duty not to trade on such information.

In addition, a Sub-Adviser may provide portfolio holdings information to third-party service providers in connection with such Sub-Adviser carrying out its duties pursuant to the Sub-Advisory Agreement in place between such Sub-Adviser and the Adviser, provided however that the Sub-Advisers are responsible for such third-party's confidential treatment of such data pursuant to the Sub-Advisory Agreement. This portfolio holdings information may be provided on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. The Sub-Advisers are also obligated, pursuant to its fiduciary duty to the relevant Fund, to ensure that any third-party service provider has a duty not to trade on any portfolio holdings information it receives other than on behalf of the Fund until public disclosure by the relevant Fund.

In addition to the situations discussed above, disclosure of the Fund's complete portfolio holdings on a more frequent basis to any unaffiliated third party or affiliates may be permitted if approved by the Chief Legal Officer of the Adviser or the Chief Compliance Officer of the Fund (each an "Authorized Party") pursuant to the Board's procedures. In each such case, the Authorized Party would determine whether the proposed disclosure of the Fund's complete portfolio holdings is for a legitimate business interest; whether such disclosure is in the best interest of Fund shareholders; whether such disclosure will create any conflicts between the interests of the Fund's shareholders, on the one hand, and those of the Fund's Adviser, Principal Underwriter or any affiliated person of the Fund, its Adviser, or its Principal Underwriter, on the other; and the third party must execute an agreement setting forth its duty of confidentiality with regards to the portfolio holdings, including a duty not to trade on such information. An Authorized Party would report to the Board regarding the implementation of these procedures.

The Board has authorized the senior officers of the Adviser or its affiliates to authorize the release of the Fund's portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with these policies and procedures. The Adviser or its affiliates report quarterly to the Board regarding the implementation of these policies and procedures.

Item 17. Management of the Trust

The business and affairs of the Trust are managed under the direction of the Trust's Board according to the applicable laws of the State of Delaware.

The Board governs the Fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who oversee the Fund's activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund's performance.

Trustees

Set forth in the table below is information about each Trustee of the Fund.

Name, Address, and	Position(s)	Term of	Principal	Number of	Other Positions
Age	Held with	Office and	Occupation(s)	Funds In	Held by
	Trust	Length of	During Past 5 Years	Fund	Trustees
		Time		Complex
		Served1		Overseen by
Trustees2
Independent Trustees
Colleen D. Baldwin	Chairperson	January	President,	129	RSR
7337 East Doubletree		2020-	Glantuam Partners,		Partners, Inc.,
Ranch Road, Suite		Present	LLC, a business		(2016 –
100,			consulting firm		Present).
Scottsdale, AZ 85258-	Trustee	November	(January 2009-
2034		2007-	Present)
Age: 62		Present
John V. Boyer	Trustee	January	Retired. Formerly,	129	None
7337 East Doubletree		2005-	President and Chief
Ranch Road, Suite		Present	Executive Officer,
100			Bechtler Arts
Scottsdale, AZ 85258-			Foundation, an arts
2034			and education
Age: 69			foundation
(January
2008 – December
2019).

Patricia W. Chadwick	Trustee	January	Consultant and	129	Wisconsin
7337 East Doubletree		2006-	President,		Energy
Ranch Road, Suite		Present	Ravengate		Corporation
100			Partners LLC, a		(June 2006 –
Scottsdale, AZ 85258-			consulting firm that		Present); The
2034			provides advice

1Trustees serve until their successors are duly elected and qualified. The tenure of each Trustee who is not an "interested person" as defined in the 1940 Act, of the Fund (as defined below, "Independent Trustee") is subject to the Board's retirement policy, which states that each duly elected or appointed Independent Trustee shall retire from and cease to be a member of the Board of Trustees at the close of business on December 31 of the calendar year in which the Independent Trustee attains the age of 75. A majority vote of the Board's other

Independent Trustees may extend the retirement date of an Independent Trustee if the retirement would trigger a requirement to hold a meeting of shareholders of the Trust under applicable law, whether for the purposes of appointing a successor to the Independent Trustee or otherwise complying under applicable law, in which case the extension would apply until such time as the shareholder meeting can be held or is no longer required (as determined by a vote of a majority of the other Independent Trustees).

2For the purposes of this table, "Fund Complex" includes the following investment companies: Voya Asia Pacific High Dividend Equity Income Fund; Voya Balanced Portfolio, Inc.; Voya Credit Income Fund; Voya Emerging Markets High Dividend Equity Fund; Voya Equity Trust; Voya Funds Trust; Voya Global Advantage and Premium Opportunity Fund; Voya Global Equity Dividend and Premium Opportunity Fund; Voya Government Money Market Portfolio; Voya Infrastructure, Industrials and Materials Fund; Voya Intermediate Bond Portfolio; Voya Investors Trust; Voya Mutual Funds; Voya Partners, Inc.; Voya Separate Portfolios Trust; Voya Strategic Allocation Portfolios, Inc.; Voya Variable Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust. The number of funds in the Fund Complex is 129 as of October 31, 2022.

Name, Address, and	Position(s)	Term of	Principal	Number of	Other Positions
Age	Held with	Office and	Occupation(s)	Funds In	Held by
	Trust	Length of	During Past 5 Years	Fund	Trustees
		Time		Complex
		Served1		Overseen by
Trustees2
Age: 74			regarding financial		Royce Funds
			markets and the		(22
			global economy		funds)
			(January 2000 –		(December
			Present).		2009 –
Present); and
AMICA Mutual
Insurance
Company (1992
– Present).
Martin J. Gavin	Trustee	August	Retired.	129	None
7337 East Doubletree		2015-
Ranch Road, Suite		Present
100
Scottsdale, AZ 85258-
2034
Age: 72
Joseph E. Obermeyer	Trustee	May 2013-	President,	129	None
7337 East Doubletree		Present	Obermeyer &
Ranch Road, Suite			Associates, Inc., a
100			provider of financial
Scottsdale, AZ 85258-			and economic
2034			consulting services
Age: 65			(November 1999 –
Present).
Sheryl K. Pressler	Trustee	January	Consultant (May	129	Centerra Gold
7337 East Doubletree		2006-	2001 – Present).		Inc. (May 2008
Ranch Road, Suite		Present			–
100					Present).
Scottsdale, AZ 85258-
2034
Age: 72
Christopher P. Sullivan	Trustee	October	Retired.	129	None
7337 East Doubletree		2015-
Ranch Road, Suite		Present
100
Scottsdale, AZ 85258-
2034
Age: 68
Trustee who is an "Interested Person"
Dina Santoro3	Trustee	July 2018-	President, Chief	129	Voya
230 Park Avenue		Present	Executive Officer,		Investments,
New York, NY 10169			and Director, Voya		LLC, Voya
Age: 49			Investments, LLC,		Capital, LLC and
			Voya Capital, LLC,		Voya Funds
and Voya Funds
Services, LLC

3Ms. Santoro is deemed to be an interested person of the Trust, as defined by the 1940 Act, because of her current affiliation with any of the Voya funds, Voya Financial, Inc., or Voya Financial, Inc.'s affiliates.

Name, Address, and	Position(s)	Term of	Principal	Number of	Other Positions
Age	Held with	Office and	Occupation(s)	Funds In	Held by
	Trust	Length of	During Past 5 Years	Fund	Trustees
		Time		Complex
		Served1		Overseen by
Trustees2
			(September 2022		Services, LLC
			– Present); Director		(March 2018 –
			and Senior Vice		Present);
			President, Voya		Voya Investment
			Investments		s Distributor,
			Distributor, LLC		LLC (April
			(April 2018 –		2018 –
			Present); Chief		Present).
Operating Officer,
Voya Investment
Management
(January 2022 –
Present); Senior
Managing Director,
Head of Product
and Marketing
Strategy, Voya
Investment
Management
(September 2017-
Present).
Formerly, President
and Director, Voya
Investments, LLC
and Voya Capital,
LLC (March 2018-
September 2022);
Director, Voya
Funds Services,
LLC (March 2018-
September 2022);
Managing Director,
Quantitative
Management
Associates, LLC
(January 2004-
August 2017).

Officers

Set forth in the table below is information for each Officer of the Trust.

Name, Address, and Age	Position(s)	Term of Office	Principal Occupation(s) During Past 5
	Held with the	and Length of	Years
	Trust	Time Served4
Dina Santoro	President	March 2018-	President, Chief Executive Officer, and
230 Park Avenue		Present	Director, Voya Investments, LLC, Voya

4The Officers hold office until the next annual meeting of the Board of Trustees and until their successors shall have been elected and qualified.

Name, Address, and Age	Position(s)	Term of Office	Principal Occupation(s) During Past 5
	Held with the	and Length of	Years
	Trust	Time Served4
New York, NY 10169	Chief Executive	September	Capital, LLC, and Voya Funds Services,
Age: 49	Officer	2022 –	LLC (September 2022 – Present);
		Present	Director and Senior Vice President, Voya
Investments Distributor, LLC (April 2018 –
Present); Chief Operating Officer, Voya
Investment Management (January 2022 –
Present); Senior Managing Director, Head
of Product and Marketing Strategy, Voya
Investment Management (September
2017-Present). Formerly, President and
Director, Voya Investments, LLC and Voya
Capital, LLC (March 2018-September
2022); Director, Voya Funds Services, LLC
(March 2018-September 2022);
Managing Director, Quantitative
Management Associates, LLC (January
2004-August 2017).
Jonathan Nash	Executive Vice	March 2020-	Executive Vice President, and Chief
230 Park Avenue	President	Present	Investment Risk Officer, Voya
New York, NY 10169			Investments, LLC (March 2020 –
Age: 55	Chief		Present); Senior Vice President,
	Investment		Investment Risk Management, Voya
	Risk Officer		Investment Management (March 2017
– Present). Formerly, Vice President,
Voya Investments, LLC (September
2018 – March 2020); Consultant, DA
Capital LLC (January 2016 – March
2017).
James M. Fink	Executive Vice	March 2018-	Managing Director, Voya Investments,
5780 Powers Ferry Rd. NW	President	Present	LLC, Voya Capital, LLC, and
Atlanta, GA 30327			Voya Funds Services, LLC (March
Age: 64			2018 – Present); Senior Vice
President, Voya Investments
Distributor, LLC (April 2018 –
Present); Chief Administrative Officer,
Voya Investment Management
(September 2017 – Present).
Formerly, Managing Director,
Operations, Voya Investment
Management (March 1999 –
September 2017).
Kristin M. Lynch	Chief	April 2022-	Chief Compliance Officer, Voya Family of
7337 East Doubletree	Compliance	Present	Funds (April 2022 - Present); and Vice
Ranch Road, Suite 100	Officer		President, Voya Investment Management
Scottsdale, AZ 85258-2034			(March 2019 – Present) Formerly,
Age: 41			Assistant Vice President, Voya Investment
Management (March 2014 – March
2019).
Todd Modic	Senior Vice	March 2005-	Director and Senior Vice President, Voya
7337 East Doubletree	President,	Present	Capital, LLC and Voya Funds Services, LLC
Ranch Road, Suite 100	Chief/Principal		(September 2022 – Present); Director,
Scottsdale, AZ 85258-2034			Voya Investments, LLC (September 2022
Age: 55			– Present); Senior Vice President, Voya

Name, Address, and Age	Position(s)	Term of Office	Principal Occupation(s) During Past 5
	Held with the	and Length of	Years
	Trust	Time Served4
	Financial		Investments, LLC (April 2005 –
	Officer and		Present). Formerly, President, Voya Funds
	Assistant		Services, LLC (March 2018 – September
	Secretary		2022).

Kimberly A. Anderson	Senior Vice	November	Senior Vice President, Voya Investments,
7337 East Doubletree	President	2003-Present	LLC (September 2003 – Present).
Ranch Road, Suite 100
Scottsdale, AZ 85258-2034
Age: 58
Sara M. Donaldson	Senior Vice	June 2022-	Senior Vice President, Voya Investments,
7337 East Doubletree	President	Present	LLC (February 2022 - Present); Senior
Ranch Road, Suite 100			Vice President, Head of Active Ownership,
Scottsdale, AZ 85258-2034			Voya Investment Management
Age: 63			(September 2021 – Present). Formerly,
Vice President, Voya Investments, LLC
(October 2015 – February 2022); Vice
President, Head of Proxy Voting, Voya
Investment Management (October 2015
– August 2021).
Andrew K. Schlueter	Senior Vice	June 2022-	Vice President, Voya Investments
7337 East Doubletree	President	Present	Distributor, LLC (April 2018 – Present);
Ranch Road, Suite 100			Vice President, Voya Investments, LLC
Scottsdale, AZ 85258-2034			and Voya Funds Services, LLC (March
Age: 46			2018-Present); Senior Vice President,
Head of Mutual Fund Operations, Voya
Investment Management (March 2022 –
Present). Formerly, Vice President, Head
of Mutual Fund Operations, Voya
Investment Management (February 2018-
February 2022); Vice President, Voya
Investment Management (March 2014-
February 2018).
Robert Terris	Senior Vice	May 2006-	Senior Vice President, Voya Investments
5780 Powers Ferry Rd. NW	President	Present	Distributor, LLC (April 2018 – Present);
Atlanta, GA 30327			Senior Vice President, Head of Investment
Age: 52			Services, Voya Investments, LLC (April
2018 – Present) and Voya Funds
Services, LLC (March 2006 – Present).
Formerly, Senior Vice President, Head of
Division
Operations, Voya Investments, LLC
(October 2015 – April 2018).
Joanne F. Osberg	Vice President	June 2022 –	Vice President and Senior Counsel, Voya
7337 East Doubletree		Present	Investment Management – Mutual Fund
Ranch Road, Suite 100	Secretary	September	Legal Department (September 2020 –
Scottsdale, AZ 85258-2034		2020-Present	Present). Formerly, Vice President and
Age: 40			Counsel, Voya Investment Management –
Mutual Fund Legal Department (January
2013 – September 2020).
Fred Bedoya	Vice President	September	Vice President, Voya Investments, LLC
7337 East Doubletree	and Treasurer	2012-Present	(October 2015 – Present) and Voya Funds
Ranch Road, Suite 100			Services, LLC (July 2012 – Present).

Name, Address, and Age	Position(s)	Term of Office	Principal Occupation(s) During Past 5
	Held with the	and Length of	Years
	Trust	Time Served4
Scottsdale, AZ 85258-2034
Age: 49
Maria M. Anderson	Vice President	September	Vice President, Voya Investments, LLC
7337 East Doubletree		2004-Present	(October 2015 – Present) and Voya Funds
Ranch Road, Suite 100			Services, LLC (September 2004 –
Scottsdale, AZ 85258-2034			Present).
Age: 64
Robyn L. Ichilov	Vice President	May 1999-	Vice President, Voya Funds Services, LLC
7337 East Doubletree		Present	(November 1995 – Present) and Voya
Ranch Road, Suite 100			Investments, LLC (August 1997–
Scottsdale, AZ 85258-2034			Present).
Age: 55
Jason Kadavy	Vice President	September	Vice President, Voya Investments, LLC
7337 East Doubletree		2012-Present	(October 2015 – Present) and Voya Funds
Ranch Road, Suite 100			Services, LLC (July 2007 – Present).
Scottsdale, AZ 85258-2034
Age: 46

Erica McKenna	Vice President	June 2022 -	Vice President, Head of Mutual Fund
7337 East Doubletree		Present	Compliance, and Chief Compliance
Ranch Rd.			Officer, Voya Investments, LLC (May 2022
Suite 100			– Present). Formerly, Vice President, Fund
Scottsdale, Arizona 85258			Compliance Manager, Voya Investments,
Age:50			LLC (March 2021 – May 2022); Assistant
Vice President, Fund Compliance

PART C.
OTHER INFORMATION
Item 28. Exhibits
28 (a)(1)
Amended and Restated Declaration of Trust of Voya Mutual Funds dated June 3, 2004 – Filed as an Exhibit to
Post-Effective Amendment No. 102 to the Registrant’s Form N-1A Registration Statement on September 8, 2004
and incorporated herein by reference.

28 (a)(2)
Amendment No. 1 dated September 2, 2004 to the Amended and Restated Declaration of Trust (Class I shares for
ING Global Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 102 to the Registrant’s
Form N-1A Registration Statement on September 8, 2004 and incorporated herein by reference.

28 (a)(3)
Amendment No. 2 dated January 31, 2005 to the Amended and Restated Declaration of Trust (ING International
Value Choice Fund) – Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant’s Form N-1A
Registration Statement on January 25, 2005 and incorporated herein by reference.

28 (a)(4)
Amendment No. 3 dated February 1, 2005 to the Amended and Restated Declaration of Trust (name change –
ING Global Value Choice Fund, formerly ING Worldwide Growth Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 106 to the Registrant’s Form N-1A Registration Statement on January 25, 2005 and incorporated herein by reference.

28 (a)(5)
Amendment No. 4 dated March 1, 2005 to the Amended and Restated Declaration of Trust (name change – ING
International SmallCap Fund, formerly ING International SmallCap Growth Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 110 to the Registrant’s Form N-1A Registration Statement on September 30, 2005
and incorporated herein by reference.

28 (a)(6)
Amendment No. 5 dated April 29, 2005 to the Amended and Restated Declaration of Trust (Class I shares for
ING Global Value Choice Fund and ING International Value Choice Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 110 to the Registrant’s Form N-1A Registration Statement September 30, 2005 and incorporated herein by reference.

28 (a)(7)
Amendment No. 6 dated September 1, 2005 to the Amended and Restated Declaration of Trust (ING Emerging
Markets Debt Fund and ING Greater China Fund) – Filed as an Exhibit to Post-Effective Amendment No. 110 to
the Registrant’s Form N-1A Registration Statement on September 30, 2005 and incorporated herein by reference.

28 (a)(8)
Amendment No. 7 dated September 30, 2005 to the Amended and Restated Declaration of Trust (Class O shares for ING Global Equity Dividend Fund and ING Global Real Estate Fund) - Filed as an Exhibit to Post-Effective
Amendment No. 110 to the Registrant’s Form N-1A Registration Statement on September 30, 2005 and
incorporated herein by reference.

28 (a)(9)
Amendment No. 8 dated November 1, 2005 to the Amended and Restated Declaration of Trust (ING Diversified
International Fund, ING Index Plus International Equity Fund, and ING International Capital Appreciation Fund)
– Filed as an Exhibit to Post-Effective Amendment No. 111 to the Registrant’s Form N-1A Registration Statement
on December 6, 2005 and incorporated herein by reference.

28 (a)(10)
Amendment No. 9 dated November 10, 2005 to the Amended and Restated Declaration of Trust (ING
International Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 111 to the Registrant’s
Form N-1A Registration Statement on December 6, 2005 and incorporated herein by reference.

28 (a)(11)
Amendment No. 10 dated March 16, 2006 to the Amended and Restated Declaration of Trust (ING Global Bond
Fund) – Filed as an Exhibit to Post-Effective Amendment No. 116 to the Registrant’s Form N-1A Registration
Statement on June 19, 2006 and incorporated herein by reference.

28 (a)(12)
Amendment No. 11 dated May 25, 2006 to the Amended and Restated Declaration of Trust – Filed as an Exhibit
to Post-Effective Amendment No. 116 to the Registrant’s Form N-1A Registration Statement on June 19, 2006
and incorporated herein by reference.

28 (a)(13)
Amendment No. 12 dated July 13, 2006 to the Amended and Restated Declaration of Trust (Class R shares for
ING Diversified International Fund) – Filed as an Exhibit to Post-Effective Amendment No. 117 to the
Registrant’s Form N-1A Registration Statement on August 14, 2006 and incorporated herein by reference.

28 (a)(14)
Amendment No. 13 dated October 9, 2006 to the Amended and Restated Declaration of Trust (name change -
ING Global Natural Resources Fund, formerly ING Precious Metals Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 119 to the Registrant’s Form N-1A Registration Statement on December 7, 2006 and
incorporated herein by reference.

28 (a)(15)
Amendment No. 14 dated November 9, 2006 to the Amended and Restated Declaration of Trust (ING
International Value Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 119 to the
Registrant’s Form N-1A Registration Statement on December 7, 2006 and incorporated herein by reference.

28 (a)(16)
Amendment No. 15 dated November 9, 2006 to the Amended and Restated Declaration of Trust (authority to reclassify, reorganize, recapitalize, or convert issued or unissued interests of any class into interests of one or more other classes) – Filed as an Exhibit to Post-Effective Amendment No. 121 to the Registrant’s Form N-1A
Registration Statement on February 23, 2007 and incorporated herein by reference.

28 (a)(17)
Amendment No. 16 dated November 9, 2006 to the Amended and Restated Declaration of Trust (abolishing
Class M shares for ING Emerging Countries Fund) – Filed as an Exhibit to Post-Effective Amendment No. 121 to
the Registrant’s Form N-1A Registration Statement on February 23, 2007 and incorporated herein by reference.

28 (a)(18)
Amendment No. 17 dated February 28, 2007 to the Amended and Restated Declaration of Trust (name change -
ING International Growth Opportunities Fund, formerly ING International Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 121 to the Registrant’s Form N-1A Registration Statement on February 23, 2007
and incorporated herein by reference.

28 (a)(19)
Amendment No. 18 dated March 2, 2007 to the Amended and Restated Declaration of Trust (ING International
Equity Dividend Fund) – Filed as an Exhibit to Post-Effective Amendment No. 124 to the Registrant’s Form
N-1A Registration Statement on July 27, 2007 and incorporated herein by reference.

28 (a)(20)
Amendment No. 19 dated July 12, 2007 to the Amended and Restated Declaration of Trust (ING Asia-Pacific
Real Estate Fund, ING European Real Estate Fund, and Class I shares for ING Global Equity Dividend Fund; and
ING Global Natural Resources Fund; and Class O shares for ING Index Plus International Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 124 to the Registrant’s Form N-1A Registration Statement on
July 27, 2007 and incorporated herein by reference.

28 (a)(21)
Amendment No. 20 dated September 12, 2007 to the Amended and Restated Declaration of Trust (Class W shares for ING Diversified International Fund, ING Emerging Countries Fund, ING Foreign Fund, ING Global Equity
Dividend Fund, ING Global Natural Resources Fund, ING Global Real Estate Fund, ING International Equity
Dividend Fund, ING International Real Estate Fund, and ING International SmallCap Fund) – Filed as an Exhibit
to Post-Effective Amendment No. 128 to the Registrant’s Form N-1A Registration Statement on November 9,
2007 and incorporated herein by reference.

28 (a)(22)
Amendment No. 21 dated December 17, 2007 to the Amended and Restated Declaration of Trust (name change –
ING International SmallCap Multi-Manager Fund, formerly ING International SmallCap Fund) – Filed as an exhibit to Post-Effective Amendment No. 131 to the Registrant’s Form N-1A Registration Statement on
February 27, 2008 and incorporated herein by reference.

28 (a)(23)
Amendment No. 22 dated May 30, 2008 to the Amended and Restated Declaration of Trust (Class O shares for
ING Diversified International Fund, ING Global Bond Fund, ING Greater China Fund, and ING International
SmallCap Multi-Manager Fund) – Filed as an Exhibit to Post-Effective Amendment No. 132 to the Registrant’s
Form N-1A Registration Statement on June 4, 2008 and incorporated herein by reference.

28 (a)(24)
Plan of Liquidation and Dissolution of Series with respect to ING International Value Opportunities Fund effective August 1, 2008 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form
N-1A Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(25)
Amendment No. 23 effective September 27, 2008 to the Amended and Restated Declaration of Trust (dissolution of ING International Value Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 134 to
the Registrant’s Form N-1A Registration Statement on February 26, 2009 and incorporated herein by reference.

28 (a)(26)
Amendment No. 24 dated March 27, 2009 to the Amended and Restated Declaration of Trust (Class Q shares for
ING International Capital Appreciation Fund) – Filed as an Exhibit to Post-Effective Amendment No. 135 to the
Registrant’s Form N-1A Registration Statement on May 29, 2009 and incorporated herein by reference.

28 (a)(27)
Amendment No. 25 dated May 14, 2009 to the Amended and Restated Declaration of Trust (Class W shares for
ING Global Bond Fund, ING Global Value Choice Fund, and ING International Value Choice Fund) – Filed as an
Exhibit to Post-Effective Amendment No. 135 to the Registrant’s Form N-1A Registration Statement on May 29,
2009 and incorporated herein by reference.

28 (a)(28)
Plan of Liquidation and Dissolution of Series with respect to ING Disciplined International SmallCap Fund effective July 13, 2009 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(29)
Plan of Liquidation and Dissolution of Series with respect to ING Emerging Markets Fixed Income Fund effective
July 13, 2009 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(30)
Amendment No. 26 effective August 10, 2009 to the Amended and Restated Declaration of Trust (dissolution of
ING International Growth Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 137 to the
Registrant’s Form N-1A Registration Statement on September 29, 2009 and incorporated herein by reference.

28 (a)(31)
Amendment No. 27 effective August 21, 2009 to the Amended and Restated Declaration of Trust (dissolution of
ING Disciplined International SmallCap Fund and ING Emerging Markets Fixed Income Fund) – Filed as an
Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A Registration Statement on
September 29, 2009 and incorporated herein by reference.

28 (a)(32)
Amendment No. 28 dated September 10, 2009 to the Amended and Restated Declaration of Trust (Class I shares for ING Russia Fund) – Filed as an Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A
Registration Statement on September 29, 2009 and incorporated herein by reference.

28 (a)(33)
Plan of Liquidation and Dissolution of Series with respect to ING International Equity Dividend Fund effective
September 14, 2009 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(34)
Amendment No. 29 effective October 13, 2009 to the Amended and Restated Declaration of Trust (Class W
shares for ING International Capital Appreciation Fund) – Filed as an Exhibit to Post-Effective Amendment No.
139 to the Registrant’s Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.

28 (a)(35)
Amendment No. 30 dated November 20, 2009 to the Amended and Restated Declaration of Trust (converting
Class Q shares into Class W shares and abolishing Class Q shares for ING Foreign Fund, ING Global Natural
Resources Fund, ING Global Value Choice Fund, ING International SmallCap Multi-Manager Fund, and ING
Russia Fund) – Filed as an Exhibit to Post-Effective Amendment No. 139 to the Registrant’s Form N-1A
Registration Statement on February 25, 2010 and incorporated herein by reference.

28 (a)(36)
Amendment No. 31, effective March 5, 2010, to the Amended and Restated Declaration of Trust (converting
Class Q shares into Class W shares and abolishing Class Q shares for ING Emerging Countries Fund and ING
International Capital Appreciation Fund) – Filed as an Exhibit to Post-Effective Amendment No. 140 to the
Registrant’s Form N-1A Registration Statement on September 30, 2010 and incorporated herein by reference.

28 (a)(37)
Amendment No. 32 dated June 30, 2010 to Amended and Restated Declaration of Trust (name change – ING
Global Opportunities Fund, formerly ING Foreign Fund) – Filed as an Exhibit to Post-Effective Amendment No.
140 to the Registrant’s Form N-1A Registration Statement on September 30, 2010 and incorporated herein by reference.

28 (a)(38)
Amendment No. 33 dated September 30, 2010 to the Amended and Restated Declaration of Trust (Class I shares for ING International Growth Fund) – Filed as an Exhibit to Post-Effective Amendment No. 142 to the
Registrant’s Form N-1A Registration Statement on December 6, 2010 and incorporated herein by reference.

28 (a)(39)
Plan of Liquidation and Dissolution of Series with respect to ING Asia-Pacific Real Estate Fund effective
November 26, 2010 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(40)
Plan of Liquidation and Dissolution of Series with respect to ING European Real Estate Fund effective
November 26, 2010 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(41)
Amendment No. 34 dated November 18, 2010 to the Amended and Restated Declaration of Trust (Class I shares for ING International Core Fund) – Filed as an Exhibit to Post-Effective Amendment No. 144 to the Registrant’s
Form N-1A Registration Statement on January 24, 2011 and incorporated herein by reference.

28 (a)(42)
Amendment No. 35 dated May 19, 2011 to the Amended and Restated Declaration of Trust (Class R shares and
Class W shares for certain ING Funds) – Filed as an Exhibit to Post-Effective Amendment No. 149 to the
Registrant’s Form N-1A Registration Statement on July 28, 2011 and incorporated herein by reference.

28 (a)(43)
Amendment No. 36 dated July 15, 2011 to the Amended and Restated Declaration of Trust (ING Emerging
Markets Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 149 to the Registrant’s Form N-1A
Registration Statement filed on July 28, 2011 and incorporated herein by reference.

28 (a)(44)
Amendment No. 37 dated January 12, 2012 to the Amended and Restated Declaration of Trust (Class B shares for
ING Emerging Markets Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 157 to the
Registrant’s Form N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

28 (a)(45)
Amendment No. 38 dated February 29, 2012 to the Amended and Restated Declaration of Trust (name change –
ING International Small Cap Fund, formerly ING International SmallCap Multi-Manager Fund) – Filed as an
Exhibit to Post-Effective Amendment No. 157 to the Registrant’s Form N-1A Registration Statement on
February 27, 2012 and incorporated herein by reference.

28 (a)(46)
Plan of Liquidation and Dissolution of Series with respect to ING International Capital Appreciation Fund, effective January 17, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 157 to the Registrant’s Form
N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

28 (a)(47)
Amendment No. 39 dated July 12, 2012 to the Amended and Restated Declaration of Trust (ING Diversified
Emerging Markets Debt Fund) – Filed as an Exhibit to Post-Effective Amendment No. 165 to the Registrant’s
Form N-1A Registration Statement on October 31, 2012 and incorporated herein by reference.

28 (a)(48)
Amendment No. 40 effective July 23, 2012 to the Amended and Restated Declaration of Trust (dissolving ING
Emerging Countries Fund) – Filed as an Exhibit to Post-Effective Amendment No. 165 to the Registrant’s Form
N-1A Registration Statement on October 31, 2012 and incorporated herein by reference.

28 (a)(49)
Amendment No. 41 dated August 1, 2012 to the Amended and Restated Declaration of Trust (Class W shares for
ING International Core Fund) – Filed as an Exhibit to Post-Effective Amendment No. 160 to the Registrant’s
Form N-1A Registration Statement on August 7, 2012 and incorporated herein by reference.

28 (a)(50)
Amendment No. 42 dated September 6, 2012 to the Amended and Restated Declaration of Trust (Class R6 shares for ING Global Bond Fund and ING Global Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment
No. 170 to the Registrant’s Form N-1A Registration Statement on December 21, 2012 and incorporated herein by reference.

28 (a)(51)
Amendment No. 43 dated November 14, 2012 to the Amended and Restated Declaration of Trust (name change –
ING International Value Equity Fund, formerly ING Global Value Choice Fund) –Filed as an Exhibit to
Post-Effective Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on December 21, 2012
and incorporated herein by reference.

28 (a)(52)
Amendment No. 44 dated November 15, 2012 to the Amended and Restated Declaration of Trust (name change –
ING Emerging Markets Equity Dividend Fund, formerly ING Greater China Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on December 21, 2012
and incorporated herein by reference.

28 (a)(53)
Amendment No. 45 dated November 29, 2012 to the Amended and Restated Declaration of Trust (Class P shares for ING Global Bond Fund) – Filed as an Exhibit to Post-Effective Amendment No. 167 to the Registrant’s Form
N-1A Registration Statement on November 30, 2012 and incorporated herein by reference.

28 (a)(54)
Amendment No. 46 dated January 10, 2013 to the Amended and Restated Declaration of Trust (ING Global
Perspectives Fund) – Filed as an Exhibit to Post-Effective Amendment No. 174 to the Registrant’s Form N-1A
Registration Statement on February 27, 2013 and incorporated herein by reference.

28 (a)(55)
Plan of Liquidation and Dissolution of Series with respect to ING Index Plus International Equity Fund, effective
December 7, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 174 to the Registrant’s Form N-1A
Registration Statement on February 27, 2013 and incorporated herein by reference.

28 (a)(56)
Amendment No. 47 dated July 1, 2013 to the Amended and Restated Declaration of Trust (name change – ING
Multi-Manager International Equity Fund, formerly ING International Growth Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 183 to the Registrant’s Form N-1A Registration Statement on December 16, 2013
and incorporated herein by reference.

28 (a)(57)
Amendment No. 48 effective July 15, 2013 to the Amended and Restated Declaration of Trust (dissolution of ING
International Value Choice Fund) – Filed as an Exhibit to Post-Effective Amendment No. 183 to the Registrant’s
Form N-1A Registration Statement on December 16, 2013 and incorporated herein by reference.

28 (a)(58)
Amendment No. 49 dated November 21, 2013 to the Amended and Restated Declaration of Trust (Class A,
Class B, Class C, Class O, Class R, and Class W shares for ING Multi-Manager International Equity Fund) –
Filed as an Exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement
on February 26, 2014 and incorporated herein by reference.

28 (a)(59)
Amendment No. 50 dated May 1, 2014 to the Amended and Restated Declaration of Trust (name change of each existing series of the Trust) – Filed as an Exhibit to Post-Effective Amendment No. 186 to the Registrant’s Form
N-1A Registration Statement on July 14, 2014 and incorporated herein by reference.

28 (a)(60)
Amendment No. 51 dated May 22, 2014 to the Amended and Restated Declaration of Trust (Class R6 shares for
Voya Global Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 186 to the Registrant’s
Form N-1A Registration Statement on July 14, 2014 and incorporated herein by reference.

28 (a)(61)
Amendment No. 52 effective October 1, 2014 to the Amended and Restated Declaration of Trust (abolition of
Class B, Class C, and Class R shares of Voya Global Natural Resources Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 188 to the Registrant’s Form N-1A Registration Statement on December 22, 2014
and incorporated herein by reference.

28 (a)(62)
Amendment No. 53 effective November 24, 2014 to the Amended and Restated Declaration of Trust (dissolution of Voya Global Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 188 to the
Registrant’s Form N-1A Registration Statement on December 22, 2014 and incorporated herein by reference.

28 (a)(63)
Amendment No. 54 dated December 1, 2014 to the Amended and Restated Declaration of Trust (name change –
Voya Global Value Advantage Fund, formerly Voya International Value Equity Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 188 to the Registrant’s Form N-1A Registration Statement on December 22, 2014
and incorporated herein by reference.

28 (a)(64)
Amendment No. 55 effective May 26, 2015 to the Amended and Restated Declaration of Trust (dissolution of
Voya Global Natural Resources Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the
Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.

28 (a)(65)
Plan of Liquidation and Dissolution of Series with respect to Voya Emerging Markets Equity Dividend Fund, effective January 15, 2016 – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form
N-1A Registration Statement on December 2, 2016 and incorporated herein by reference.

28 (a)(66)
Amendment No. 56 dated May 1, 2016 to the Amended and Restated Declaration of Trust (name change – Voya
Global Equity Fund, formerly Voya Global Value Advantage Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on December 2, 2016 and
incorporated herein by reference.

28 (a)(67)
Amendment No. 57 dated September 15, 2016 to the Amended and Restated Declaration of Trust (Voya Global
Corporate Leaders® 100 Fund and Voya Global High Dividend Low Volatility Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on December 2, 2016
and incorporated herein by reference.

28 (a)(68)
Amendment No. 58 dated November 17, 2016 to the Amended and Restated Declaration of Trust (Voya CBRE
Global Infrastructure Fund and Voya CBRE Long/Short Fund) – Filed as an Exhibit to Post-Effective Amendment
No. 195 to the Registrant’s Form N-1A Registration Statement on December 2, 2016 and incorporated herein by reference.

28 (a)(69)
Amendment No. 59 dated January 12, 2017 to the Amended and Restated Declaration of Trust (Class T shares for
Voya CBRE Global Infrastructure Fund, Voya CBRE Long/Short Fund, Voya Diversified Emerging Markets Debt
Fund, Voya Global Bond Fund, Voya Global Corporate Leaders® 100 Fund, Voya Global Equity Fund, Voya
Global High Dividend Low Volatility Fund, Voya Global Perspectives® Fund, Voya Global Real Estate Fund, and
Voya International Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 199 to the
Registrant’s Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

28 (a)(70)
Amendment No. 60 dated January 20, 2017 to the Amended and Restated Declaration of Trust (name change –
Voya Multi-Manager International Factors Funds, formerly International Core Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 199 to the Registrant’s Form N-1A Registration Statement on February 24, 2017
and incorporated herein by reference.

28 (a)(71)
Amendment No. 61 effective May 2, 2017 to the Amended and Restated Declaration of Trust (abolishment of
Class B shares for Voya Diversified International Fund, Voya Global Bond Fund, Voya Global Equity Dividend
Fund, Voya Global Equity Fund, Voya Global Real Estate Fund, Voya International Real Estate Fund, Voya
Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, Voya
Multi-Manager International Small Cap Fund, and Voya Russia Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 206 to the Registrant’s Form N-1A Registration Statement on July 14, 2017 and incorporated herein by reference.

28 (a)(72)
Amendment No. 62 effective January 11, 2018 to the Amended and Restated Declaration of Trust (establishment of Class P3 shares for Voya Global Bond Fund, Voya Global Real Estate Fund, Voya Multi-Manager Emerging
Markets Equity Fund, Voya Multi-Manager International Equity Fund and Voya Multi-Manager International
Factors Fund) - Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A
Registration Statement on February 23, 2018 and incorporated herein by reference.

28 (a)(73)
Amendment No. 63 effective May 1, 2018 to the Amended and Restated Declaration of Trust (change of name for
Voya International High Dividend Low Volatility Fund, formerly, Voya Global High Dividend Low Volatility
Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration
Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(74)
Amendment No. 64. effective May 18, 2017 to the Amended and Restated Declaration of Trust (dissolution of
Voya Diversified International Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(75)
Amendment No. 65 effective September 14, 2018 to the Amended and Restated Declaration of Trust
(establishment of Class P3 shares for Voya International High Dividend Low Volatility Fund and Voya
Multi-Manager International Small Cap Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(76)
Amendment No. 66 effective November 16, 2018 to the Amended and Restated Declaration of Trust
(establishment of Class C shares for Voya CBRE Global Infrastructure Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019
and incorporated herein by reference.

28 (a)(77)
Amendment No. 67 effective January 25, 2019 to the Amended and Restated Declaration of Trust (establishment of Class W shares for Voya CBRE Global Infrastructure Fund and Class P shares for Voya Multi-Manager
Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, and Voya Multi-Manager
International Factors Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form
N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(78)
Plan of Liquidation and Dissolution of Series with respect to Voya CBRE Long/Short Fund effective, March 19,
2019 – Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration
Statement on October 31, 2019 and incorporated herein by reference.

28 (a)(79)
Amendment No. 68 effective May 23, 2019 to the Amended and Restated Declaration of Trust (Voya Global
Diversified Payment Fund II) – Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form
N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (a)(80)
Amendment No. 69 effective September 12, 2019 to the Amended and Restated Declaration of Trust (establish of
Class R6 shares for Voya Global Equity Dividend Fund and Voya International High Dividend Low Volatility
Fund) – Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration
Statement on October 31, 2019 and incorporated herein by reference.

28 (a)(81)
Plan of Liquidation and Dissolution of Series with respect to Voya International Real Estate Fund, effective
October 4, 2019 – Filed as an exhibit to Post-Effective Amendment No. 218 to the Registrant’s Form N-1A
Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (a)(82)
Amendment No. 71 effective November 8, 2019 to the Amended and Restated Declaration of Trust (Voya Global
Diversified Payment Fund) – Filed as an exhibit to Post-Effective Amendment No. 218 to the Registrant’s Form
N-1A Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (a)(83)
Amendment No. 72 effective May 23, 2019 to the Amended and Restated Declaration of Trust (Abolishment of
Class O shares) – Filed as an exhibit to Post-Effective Amendment No. 218 to the Registrant’s Form N-1A
Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (a)(84)
Amendment No. 70 effective September 12, 2019 to the Amended and Restated Declaration of Trust (amending
Declaration of Trust language) – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s
Form N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(85)
Amendment No. 73 effective February 28, 2929 to the Amended and Restated Declaration of Trust (Name change from Voya Global Equity Fund to Voya Global High Dividend Low Volatility Fund) – Filed as an exhibit to
Post-Effective Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020
and incorporated herein by reference.

28 (a)(86)
Plan of Liquidation and Dissolution of Series with respect to Voya Global Corporate Leaders® 100 Fund, effective January 29, 2020 – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s Form
N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(87)
Amendment No. 74 effective March 20, 2020 to the Amended and Restated Declaration of Trust (dissolution of
Voya CBRE Global Infrastructure Fund and Voya Global Real Estate Fund) – Filed as an exhibit to Post-Effective
Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020 and
incorporated herein by reference.

28 (a)(88)
Amendment No. 75 effective June 8, 2020 to the Amended and Restated Declaration of Trust (Dissolution of
Voya CBRE Long/Short Fund) – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s
Form N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(89)
Amendment No. 76 effective September 21, 2020 to the Amended and Restated Declaration of Trust (Dissolution
of Voya Global Equity Dividend Fund) – Filed as an exhibit to Post-Effective Amendment No. 220 to the
Registrant’s Form N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(90)
Plan of Liquidation and Dissolution of Series with respect to Voya Diversified Emerging Markets Debt Fund, effective November 19, 2020 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s Form
N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (a)(91)
Amendment No. 77 effective July 28, 2021 to the Amended and Restated Declaration of Trust (Dissolution of
Voya Global Corporate Leaders® 100 Fund) – Filed as an exhibit to Post-Effective Amendment No. 222 to the
Registrant’s Form N-1A Registration Statement on December 20, 2021 and incorporated herein by reference.

28 (a)(92)	Certificate of Amendment to Certificate of Trust of Voya Mutual Funds, dated July 23, 2021 (Change the registered office and the registered agent of the Registrant) – Filed herein.
28 (a)(93)	Plan of Liquidation and Dissolution of Series with respect to Voya Russia Fund, effective May 4, 2022 – Filed herein.
28 (a)(94)
Amendment No. 78, dated September 30, 2022, to Amended and Restated Declaration of Trust of Voya Mutual
Funds (abolition of Class P shares for Voya Multi-Manager International Equity Fund and Voya Multi-Manager
International Factors Fund and abolition of Class P3 shares for Voya International High Dividend Low Volatility
Fund and Voya Multi-Manager International Small Cap Fund) – Filed herein.

28 (a)(95)	Form of Amendment No. 79, dated November 17, 2022, to Amended and Restated Declaration of Trust of Voya Mutual Funds (Voya VACS Series EME Fund) – Filed herein.
28 (b)(1)
Amended and Restated By-laws of Registrant dated March 18, 2018 - Filed as an Exhibit to Post-Effective
Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019 and
incorporated herein by reference.

28 (c)(1)	Not applicable.
28 (d)(1)
Amended and Restated Investment Management Agreement between Voya Mutual Funds and Voya Investments,
LLC effective November 18, 2014, as amended and restated on May 1, 2015 – Filed as an Exhibit to
Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016
and incorporated herein by reference.

28 (d)(1)(i)
Waiver letter dated March 1, 2022 with respect to the Amended and Restated Investment Management Agreement
between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated
on May 1, 2015 for the period from March 1, 2022 through March 1, 2023 (Class P shares of Voya Global Bond
Fund, Voya Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund and
Voya Multi-Manager International Factors Fund) – Filed as an Exhibit to Post-Effective Amendment No. 223 to
the Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (d)(1)(ii)
Waiver Letter dated March 1, 2022 with respect to the Amended and Restated Investment Management
Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from March 1, 2022 through March 1, 2023 (Voya Multi-Manager
International Factors Fund) – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form
N-1A Registration Statement on February 23, 2022.

28 (d)(1)(iii)
Waiver Letter dated May 4, 2022 with respect to the Amended and Restated Investment Management Agreement
between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated
on May 1, 2015 for the period of May 4, 2022 through December 31, 2023 (Voya Russia Fund) – Filed herein.

28 (d)(1)(iv)
Amended Schedule A, dated October 7, 2021, to the Amended and Restated Investment Management Agreement
between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated
on May 1, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A
Registration Statement on February 23, 2022.

28 (d)(1)(v)
Amended Schedule B and Amended Schedule C, effective November 19, 2020, to the Amended and Restated
Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective
November 18, 2014, as amended and restated on May 1, 2015 – Filed as an exhibit to Post-Effective Amendment
No. 221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (d)(1)(vi)
Form of Amended Schedule A, effective November 18, 2022, to the Amended and Restated Investment
Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.

28 (d)(2)
Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC dated
November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 189 to the Registrant’s Form N-1A
Registration Statement on February 25, 2015 and incorporated herein by reference.

28 (d)(2)(i)
First Amendment effective May 22, 2015 to Sub-Advisory Agreement between Voya Investments, LLC and Voya
Investment Management Co. LLC dated November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment
No. 191 to the Registrant’s Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(2)(ii)
Amended Schedule A (with redaction), dated October 2021, to the Sub-Advisory Agreement between Voya
Investments, LLC and Voya Investment Management Co. LLC dated November 18, 2014 – Filed as an exhibit to
Post-Effective Amendment No. 222 to the Registrant’s Form N-1A Registration Statement on December 20, 2021
and incorporated herein by reference.

28 (d)(2)(iii)
Second Amendment, dated May 1, 2018 to Sub-Advisory Agreement between Voya Investment, LLC and Voya
Investment Management Co. LLC dated November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment
No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (d)(2)(iv)
Waiver Letter, dated March 1, 2022 to the Sub-Advisory Agreement between Voya Investments, LLC and Voya
Investment Management Co LLC dated November 18, 2014, as amended for the period from March 1, 2022 through March 1, 2023 (Class P shares of Voya Multi-Manager International Factors Fund) – Filed as an Exhibit
to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23,
2022.

28 (d)(2)(v)
Form of Amended Schedule A (with redaction) effective November 18, 2022, to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC dated November 18, 2014 – Filed herein.

28 (d)(3)	Sub-Advisory Agreement between Voya Investments, LLC and NNIP Advisors B.V. (Voya Russia Fund) effective April 11, 2022 – Filed herein.
28 (d)(4)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Acadian Asset Management LLC
effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s
Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(5)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Baillie Gifford Overseas Limited
effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s
Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(5)(i)
Side Letter dated February 2015 to Sub-Advisory Agreement between Voya Investments, LLC and Baillie Gifford
Overseas Limited effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 192 to the
Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.

28 (d)(6)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Wellington Management
Company LLP effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the
Registrant’s Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(6)(i)
Amended Schedule A (with redaction) effective October 1, 2021 with respect to the Sub-Advisory Agreement between Voya Investments, LLC and Wellington Management Company LLP effective November 18, 2014 - Filed as an exhibit to Post-Effective Amendment No. 222 to the Registrant’s Form N-1A Registration Statement on
December 20, 2021 and incorporated herein by reference.

28 (d)(7)
Amended and Restated Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Delaware
Investments Fund Advisers effective November 18, 2014, amended and restated effective March 1, 2019 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on
February 26, 2019 and incorporated herein by reference.

28 (d)(7)(i)
Amended Schedule A (with redaction) effective July 1, 2020 between Voya Investments, LLC and Delaware
Investments Fund Advisers effective November 18, 2014, amended and restated effective March 1, 2019 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s Form N-1A Registration Statement on
February 25, 2021 and incorporated herein by reference.

28 (d)(7)(ii)
Form of Amended Schedule A (with redaction) effective November 18, 2022 between Voya Investments, LLC and
Delaware Investments Fund Advisers effective November 18, 2014, amended and restated effective March 1, 2019
– Filed herein.

28 (d)(8)
Sub-Sub-Investment Advisory Agreement between Delaware Investments Fund Advisers and Macquarie Funds
Management Hong Kong Limited dated March 1, 2019 – Filed as an exhibit to Post-Effective Amendment No.
215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (d)(9)
Sub-Sub-Investment Advisory Agreement between Delaware Investments Fund Advisers and Macquarie
Investment Management Global Limited dated March 1, 2019 – Filed as an exhibit to Post-Effective Amendment
No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (d)(10)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Polaris Capital Management, LLC
effective January 20, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 199 to the Registrant’s Form
N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

28 (d)(11)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Van Eck Associates Corporation
dated August 24, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s Form N-1A
Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(11)(i)
Amended Schedule A (with redaction) effective July 1, 2020 between Voya Investments, LLC and Van Eck
Associates Corporation dated August 24, 2015 – Filed as an exhibit to Post-Effective Amendment No. 221 to the
Registrant’s Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (d)(11)(ii)	Form of Amended Schedule A (with redaction) effective November 18, 2022 between Voya Investments, LLC and Van Eck Associates Corporation dated August 24, 2015 – Filed herein.
28 (d)(12)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Victory Capital Management Inc.
dated March 2, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s Form N-1A
Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(13)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and PanAgora Asset Management, Inc.
effective January 20, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 199 to the Registrant’s Form
N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

28 (d)(13)(i)
Amended Schedule A (with redaction) dated May 31, 2019, to the Sub-Advisory Agreement between Voya
Investments, LLC and PanAgora Asset Management, Inc. effective January 20, 2017 – Filed as an exhibit to
Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019
and incorporated herein by reference.

28 (d)(14)
Expense Limitation Agreement between Voya Investments, LLC and Voya Mutual Funds effective January 1, 2016
– Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration Statement
on December 2, 2016 and incorporated herein by reference.

28 (d)(14)(i)
Amended Schedule A, dated April 30, 2020, to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds effective January 1, 2016 – Filed as an exhibit to Post-Effective Amendment No.
221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (d)(14)(ii)
Side Letter Agreement dated March 1, 2022 to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds for the period from March 1, 2022 through March 1, 2023 (Voya Multi-Manager
Emerging Markets Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s
Form N-1A Registration Statement on February 23, 2022.

28 (d)(14)(iii)
Side Letter Agreement dated March 1, 2022 to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds for the period from March 1, 2022 through March 1, 2023 (Voya Multi-Manager
International Small Cap Fund) – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s
Form N-1A Registration Statement on February 23, 2022.

28 (d)(14)(iv)	Termination Letter, effective May 4, 2022, to the Expense Limitation Agreement between Voya Investments, LLC and Voya Mutual Funds with respect to Voya Russia Fund – Filed herein.
28 (d)(14)(v)
Recoupment Letter, dated March 1, 2019 to the Expense Limitation Agreement between Voya Investments, LLC and Voya Mutual Funds (Voya International High Dividend Low Volatility Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019
and incorporated herein by reference.

28 (d)(14)(vi)	Form of Amended Schedule A, effective November 18, 2022, to the Expense Limitation Agreement between Voya Investments, LLC and Voya Mutual Funds effective January 1, 2016 – Filed herein.
28 (d)(15)
Amended and Restated Expense Limitation Agreement between Voya Investments, LLC, Voya Investment
Distributor, LLC and Voya Mutual Funds, effective January 1, 2016, as amended as restated May 31, 2017 (Voya
Global High Dividend Low Volatility Fund, formerly Voya Global Equity Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on February 23, 2018
and incorporated herein by reference.

28 (d)(15)(i)
Amended Schedule A, dated March 1, 2020 to the Amended and Restated Expense Limitation Agreement between
Voya Investments, LLC, Voya Investment Distributor, LLC and Voya Mutual Funds, effective January 1, 2016, as amended as restated May 31, 2017 (Voya Global High Dividend Low Volatility Fund, formerly, Voya Global
Equity Fund) – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s Form N-1A
Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (e)(1)
Underwriting Agreement between Voya Mutual Funds and Voya Investments Distributor, LLC dated
November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 188 to the Registrant’s Form N-1A
Registration Statement on December 22, 2014 and incorporated herein by reference.

28 (e)(1)(i)
Amended Schedule A, dated October 2021, to the Underwriting Agreement between Voya Mutual Funds and Voya
Investments Distributor, LLC dated November 18, 2014- Filed as an exhibit to Post-Effective Amendment No.
222 to the Registrant’s Form N-1A Registration Statement on December 20, 2021 and incorporated herein by reference.

28 (e)(2)	Form of Placement Agent Agreement, effective November 18, 2022, between Voya Mutual Funds and Voya Investment Distributor, LLC – Filed herein.
28 (f)(1)
Amended and Restated Deferred Compensation Plan for Independent Directors dated January 14, 2021 Filed as an exhibit to Post-Effective Amendment No. 222 to the Registrant’s Form N-1A Registration Statement on
December 20, 2021 and incorporated herein by reference.

28 (f)(1)(i)
Amended Schedule A, effective January 27, 2022, to the Amended and Restated Deferred Compensation Plan for
Independent Directors dated January 14, 2021 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (g)(1)
Custody Agreement with The Bank of New York Mellon dated January 6, 2003 - Filed as an Exhibit to
Post-Effective Amendment No. 101 to the Registrant's Form N-1A Registration Statement on February 13, 2004
and incorporated herein by reference.

28 (g)(1)(i)
Amended Exhibit A, effective May 1, 2020, to the Custody Agreement with The Bank of New York Mellon dated
January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s Form N-1A
Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (g)(1)(ii)
Amendment, effective January 1, 2019 to the Custody Agreement, dated January 6, 2003, between the Registrant and The Bank of New York Mellon – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (g)(1)(iii)
Supplement to the Custody Agreement –Hong Kong – China Connect Service dated April 1, 2019, between the
Registrant and The Bank of New York Mellon – Filed as an exhibit to Post-Effective Amendment No. 215 to the
Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (g)(1)(iv)
Amended Annex A, effective June 29, 2019, to the Supplement to the Custody Agreement –Hong Kong – China
Connect Service dated April 1, 2019, between the Registrant and The Bank of New York Mellon – Filed as an
exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on
October 31, 2019 and incorporated herein by reference.

28 (g)(1)(v)	Form of Amended Exhibit A, dated November 18, 2022, to the Custody Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed herein.
28 (g)(2)
Foreign Custody Manager Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed as an
Exhibit to Post-Effective Amendment No. 99 to the Registrant’s Form N-1A Registration Statement on August 29,
2003 and incorporated herein by reference.

28 (g)(2)(i)
Amendment, dated September 6, 2012, to the Foreign Custody Manager Agreement with The Bank of New York
Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s
Form N-1A Registration Statement on February 23, 2022.

28 (g)(2)(ii)
Amended Exhibit A, effective May 1, 2020, to the Foreign Custody Manager Agreement with The Bank of New
York Mellon dated January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s
Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (g)(2)(iii)
Amended Schedule 2 dated July 21, 2021 to the Foreign Custody Manager Agreement with The Bank of New
York Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (g)(2)(iv)
Amendment dated July 13, 2021, to the Foreign Custody Manager Agreement with The Bank of New York
Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s
Form N-1A Registration Statement on February 23, 2022.

28 (g)(2)(v)	Form of Amended Exhibit A, dated November 18, 2022, to the Foreign Custody Manager Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed herein.
28 (g)(3)
Securities Lending Agreement and Guaranty with The Bank of New York Mellon dated August 7, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 111 to the Registrant’s Form N-1A Registration Statement on
February 13, 2004 and incorporated herein by reference.

28 (g)(3)(i)
Amended Exhibit A, effective May 1, 2020, to the Securities Lending Agreement and Guaranty with The Bank of
New York Mellon dated August 7, 2003 – Filed as an exhibit to Post-Effective Amendment No. 221 to the
Registrant’s Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (g)(3)(ii)
Amendment, effective October 1, 2011 to the Securities Lending Agreement and Guaranty dated August 7, 2003, between Voya Mutual Funds and The Bank of New York Mellon - Filed as an Exhibit to Post-Effective
Amendment No. 212 to the Registrant's Form N-1A Registration Statement on February 26, 2019 and
incorporated herein by reference.

28 (g)(3)(iii)
Amendment, effective March 26, 2019 to the Securities Lending Agreement and Guaranty dated August 7, 2003, between Voya Mutual Funds and The Bank of New York Mellon – Filed as an exhibit to Post-Effective
Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (g)(3)(iv)
Amendment to Securities Lending Agreement and Guaranty to Article IV, effective March 21, 2019 between the
Bank of New York Mellon and the Registrant dated August 7, 2003 – Filed as an exhibit to Post-Effective
Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020 and
incorporated herein by reference.

28 (g)(3)(v)	Form of Amended Exhibit A, dated November 18, 2022, to the Securities Lending Agreement and Guaranty with The Bank of New York Mellon dated August 7, 2003 – Filed herein.
28 (h)(1)
Transfer Agency Services Agreement between BNY Mellon Investment Servicing (US) Inc. (formerly, PNC
Global Investment Servicing (U.S.) Inc.) and Voya Mutual Funds dated February 25, 2009 – Filed as an Exhibit to Post-Effective Amendment No. 135 to the Registrant’s Form N-1A Registration Statement on May 29, 2009
and incorporated herein by reference.

28 (h)(1)(i)
Amendment, effective February 8, 2011, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 - Filed as an Exhibit to
Post-Effective Amendment No. 149 to the Registrant's Form N-1A Registration Statement on July 28, 2011 and
incorporated herein by reference.

28 (h)(1)(ii)
Amendment, effective January 1, 2019, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an Exhibit to
Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019
and incorporated herein by reference.

28 (h)(1)(iii)
Amendment, effective May 1, 2019, to the Transfer Agency Services Agreement between BNY Mellon Investment
Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to Post-Effective
Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020 and
incorporated herein by reference.

28 (h)(1)(iv)
Amendment, dated November 5, 2019, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to
Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019
and incorporated herein by reference.

28 (h)(1)(v)
Amendment, effective May 1, 2020, to the Transfer Agency Services Agreement between BNY Mellon Investment
Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to Post-Effective
Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020 and
incorporated herein by reference.

28 (h)(1)(vi)	Form of Amendment, dated November 18, 2022, to the Transfer Agency Services Agreement between BNY Mellon Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed herein.
28 (h)(2)
Fund Accounting Agreement with The Bank of New York Melon dated January 6, 2003 – Filed as an Exhibit to
Post-Effective Amendment No. 101 to the Registrant's Form N-1A Registration Statement on February 13, 2004
and incorporated herein by reference.

28 (h)(2)(i)
Amended Exhibit A, effective May 1, 2020, to the Fund Accounting Agreement with The Bank of New York
Mellon dated January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s
Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (h)(2)(ii)
Investment Company Reporting Modernization Services Amendment to Fund Accounting Agreement dated
February 1, 2018 to the Fund Accounting Agreement with The Bank of New York Mellon dated January 6, 2003
– Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement
on February 23, 2018 and incorporated herein by reference.

28 (h)(2)(iii)
Amendment, effective January 1, 2019 to the Fund Accounting Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A
Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (h)(2)(iv)	Form of Amended Exhibit A, dated November 18, 2022, to the Fund Accounting Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed herein.
28 (h)(3)
Fund of Funds Investment Agreement with BlackRock, Inc. dated January 19, 2022 – Filed as an Exhibit to
Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (h)(3)(i)	Amended and Restated Schedule A dated April 4, 2022 to the Fund of Funds Investment Agreement with BlackRock, Inc. dated January 19, 2022 – Filed herein.
28 (h)(4)
Schwab Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and
Schwab Strategic Trust – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form
N-1A Registration Statement on February 23, 2022.

28 (h)(4)(i)	Amendment, dated April 5, 2022, to Schwab Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and Schwab Strategic Trust – Filed herein.
28 (h)(5)
Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and Teachers
Advisors, LLC – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A
Registration Statement on February 23, 2022.

28 (h)(5)(i)	First Amendment, dated April 5, 2022, to Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and Teachers Advisors, LLC – Filed herein.
28 (h)(6)
Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and the
Vanguard Group, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A
Registration Statement on February 23, 2022.

28 (h)(6)(i)	Amended Schedule A, dated April 14, 2022, to Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and the Vanguard Group, Inc. – Filed herein.
28 (i)(1)	Opinion and Consent of Counsel – Filed as an Exhibit to Post-Effective No. 84 to the Registrant’s Form N-1A Registration Statement filed in November 9, 2001 and incorporated herein by reference.
28 (i)(2)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Foreign
Fund – Filed as an Exhibit to Post-Effective Amendment No. 98 to the Registrant’s Form N-1A Registration
Statement on June 27, 2003 and incorporated herein by reference.

28 (i)(3)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Global
Equity Dividend Fund – Filed as an Exhibit to Post-Effective Amendment No. 99 to the Registrant’s Form N-1A
Registration Statement on August 29, 2003 and incorporated herein by reference.

28 (i)(4)
Opinion and Consent of Counsel to the legality of securities being registered with respect to Class I shares for
ING Global Real Estate – Filed as an Exhibit to Post-Effective Amendment No. 102 to the Registrant's Form
N-1A Registration Statement on September 8, 2004 and incorporated herein by reference.

28 (i)(5)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING International
Value Choice Fund – Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant’s Form N-1A
Registration Statement on January 25, 2005 and incorporated herein by reference.

28 (i)(6)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to Class O shares for ING Global Equity Dividend Fund – Filed as an Exhibit to Post-Effective Amendment No. 110 to the
Registrant’s Form N-1A Registration Statement on September 30, 2005 and incorporated herein by reference.

28 (i)(7)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Emerging
Markets Fixed Income Fund, ING Capital Appreciation Fund, ING Greater China Fund, ING Index Plus
International Equity Fund, and ING Diversified International Fund - Filed as an Exhibit to Post-Effective
Amendment No. 112 to the Registrant’s Form N-1A Registration Statement on December 7, 2005 and
incorporated herein by reference.

28 (i)(8)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING International
Real Estate Fund – Filed as an Exhibit to Post-Effective Amendment No. 114 to the Registrant’s Form N-1A
Registration Statement on February 27, 2006 and incorporated herein by reference.

28 (i)(9)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Global
Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 116 to the Registrant’s Form N-1A
Registration Statement on June 19, 2006 and incorporated herein by reference.

28 (i)(10)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to Class R shares for ING Diversified International Fund – Filed as an Exhibit to Post-Effective Amendment No. 117 to the
Registrant’s Form N-1A Registration Statement on August 14, 2006 and incorporated herein by reference.

28 (i)(11)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Disciplined
International SmallCap Fund – Filed as an Exhibit to Post-Effective Amendment No. 118 to the Registrant’s Form
N-1A Registration Statement on December 19, 2006 and incorporated herein by reference.

28 (i)(12)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING International
Value Opportunities Fund – Filed as an Exhibit to Post-Effective Amendment No. 121 to the Registrant’s Form
N-1A Registration Statement on February 23, 2007 and incorporated herein by reference.

28 (i)(13)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING International
Equity Dividend Fund – Filed as an Exhibit to Post-Effective Amendment No. 123 to the Registrant’s Form N-1A
Registration Statement on May 14, 2007 and incorporated herein by reference.

28 (i)(14)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Global
Equity Dividend Fund and ING Global Natural Resources Fund – Filed as an Exhibit to Post-Effective
Amendment No. 124 to the Registrant’s Form N-1A Registration Statement on July 27, 2007 and incorporated herein by reference.

28 (i)(15)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Asia-Pacific
Real Estate Fund and ING European Real Estate Fund – Filed as an Exhibit to Post-Effective Amendment No.
126 to the Registrant’s Form N-1A Registration Statement on October 12, 2007 and incorporated herein by reference.

28 (i)(16)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING Diversified International Fund, ING Emerging Countries Fund, ING Foreign Fund, ING Global Equity
Dividend Fund, ING Global Real Estate Fund, ING Global Natural Resources Fund, ING International Equity
Dividend Fund, ING International Real Estate Fund, and ING International Small Cap Fund – Filed as an Exhibit
to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on December 14,
2007 and incorporated herein by reference.

28 (i)(17)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class O shares for ING Index Plus International Equity Fund – Filed as an Exhibit to Post-Effective Amendment No. 128 to the
Registrant’s Form N-1A Registration Statement on November 9, 2007 and incorporated herein by reference.

28 (i)(18)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class O shares for ING Diversified International Fund, ING Greater China Fund, ING International SmallCap Multi-Manager
Fund, and ING Global Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 132 to the Registrant’s
Form N-1A Registration Statement on June 4, 2008 and incorporated herein by reference.

28 (i)(19)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING Global Value Choice Fund, ING International Value Choice Fund, and ING Global Bond Fund – Filed as
an Exhibit to Post-Effective Amendment No. 135 to the Registrant’s Form N-1A Registration Statement on
May 29, 2009 and incorporated herein by reference.

28 (i)(20)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class Q shares for ING International Capital Appreciation Fund – Filed as an Exhibit to Post-Effective Amendment No. 136 to
the Registrant’s Form N-1A Registration Statement on July 14, 2009 and incorporated herein by reference.

28 (i)(21)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class I shares for ING Russia Fund – Filed as an Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A
Registration Statement on September 29, 2009 and incorporated herein by reference.

28 (i)(22)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING International Capital Appreciation Fund – Filed as an Exhibit to Post-Effective Amendment No. 139 to
the Registrant's Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.

28 (i)(23)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING
International Growth Fund – Filed as an Exhibit to Post-Effective Amendment No. 142 to the Registrant’s Form
N-1A Registration Statement on December 6, 2010 and incorporated herein by reference.

28 (i)(24)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING
International Core Fund – Filed as an Exhibit to Post-Effective Amendment No. 144 to the Registrant’s Form
N-1A Registration Statement on January 24, 2011 and incorporated herein by reference.

28 (i)(25)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R shares for ING Global Real Estate Fund and ING Global Bond Fund; and Class W shares for ING Greater China Fund,
ING Index Plus International Equity Fund, and ING Russia Fund – Filed as an Exhibit to Post-Effective
Amendment No. 149 to the Registrant’s Form N-1A Registration Statement on July 28, 2011 and incorporated herein by reference.

28 (i)(26)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class I shares for ING Emerging Markets Equity Fund – Filed has an Exhibit to Post-Effective Amendment No. 151 to the
Registrant’s Form N-1A Registration Statement on September 28, 2011 and incorporated herein by reference.

28 (i)(27)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class A,
Class C, Class R, and Class W shares, for ING Emerging Markets Equity Fund – Filed as an exhibit to
Post-Effective Amendment No. 152 to the Registrant’s Form N-1A Registration Statement on September 30, 2011
and incorporated herein by reference.

28 (i)(28)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class B shares for ING Emerging Markets Equity Fund – Filed as an Exhibit to Post-Effective Amendment No. 157 to the
Registrant’s Form N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

28 (i)(29)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING International Core Fund – Filed as an Exhibit to Post-Effective Amendment No. 160 to the Registrant’s
Form N-1A Registration Statement on August 7, 2012 and incorporated herein by reference.

28 (i)(30)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING Diversified
Emerging Markets Debt Fund – Filed as an Exhibit to Post-Effective Amendment No. 165 to the Registrant’s
Form N-1A Registration Statement on October 31, 2012 and incorporated herein by reference.

28 (i)(31)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for ING Global Bond Fund– Filed as an Exhibit to Post-Effective Amendment No. 181 to the Registrant’s Form
N-1A Registration Statement on May 31, 2013 and incorporated herein by reference.

28 (i)(32)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class P shares for ING Global Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 167 to the Registrant’s Form
N-1A Registration Statement on November 30, 2012 and incorporated herein by reference.

28 (i)(33)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING Global
Perspectives® Fund – Filed as an Exhibit to Post-Effective Amendment No. 177 to the Registrant’s Form N-1A
Registration Statement on March 27, 2013 and incorporated herein by reference.

28 (i)(34)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class A,
Class B, Class C, Class O, Class R, and Class W shares for ING Multi-Manager International Equity Fund –
Filed as an Exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement
on February 26, 2014 and incorporated herein by reference.

28 (i)(35)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for Voya Global Real Estate Fund – Filed as an Exhibit to Post-Effective Amendment No. 186 to the Registrant’s
Form N-1A Registration Statement on July 14, 2014 and incorporated herein by reference.

28 (i)(36)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class A and
Class I shares for Voya Global Corporate Leaders® 100 Fund and Voya Global High Dividend Low Volatility
Fund – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration
Statement on December 2, 2016 and incorporated herein by reference.

28 (i)(37)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class T shares for Voya Global Corporate Leaders® 100 Fund, Voya Global Equity Fund, Voya Global High Dividend Low
Volatility Fund, Voya Global Real Estate Fund, Voya Global Bond Fund, Voya International Real Estate Fund,
Voya Global Perspectives® Fund and Voya Diversified Emerging Markets Debt Fund – Filed as an Exhibit to
Post-Effective Amendment No. 203 to the Registrant’s Form N-1A Registration Statement on May 26, 2017 and
incorporated herein by reference.

28 (i)(38)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Voya CBRE
Global Infrastructure Fund and Voya CBRE Long/Short Fund – Filed as an Exhibit to Post-Effective Amendment
No. 206 to the Registrant’s Form N-1A Registration Statement on July 14, 2017 and incorporated herein by reference.

28 (i)(39)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class P3 shares for Voya Global Bond Fund, Voya Global Real Estate Fund, Voya Multi-Manager Emerging Markets Equity Fund,
Voya Multi-Manager International Equity Fund, and Voya Multi-Manager International Factors Fund – Filed as an
Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on
February 23, 2018 and incorporated herein by reference.

28 (i)(40)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class C and
Class W shares for Voya CBRE Global Infrastructure Fund; Class P shares for Voya Multi-Manager Emerging
Markets Equity Fund, Voya Multi-Manager International Equity Fund and Voya Multi-Manager International
Factors Fund; and Class P3 shares for Voya International High Dividend Low Volatility Fund and Voya
Multi-Manager International Small Cap Fund – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (i)(41)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Voya Global
Diversified Payment Fund II - Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form
N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (i)(42)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for Voya Global High Dividend Low Volatility Fund (formerly, Voya Global Equity Fund) and Voya International
High Dividend Low Volatility Fund – Filed as an exhibit to Post-Effective Amendment No. 218 to the
Registrant’s Form N-1A Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (j)(1)	Not applicable.

28 (j)(2)	Not applicable.
28 (k)	Not applicable.
28 (l)	Not applicable.
28 (m)(1)
Fourth Amended and Restated Service and Distribution Plan (Class A shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on
February 23, 2018 and incorporated herein by reference.

28 (m)(1)(i)
Amended Schedule A dated October 7, 2021 to the Fourth Amended and Restated Service and Distribution Plan
(Class A shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (m)(2)
Fourth Amended and Restated Service and Distribution Plan (Class C shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on
February 23, 2018 and incorporated herein by reference.

28 (m)(2)(i)
Amended Schedule A dated October 7, 2021 to the Fourth Amended and Restated Service and Distribution Plan
(Class C shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (m)(3)
Third Amended and Restated Service and Distribution Plan (Class A shares for Voya Global Diversified Payment
Fund and Voya Russia Fund) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No.
209 to the Registrant’s Form N-1A Registration Statement on February 23, 2018 and incorporated herein by reference.

28 (m)(3)(i)
Amended Schedule A dated November 19, 2020 to the Third Amended and Restated Service and Distribution Plan
(Class A shares for Voya Global Diversified Payment Fund and Voya Russia Fund) dated November 16, 2017 –
Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s Form N-1A Registration Statement
on February 25, 2021 and incorporated herein by reference.

(m)(3)(ii)	Termination of the Rule 12b-1 Plan effective May 4, 2022 to the Third Amended and Restated Service and Distribution Plan (Class A shares of Voya Russia Fund) dated November 16, 2017 – Filed herein.
28 (m)(4)
Third Amended and Restated Shareholder Service and Distribution Plan (Class R shares) dated November 16,
2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration
Statement on February 23, 2018 and incorporated herein by reference.

28 (m)(4)(i)
Amended Schedule A dated November 19, 2020 to the Third Amended and Restated Shareholder Service and
Distribution Plan (Class R shares) dated November 16, 2017 – Filed as an exhibit to Post-Effective Amendment
No. 221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (m)(5)
Amended and Restated Service and Distribution Plan (Class T shares) effective November 16, 2017 – Filed as an
Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on
February 23, 2018 and incorporated herein by reference.

28 (m)(5)(i)
Amended Schedule A dated October 7, 2021 to the Amended and Restated Service and Distribution Plan (Class T
shares) effective November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (m)(6)
Third Amended and Restated Service and Distribution Plan (Class C shares for Voya Russia Fund) dated
November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A
Registration Statement on February 23, 2018 and incorporated herein by reference.

28 (n)(1)
Eighteenth Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3, dated September 10, 2021 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on
February 23, 2022.

28 (o)	Not applicable.
28 (p)(1)	Voya Funds and Advisers Code of Ethics, amended August 2022 – Filed herein.

28 (p)(2)	NNIP Advisors B.V. Code of Ethics, dated January 1, 2022 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.
28 (p)(3)
Acadian Asset Management, Inc. Code of Ethics, updated as of January 2022 – Filed as an Exhibit to
Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (p)(4)	Baillie Gifford Overseas Limited Code of Ethics dated September 2021– Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.
28 (p)(5)
Delaware Investments Code of Ethics, effective September 8, 2020 – Filed as an exhibit to Post-Effective
Amendment No. 221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and
incorporated herein by reference.

28 (p)(6)
PanAgora Asset Management, Inc. Code of Ethics dated December 31, 2020 – Filed as an Exhibit to
Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (p)(7)	Polaris Capital Management, LLC Code of Ethics updated January 2022 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.
28 (p)(8)
VanEck Associates Corporation Code of Ethics updated November 1, 2021 – Filed as an Exhibit to Post-Effective
Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (p)(9)
Victory Capital Management Inc. Code of Ethics effective January 1, 2022 – Filed as an Exhibit to Post-Effective
Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.

28 (p)(10)
Wellington Management Company LLP Code of Ethics, dated August 2, 2021 – Filed as an Exhibit to
Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022.

Item 29. Persons Controlled by or Under Common Control with Registrant
None.
Item 30. Indemnification
Article 5, Section 5.02 of the Amended and Restated Declaration of Trust provides for the indemnification of Registrant’s Trustees, officers, employees, and agents against liabilities incurred by them in connection with the defense or disposition of any action or proceeding in which they may be involved or with which they may be threatened, while in office or thereafter, by reason of being or having been in such office, except with respect to matters as to which it has been determined that they acted with willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office (“disabling conduct”).
Section 9 of Registrant’s Amended and Restate Investment Management Agreement provides for the indemnification of Registrant’s Investment Manager and any Sub-Adviser against all liabilities incurred by it in performing its obligations under the agreement, except with respect to matters involving its disabling conduct.
Section 9 of Registrant’s Distribution Agreement provides for the indemnification of Registrant’s Distributor against all liabilities incurred by it in performing its obligations under the Agreement, except with respect to matters involving its disabling conduct.
Section 4 of the Shareholder Service Agreement provides for the indemnification of Registrant’s Distributor against all liabilities incurred by it in performing its obligations under the Agreement, except with respect to matters involving its disabling conduct.
Registrant has obtained from a major insurance carrier a trustees’ and officers’ liability policy covering certain types of errors and omissions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“1933 Act”) may be permitted to trustees, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Item 31. Business and Other Connections of Investment Advisers
Any other business, profession, vocation or employment of a substantial nature in which the investment adviser and each sub-adviser of Voya Mutual Funds and each director, officer or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is described in each investment adviser’s Form ADV as currently on file with the SEC, the text of which is hereby incorporated by reference.
INVESTMENT ADVISER	FILE NO.
Voya Investments, LLC	801-48282
Acadian Asset Management LLC	801-28078
Baillie Gifford Overseas Limited	801-21051
Delaware Management Company	812-13521
NNIP Advisors B.V.	801-40494
PanAgora Asset Management, Inc.	801-35497
Polaris Capital Management, LLC	801-43216
VanEck Associates Corporation	801-21340
Victory Capital Management Inc.	801-46878
Voya Investment Management Co. LLC	801-9046
Wellington Management Company LLP	801-15908
Item 32. Principal Underwriter
(a)
Voya Investments Distributor, LLC is the principal underwriter for Voya Balanced Portfolio, Inc.; Voya Credit Income Fund; Voya Equity Trust; Voya Funds Trust; Voya Government Money Market Portfolio; Voya Intermediate Bond Portfolio; Voya Investors Trust; Voya Mutual Funds; Voya Partners, Inc.; Voya Separate Portfolios Trust; Voya Strategic Allocation Portfolios, Inc.; Voya Variable Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust.
(b)
Information as to the directors and officers of the Principal Underwriter together with the information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Principal Underwriter in the last two years, is included in the table below:
Name and Principal Business Address	Positions and Offices with Voya Investments Distributor, LLC	Positions and Offices with the Registrant
Carlo Bertucci One Orange Way Windsor, CT 06095	Senior Vice President and Treasurer	None
Stephen Easton One Orange Way Windsor, CT 06095	Chief Compliance Officer	None
Huey P. Falgout, Jr. 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258	Secretary	None
James M. Fink 5780 Powers Ferry Road NW Atlanta, GA 30327	Senior Vice President	Executive Vice President
Michelle P. Luk 230 Park AvenueNew York, NY 10169	Senior Vice President and Treasurer	None

Name and Principal Business Address	Positions and Offices with Voya Investments Distributor, LLC	Positions and Offices with the Registrant
Marino Monti, Jr. One Orange Way Windsor, CT 06095	Chief Information Security Officer	None
Francis G. O’NeillOne Orange Way Windsor, CT 06095	Senior Vice President and Chief Risk Officer	None
Monia Piacenti One Orange Way Windsor, CT 06095	Anti-Money Laundering Officer	Anti-Money Laundering Officer
Niccole A. Peck5780 Powers Ferry Road NW Atlanta, GA 30327	Vice President and Assistant Treasurer	None
Dina Santoro 230 Park Avenue New York, NY 10169	Director and Senior Vice President	President
Andrew K. Schlueter 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258	Vice President	Vice President
Robert P. Terris 5780 Powers Ferry Road NW Atlanta, GA 30327	Senior Vice President	Senior Vice President
Jacob J. Tuzza 230 Park Avenue New York, NY 10169	Director and Executive Vice President and Head of Intermediary Distribution	None
(c)
Not applicable.
Item 33. Location of Accounts and Records
All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained at the offices of: (a) the Registrant, (b) the Investment Adviser, (c) the Distributor, (d) the Custodians, (e) the Transfer Agent, and (f) the Sub-Advisers. The address of each is as follows:
(a)	Voya Mutual Funds 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258
(b)	Voya Investments, LLC 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258
(c)	Voya Investments Distributor, LLC 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258
(d)	Bank of New York Mellon 225 Liberty Street New York, New York 10286
(e)	BNY Mellon Investment Servicing (U.S.) Inc. 301 Bellevue Parkway Wilmington, Delaware 19809

(f) (1)	Acadian Asset Management, LLC One Post Office Square, 20th Floor Boston, MA 02109
(f) (2)	Baillie Gifford Overseas Limited Calton Square, 1 Greenside Row Edinburgh, Scotland EH1 3AN
(f) (3)	Delaware Management Company 2005 Market Street Philadelphia, PA 19103
(f) (4)	NNIP Advisors B.V. Schenkkade 65, 2595 AS The Hague, The Netherlands
(f) (5)	PanAgora Asset Management, Inc. 470 Atlantic Avenue, 8th Floor Boston, MA 02210
(f) (6)	Polaris Capital Management, LLC 121 High Street Boston, MA 02110
(f) (7)	VanEck Associates Corporation 666 Third Avenue, 9th Floor New York, NY 10017
(f) (8)	Victory Capital Management Inc. 15935 La Cantera Pkwy San Antonio, TX 78256
(f) (9)	Voya Investment Management Co. LLC 230 Park Avenue New York, New York 100169
(f) (10)	Wellington Management Company LLP 280 Congress Street Boston, MA 02210
Item 34. Management Services
Not applicable.
Item 35. Undertakings
Registrant hereby undertakes that if it is requested by the holders of at least 10% of its outstanding shares to call a meeting of shareholders for the purpose of voting upon the question of removal of a trustee, it will do so and will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 225 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale and the State of Arizona on the 18th day of November 2022.

VOYA MUTUAL FUNDS

By /s/ Joanne F. Osberg

Joanne F. Osberg

Secretary